Exhibit 10.15

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE dated as of February 16, 2011 (this “Amendment”) between RCPI LANDMARK PROPERTIES, L.L.C. (“RCPI Landmark”) and RCPI 30 ROCK 22234849, L.L.C. (“RCPI 30” and, together with RCPI Landmark, collectively, the “Landlord”), each a Delaware limited liability company having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111, and LAZARD GROUP LLC, a Delaware limited liability company having an office at 30 Rockefeller Plaza, New York, New York 10020 (“Tenant”).

W I T N E S S E T H:

WHEREAS, RCPI Landlord’s predecessor-in-interest, Rockefeller Center Properties, and Tenant’s predecessor-in-interest, Lazard Freres & Co., entered into that certain Lease dated January 27, 1994, as amended by Supplemental Indenture dated as of April 30, 1994, Supplemental Indenture dated March 27, 1996, Amendment of Lease dated as of October 11, 1999, letter agreement dated as of September 5, 2000, letter agreement dated January 5, 2001, Second Amendment to Lease dated as of May 22, 2001, Third Amendment to Lease dated as of November 30, 2010, letter agreement dated as of December 31, 2010, letter agreement dated as of January 21, 2011 and letter agreement dated as of February 16, 2011 (as so amended, the “Original Lease”), covering the entire 19th floor (the “19th Floor Premises”), the entire 50th floor (the “50th Floor Premises”), the entire 57th floor (the “57th Floor Premises”), the entire 58th floor (the “58th Floor Premises”) the entire 59th floor (the “59th Floor Premises”), the entire 60th floor (the “60th Floor Premises”), the entire 61st floor (the “61st Floor Premises”), the entire 62nd floor (the “62nd Floor Premises”) and the entire 63rd floor (the “63rd Floor Premises”) (collectively, the “Lazard Premises”; the Lazard Premises excluding the 19th Floor Premises (except as set forth in Section 2(d) below) and the 50th Floor Premises is herein referred to as the “Original Lazard Premises”) of the building known as 30 Rockefeller Plaza, New York, New York (the “Building” or the “30 Building”), all as more particularly described in the Original Lease; and

WHEREAS, RCPI 30’s predecessor-in-interest, National Broadcasting Company, Inc. (“NBC”), and Tenant’s predecessor-in-interest entered into that certain Amended and Restated Agreement of Sublease dated August 20, 1999 (the “NBC Sublease”), covering the entire 48th floor of the Building, more particularly shown on Exhibit A-1 attached hereto (the “48th Floor Premises”), and the entire 49th floor of the Building, more particularly shown on Exhibit A-2 attached hereto (the “49th Floor Premises”) (collectively, the “48/49th Floor Premises” and, together with the Original Lazard Premises, collectively, the “Original Premises”) of the Building, all as more particularly described in the NBC Sublease; and

WHEREAS, NBC assigned the NBC Lease to RCPI 30 and RCPI 30 acquired the NBC Lease from NBC;

WHEREAS, Tenant’s predecessor-in-interest, Lazard Freres & Co. LLC, assigned its interest in the Lease to Tenant, pursuant to that certain assignment and assumption agreement (with Landlord’s consent as set forth herein) dated as of February 16, 2011, wherein Lazard Group LLC expressly assumed and agreed (subject to Section 7.1(b) of the Original Lease (as amended hereby)) to keep, perform, and fulfill all the terms, covenants, conditions and obligations required to be kept, performed, and fulfilled by the tenant under the Lease and by the subtenant under the NBC Sublease, in each case theretofor and thereafter arising thereunder, and wherein Lazard Freres & Co. LLC was released of and from all obligations and liabilities to the Landlord and Sublandlord (and each of their successors and assigns), respectively, under and in connection with the Lease and the NBC Sublease (whether such obligations and liabilities accrued prior to or after the effective date of such assignment); and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) extend the term of the Original Lease with respect to the Original Lazard Premises, (ii) provide for the leasing of the 48th Floor Premises and the 49th Floor Premises pursuant to the Original Lease, as amended hereby, (iii) provide for the leasing of the entire 3rd floor of the building known as 600 Fifth Avenue, New York, New York (the “600 Building”), as more particularly shown on Exhibit A-3 attached hereto (the “3rd Floor Premises”), (iv) provide for the leasing of the entire 8th floor of the 600 Building, as more particularly shown on Exhibit A-4 attached hereto (the “8th Floor Premises”) and (v) provide for the leasing of the entire 64th floor of the Building, as more particularly shown on Exhibit A-5 attached hereto (the “64th Floor Premises”), pursuant to the Original Lease, as amended hereby, and (iii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the “Lease”).

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated into the operative provisions of this Amendment by this reference), mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Extension of Term; Rent. (a) The term of the Original Lease in respect of the Original Lazard Premises is hereby extended for the period (the “Extension Period”) commencing on June 1, 2012 (the “Extension Period Commencement Date”) and expiring on October 31, 2033 (the “Extended Expiration Date”), or such earlier date upon which the term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment. All references in the Original Lease to the expiration date shall be deemed to be references to the Extended Expiration Date and all references to “term” or “term of this Lease” or words of similar import shall be deemed to refer to the term of the Original Lease as extended by the Extension Period. From and after the date hereof and through and including May 31, 2012, the terms of the Original Lease shall continue to apply with respect to the Lazard Premises and commence to apply with respect to the 48th Floor Premises and the 49th Floor Premises, in each case except as modified by this Amendment, and, with respect to the 48th Floor Premises and the 49th Floor Premises, except that Tenant’s rental obligations shall be governed by the terms of the NBC Sublease, as more particularly set forth in Section 3(i) of this Amendment.

(b) During the Extension Period, Tenant shall lease the Original Lazard Premises upon all of the terms and conditions of the Original Lease, except as follows:

(i) The fixed rent payable under the Lease in respect of the Original Lazard Premises (excluding the 57th Floor Premises) only shall be an amount equal to (A) $15,516,640.00 per annum [based on $80.00 per rentable square foot] ($1,293,055.33 per month) for the period commencing on June 1, 2012 and ending on April 30, 2015, both dates inclusive (the “1st Rental Period”), (B) $15,904,556.00 per annum [based on $82.00 per rentable square foot] ($1,325,379.67 per month) for the period commencing on May 1, 2015 and ending on April 30, 2018, both dates inclusive (the “2nd Rental Period”), (C) $17,068,304.00 per annum [based on $88.00 per rentable square foot] ($1,422,358.67 per month) for the period commencing on May 1, 2018 and ending on April 30, 2023, both dates inclusive (the “3rd Rental Period”), (D) $18,232,052.00 per annum [based on $94.00 per rentable square foot] ($1,519,337.67 per month) for the period commencing on May 1, 2023 and ending on April 30, 2028, both dates inclusive (the “4th Rental Period”), and (E) $20,171,632.00 per annum [based on $104.00 per rentable square foot] ($1,680,969.33 per month) for the period commencing on May 1, 2028 and ending on the Extended Expiration Date, both dates inclusive (the “5th Rental Period”), payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(ii) The fixed rent payable under the Lease in respect of the Original Lazard Premises consisting of the 57th Floor Premises only shall be shall be an amount equal to (A) $2,449,944.00 per annum [based on $72.00 per rentable square foot] ($204,162.00 per month) during the 1st Rental Period, (B) $2,517,998.00 per annum [based on $74.00 per rentable square foot] ($209,833.16 per month) during the 2nd Rental Period, (C) $2,722,160.00 per annum [based on $80.00 per rentable square foot] ($226,846.66 per month) during the 3rd Rental Period, (D) $2,926,322.00 per annum [based on $86.00 per rentable square foot] ($243,860.16 per month) during the 4th Rental Period, and (E) $3,266,592.00 per annum [based on $96.00 per rentable square foot] ($272,216.00 per month) during the 5th Rental Period, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(iii) Intentionally omitted.

(iv) The Original Lazard Premises shall consist of 227,985 rentable square feet for all purposes of the Lease (consisting of 34,027 rentable square feet in the case of the 57th Floor Premises, 34,475 rentable square feet in the case of the 58th Floor Premises, 28,658 rentable square feet in the case of the 59th Floor Premises, 34,144 rentable square feet in the case of the 60th Floor Premises, 32,478 rentable square feet in the case of the 61st Floor Premises, 32,461 rentable square feet in the case of the 62nd Floor Premises and 31,742 rentable square feet in the case of the 63rd Floor Premises).

(v) Tenant shall pay all additional rent payable pursuant to the Original Lease with respect to the Original Lazard Premises, including Article Twenty-Four thereof, except that (A) “Base Real Estate Taxes “ set forth in Section 24.3(h) of the Lease shall mean one-half of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2012 and ending on June 30, 2013 plus (y) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2013 and ending on June 30, 2014, (B) “Base Com” set forth in Section 24.3(i) of the Lease shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2013 and ending on December 31, 2013, and (C) “Tenant’s Area” in respect of the Original Lazard Premises shall mean 227,985 rentable square feet. No additional rent for Operating Expenses shall be due in respect of the Original Lazard Premises (whether under the Original Lease or this Amendment) until January 1, 2014 and no additional rent for Taxes shall be due in respect of the Original Lazard Premises (whether under the Original Lease or this Amendment) until December 1, 2013 for the installment of Taxes payable by Landlord on January 1, 2014.

(vi) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the monetary obligations contained in the Lease (it being understood that so long as Tenant cures any such default and the Lease is not terminated as a result of such default pursuant to the terms and conditions of the Lease, Tenant shall be subsequently entitled to the full amount of any abatement provided for herein in accordance with the provisions hereof (i.e., the abatement shall toll during the period Tenant is in monetary default and same remains uncured)), (x) with respect to the Original Lazard Premises, Tenant’s obligation to pay fixed rent and additional rent for Taxes and Operating Expenses and any and all utility charges payable under the Lease (other than any charge for electricity in respect of any portion of the Original Lazard Premises (which annual charge for electricity shall equal the product of $0.55 multiplied by the number of rentable square feet in Tenant’s Area for the Original Lazard Premises as detailed in clause (v) above, which rentable square feet of the Original Lazard Premises is subject to reduction if Tenant shall exercise any right to terminate the Lease in respect of the Original Lazard Premises pursuant to Section 10 hereof) in respect of the Original Lazard Premises shall be abated for the period (in respect of any floor of the Original Lazard Premises, an “Original Lazard Premises Free Rent Period”) commencing on June 1, 2012 and ending on April 30, 2013, both dates inclusive, provided, however, that if Landlord performs the Extension Work (as hereinafter defined) in respect of any floor of the Original Lazard Premises during the Original Lazard Premises Free Rent Period in respect of such floor of the Original Lazard Premises, such Original Lazard Premises Free Rent Period shall be appropriately extended for the period of time that Landlord performs the Extension Work on such floor until such floor is delivered in the condition required hereunder so that Tenant shall receive the full benefit of the 11 month abatement referred to above (including the abatement and reduction in escalations and utility charges) and the abatement of fixed rent provided by Section 6 hereof applicable to the performance by Landlord of the Extension Work in respect of such portion of the Original Lazard Premises (as such abatement may be extended in accordance with the provisions of Section 6) and (y) Tenant’s obligation to pay fixed rent in respect of the Original Lazard Premises shall be abated for the period commencing on May 1, 2033 and ending on the Extended Expiration Date, both dates inclusive. The day immediately following the last day of the Original Premises Free Rent Period in respect of any portion of the Original Lazard Premises shall be referred to in this Amendment as the “Original Lazard Premises Rent Commencement Date” in respect of such portion of the Original Lazard Premises. The Original Lazard Premises Free Rent Period shall be extended by the number of days during same that Tenant is entitled to an abatement of fixed rent during the Original Lazard Premises Free Rent Period for any other reason under the Lease (e.g., due to casualty).

(c) Except for Landlord’s Extension Contribution (as hereinafter defined) and the Extension Work and except as otherwise expressly set forth in the Lease, Landlord has no obligation to perform any work, supply any materials, incur any expenses or make any alterations or improvements to the Original Lazard Premises in connection with Tenant’s continued occupancy thereof during the Extension Period; provided, however, nothing contained herein shall eliminate or reduce or modify Landlord’s ongoing repair, maintenance and/or restoration obligations and Landlord’s obligations regarding the provision of services to the Original Lazard Premises, each as provided for in the Lease. Notwithstanding any of the foregoing to the contrary and except as otherwise expressly set forth herein, (w) Tenant shall receive no abatement in fixed rent and additional rent for Operating Expenses and Taxes in respect of the 19th Floor Premises pursuant to Section 2(b)(vi) hereof, to the extent the 19th

Floor Premises are leased by Tenant under the Lease at such time (x) subject to the terms and conditions of Section 2(d) below, Tenant shall receive no Landlord’s Extension Contribution in respect of the 19th Floor Premises pursuant to Section 7 hereof, to the extent the 19th Floor Premises are leased by Tenant under the Lease at such time (y) subject to the terms and conditions of Section 2(d) below, Landlord shall perform no Extension Work in respect of the 19th Floor Premises, to the extent the 19th Floor Premises are leased by Tenant under the Lease at such time and (z) subject to the terms and conditions of Section 2(d) below, the term Original Premises, as used in Sections 6 and 7 hereof only, shall exclude the 19th Floor Premises.

(d) (i) Notwithstanding any provision of the Lease to the contrary and subject to the terms of this Section 2(d), the fixed rent payable under the Lease in respect of the 19th Floor Premises shall be an amount equal to $1,946,395.00 per annum ($162,199.58 per month) for the period commencing on the date hereof and ending on the 19th Floor Expiration Date (as hereinafter defined), both dates inclusive, payable at the times and in the manner specified in the Lease for the payment of fixed rent, and the additional rent for Taxes and Operating Expenses in respect of the 19th Floor Premises shall be payable pursuant to the Original Lease, including Article Twenty-Four thereof, except that (1) “Base Real Estate Taxes “ set forth in Section 24.3(h) of the Lease shall mean one-half of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2010 and ending on June 30, 2011 plus (y) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2011 and ending on June 30, 2012, and (2) “Base Com” set forth in Section 24.3(i) of the Lease shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2011 and ending on December 31, 2011.

(ii) Notwithstanding any provision of the Lease to the contrary, upon the date (the “19th Floor Expiration Date”) which is the earliest to occur of (i) 30 days following the giving of notice by Tenant that Tenant is ready to surrender the 19th Floor Premises and (ii) 9 months (subject to extension (on a day-for-day basis) due to delays caused by Force Majeure and/or Landlord Delays (it being understood and agreed that Landlord Delay, for purposes of this clause (ii) only, shall also include any actual delays encountered by Tenant in performing Tenant’s Installations in the 600 Must-Take Space or in occupying the 600 Must-Take Space for the conduct of its business as the result of (i) any wrongful or negligent act or omission of Landlord or any of Landlord’s agents, contractors or employees, (ii) any breach of Landlord’s obligations under the Lease and/or (iii) any request by Landlord or any of its agents that Tenant delay the performance of any of the Installations, and Tenant shall give Landlord prompt notice (which notice shall be given in accordance with the fifth (5th) sentence of Section 3(j) of this Amendment) of such Landlord Delay following Tenant’ s knowledge of same (and if Tenant fails to give such prompt notice, then no Landlord Delay shall be deemed to occur until such notice is delivered to Landlord), which notice shall state in reasonable detail the basis of such Landlord Delay and provide reasonably sufficient evidence thereof (to the extent applicable)) following the 600 Must-Take Space Inclusion Date (as hereinafter defined), the Lease in respect of the 19th Floor Premises shall come to an end and expire, with the same force and effect as if said date were the Extended Expiration Date set forth in this Amendment, unless sooner terminated pursuant to any other term, covenant or condition of this Lease or pursuant to law. Any extension of the 19th Floor Expiration Date set forth above due to Force Majeure and/or Landlord Delay shall not be duplicative if a delay due to Force Majeure and Landlord Delay occur simultaneously or caused the same delay of Tenant. Except as set forth in clause (z) of Section 2(c) above and Section 2(d)(iii) below, following the 19th Floor Expiration Date, the term Original Premises shall exclude the 19th Floor Premises.

(iii) Notwithstanding any provision of the Lease or this Amendment to the contrary, upon the occurrence and effective as of the date (the “19th Floor Date”) which is the day immediately following the 600 Must-Take Termination Date (as such term is defined in Section 20 below), Tenant shall be deemed to continue to lease the 19th Floor Premises for the entire Extension Period and, therefore, the 19th Floor Premises shall be deemed to be included in the Original Lazard Premises and the Original Premises for all purposes hereunder. Effective as of the 19th Floor Date,

(A) the fixed rent payable under the Lease in respect of the 19th Floor Premises shall be an amount equal to (A) $1,946,395.00 per annum [based on $55.00 per rentable square foot] ($162,199.58 per month) during the 1st Rental Period, if applicable, (B) $2,087,951.00 per annum [based on $59.00 per rentable square foot] ($173,995.91 per month) during the 2nd Rental Period, (C) $2,264,896.00 per annum [based on $64.00 per rentable square foot] ($188,741.33 per month) during the 3rd Rental Period, (D) $2,441,841.00 per annum [based on $69.00 per rentable square foot] ($203,486.75 per month) during the 4th Rental Period, and (E) $2,618,786.00 per annum [based on $74.00 per rentable square foot] ($218,232.16 per month) during the 5th Rental Period, payable at the times and in the manner specified in the Lease for the payment of fixed rent;

(B) Tenant shall pay all additional rent payable pursuant to the Original Lease, including Article Twenty-Four thereof, except that (A) “Base Real Estate Taxes “ set forth in Section 24.3(h) of the Lease shall mean one-half of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2012 and ending on June 30, 2013 plus (y) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2013 and ending on June 30, 2014, (B) “Base Com” set forth in Section 24.3(i) of the Lease shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2013 and ending on December 31, 2013,

(C) Tenant’s Area, as detailed under Section 2(b)(v) shall be increased by 35,389 rentable square feet;

(D) Landlord agrees to pay to Tenant, to be applied to the cost of the work to be performed by Tenant of Installations in the 19th Floor Premises, an amount equal to $2,654,175.00 and the provisions of Section 7 hereof shall apply to the 19th Floor Premises as if originally included therein, except that any reference therein to the “Original Premises” shall be deemed to include the 19th Floor Premises and any reference therein to “May 31, 2015” shall be deemed to mean, with respect to the 19th Floor Premises only, “the three (3) year six (6) month anniversary of the 19th Floor Date”; it being understood and agreed that the amount detailed in this clause (D) shall be deemed part of the Landlord’s Extension Contribution for all purposes where such term is utilized in any SNDA, subject, however to the modifications detailed in this clause (D);

(E) the provisions of Section 6 hereof shall apply in full force to the 19th Floor Premises (i.e., Landlord shall be required to perform the Extension Work therein) and any reference in Section 6(c) hereof to “January 1, 2015” shall be deemed to mean “the three (3) year anniversary of the 19th Floor Date”; and

(F) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the monetary obligations contained in the Lease (it being understood that so long as Tenant cures any such default and the Lease is not terminated as a result of such default, Tenant shall be entitled to the full amount of any abatement provided for herein in accordance with the provisions hereof), (i) the fixed rent and all additional rent (including additional rent for Taxes and Operating Expenses) payable by Tenant with respect to the 19th Floor Premises, shall be abated for the period commencing on the date Landlord redelivers the 19th Floor Premises with Landlord’s Extension Work Substantially Complete and ending on the day preceding the eleven (11) month anniversary of such redelivery date and (B) the fixed rent payable by Tenant with respect to the 19th Floor Premises shall be abated for the period commencing on May 1, 2033 and ending on the Extended Expiration Date.

3. Lease of Additional Premises.

(a) (i) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord,

(A) the 48th Floor Premises and the 49th Floor Premises for a term commencing on the date of this Amendment (the “48/49th Floor Premises Commencement Date”) and ending on the Extended Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment,

(B) the 64th Floor Premises for a term commencing on the date that Landlord delivers possession of the 64th Floor Premises to Tenant free of all leases, tenancies and occupants, in broom-clean condition with the work set forth on Exhibit B (the “Extension Work”) in respect of the 64th Floor Premises having been Substantially Completed (as hereinafter defined) (the “64th Floor Premises Commencement Date”) and ending on the Extended Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment, and

(C) the 3rd Floor Premises and the 8th Floor Premises for a term commencing on the date that Landlord delivers possession of each such floor to Tenant free of all leases, tenancies and occupants, in broom-clean condition with the work set forth on Exhibit B-1 (the “Expansion Extension Work”) in respect of such floor having been Substantially Completed (a “3/8th Floor Premises Commencement Date” and, together with the 48/49th Floor Premises Commencement Date and the 64th Floor Premises Commencement Date, collectively, the “Additional Premises Commencement Dates”) and ending on the Extended Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment.

(ii) Tenant shall have the option (the “55th Option”), exercisable by Tenant delivering irrevocable notice to Landlord on or prior to July 1, 2011, to lease the entire rentable area of the 55th floor of the 30 Building, as more particular shown on Exhibit A-6 attached hereto (the “55th Floor Premises”). If Tenant shall exercise such 55th Option, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 55th Floor Premises for a term commencing on the date that Landlord delivers possession of the 55th Floor Premises to Tenant free of all leases, tenancies and occupants, in broom-clean condition and with the Extension Work in respect of the 55th Floor Premises having been Substantially Completed (the “55th Floor Premises Commencement Date”) and ending on the Extended Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment. Following the exercise by Tenant of the 55th Option, any reference in the Lease (and this Amendment) to the “Additional Premises” shall be deemed to include the 55th Floor Premises and any reference herein to the “Additional Premises Commencement Date” shall be deemed to include the 55th Floor Premises Commencement Date. If Tenant exercises the 55th Option, then, notwithstanding anything to the contrary in the Lease, except in the case of an emergency or to comply with Requirements or the order of a governing authority with jurisdiction over the Building, in either case that would not permit Tenant to comply with the following conditions, neither Landlord (and Landlord’s contractors, agents, representative and/or employees) nor any utility company (to the extent Landlord is able to restrict such utility company) or contractor needing access shall be entitled to access the switchgear room located on the westerly portion of the 55th floor of the Building during the hours of 8:30 a.m. and 5:30 p.m., Monday through Friday, throughout the entire term, for any purposes, unless any of the above parties, despite their commercially reasonable efforts (without incurring any material additional expense other than any customary expenses for employing hourly work during hours other than between 8:30 a.m. and 5:30 p.m., Monday through Friday), are unable to perform repairs and/or maintenance in said switchgear prior to or after the hours detailed above, and then, only if same are accompanied by a representative of Tenant (so long as Tenant makes such a representative available); it being understood and agreed that with respect to any (x) basic or routine repairs and/or maintenance to be performed in the switchgear room or (y) any other repairs and/or maintenance that is capable of being scheduled, such repairs and/or maintenance shall be scheduled prior to or after the hours detailed above and if same cannot be performed, despite commercially reasonable efforts to do so, during such hours, same shall only be performed if same are scheduled with Tenant and then at times reasonably designated by Tenant.

(iii) The 48th Floor Premises, the 49th Floor Premises, the 3rd Floor Premises, the 8th Floor Premises and 64th Floor Premises are herein collectively called the “Additional Premises”.

(b) Tenant currently occupies the 48th Floor Premises and the 49th Floor Premises pursuant to the NBC Sublease. Landlord shall be deemed to have delivered to Tenant, and Tenant shall be deemed to have accepted, possession of the 48th Floor Premises and the 49th Floor Premises upon the 48/49th Floor Premises Commencement Date. Except as otherwise expressly set forth in this Amendment, Landlord shall not be liable for failure to deliver possession of the 3rd Floor Premises, the 8th Floor Premises or the 64th Floor Premises (and the 55th Floor Premises, if applicable) to Tenant on any specified date, and such failure shall not impair the validity of this Amendment or the Lease. Landlord shall be deemed to have delivered possession of the 3rd Floor Premises, the 8th Floor Premises and the 64th Floor Premises (and the 55th Floor Premises, if applicable) upon the giving of notice by Landlord to Tenant stating that such floor is vacant and available for Tenant’s occupancy, and Landlord has Substantially Completed the Expansion Extension Work or Extension Work, as applicable, in respect thereof. Landlord shall provide Tenant with at least 10 days’ prior notice of the Additional Premises Commencement Date in respect of the 3rd Floor Premises, the 8th Floor Premises and the 64th Floor Premises (and the 55th Floor Premises, if applicable). If Landlord expects delays in delivering the 3rd Floor Premises, the 8th Floor Premises and/or the 64th Floor Premises (and the 55th Floor Premises, if applicable) beyond the date specified in such notice, Landlord shall on or prior to 3 Business Days prior to the expiration of such 10-day period in respect of each such floor of the Additional Premises provide Tenant with a second notice which shall update the Additional Premises Commencement Date in respect of each such floor of the Additional Premises. Notwithstanding any of the foregoing to the contrary, the Additional Premises Commencement Date in respect of each of the 8th Floor Premises and the 64th Floor Premises (and the 55th Floor Premises, if applicable) shall occur on September 1, 2011 and the Additional Premises Commencement Date in respect of the 3rd Floor Premises shall occur on October 1, 2011, unless Landlord notifies Tenant that Landlord has Substantially Completed the applicable Expansion Extension Work or Extension Work, as applicable, on a particular floor prior thereto and Tenant elects (an “Additional Premises Early Notice”) that Tenant is willing to accept delivery of such floor (and thus, have the applicable Additional Premises Commencement Date occur) prior to September 1, 2011 or October 1, 2011, as the case may be, and, if Tenant shall make such election, the applicable Additional Premises Commencement Date in respect of the 3rd Floor Premises, the 8th Floor Premises and/or the 64th Premises (and the 55th Floor Premises, if applicable) shall occur on the date contained in Tenant’s Additional Premises Early Notice. The provisions of this paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor law. Landlord and Tenant shall thereupon set a mutually convenient time prior to an applicable Additional Premises Commencement Date for Tenant and Landlord to inspect the applicable portion of the Additional Premises and the Expansion Extension Work or Extension Work, as applicable, at which time Tenant shall prepare and submit to Landlord a list of Punch List items, if any, to be completed. Upon completion of the inspection, but subject to Tenant’s rights under Section 18(j) of this Amendment, Tenant shall acknowledge in writing that Substantial Completion of the Expansion Extension Work or Extension Work, as applicable, has occurred in the applicable portion of the Additional Premises, subject to any Punch List Items to be completed. Landlord shall complete the Punch List Items within 45 days thereafter.

(c) Effective as of the Additional Premises Commencement Date in respect of each portion of the Additional Premises other than the 48th Floor Premises and the 49th Floor Premises and effective as of the date hereof in respect of the 48th Floor Premises and the 49th Floor Premises, Tenant shall lease such portion of the Additional Premises upon all of the terms and conditions of the Original Lease, except as follows:

(i) The fixed rent payable under the Lease in respect of the 48th Floor Premises and the 49th Floor Premises during the Extension Period shall be an amount equal to (A) $5,054,832.00 per annum [based on $72.00 per rentable square foot] ($421,236.00 per month) during the 1st Rental Period, (B) $5,195,244.00 per annum [based on $74.00 per rentable square foot] ($432,937.00 per month) during the 2nd Rental Period, (C) $5,616,480.00 per annum [based on $80.00 per rentable square foot] ($468,040.00 per month) during the 3rd Rental Period, (D) $6,037,716.00 per annum [based on $86.00 per rentable square foot] ($503,143.00 per month) during the 4th Rental Period, and (E) $6,739,776.00 per annum [based on $96.00 per rentable square foot] ($561,648.00 per month) during the 5th Rental Period, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(ii) The fixed rent payable under the Lease in respect of the 64th Floor Premises shall be an amount equal to (A) $2,520,160.00 per annum [based on $80.00 per rentable square foot] ($210,013.33 per month) for the period commencing on the Additional Premises Commencement Date in respect of the 64th Floor Premises and ending on the day immediately preceding the 2nd anniversary of the

Additional Premises Rent Commencement Date in respect of the 64th Floor Premises, both dates inclusive, (B) $2,583,164.00 per annum [based on $82.00 per rentable square foot] ($215,263.66 per month) for the period commencing on the 2nd anniversary of Additional Premises Rent Commencement Date in respect of the 64th Floor Premises and ending on the day immediately preceding the 5th anniversary of the Additional Premises Rent Commencement Date in respect of the 64th Floor Premises, both dates inclusive, (C) $2,772,176.00 per annum [based on $88.00 per rentable square foot] ($231,014.66 per month) for the period commencing on the 5th anniversary of Additional Premises Rent Commencement Date in respect of the 64th Floor Premises and ending on the day immediately preceding the 10th anniversary of the Additional Premises Rent Commencement Date in respect of the 64th Floor Premises, both dates inclusive, (D) $2,961,188.00 per annum [based on $94.00 per rentable square foot] ($246,765.66 per month) for the period commencing on the 10th anniversary of the Additional Premises Rent Commencement Date in respect of the 64th Floor Premises and ending on the day immediately preceding the 15th anniversary of the Additional Premises Rent Commencement Date in respect of the 64th Floor Premises, both dates inclusive, and (E) $3,276,208.00 per annum [based on $104.00 per rentable square foot] ($273,017.33 per month) for the period commencing on the 15th anniversary of Additional Premises Rent Commencement Date in respect of the 64th Floor Premises and ending on the Extended Expiration Date, both dates inclusive, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(iii) The fixed rent payable under the Lease in respect of the 3rd Floor Premises shall be an amount equal to (A) $1,495,035.00 per annum [based on $45.00 per rentable square foot] ($124,586.25 per month) for the period (the “600 1st Rental Period”) commencing on the Additional Premises Commencement Date in respect of the 3rd Floor Premises and ending on the day immediately preceding the 5th anniversary of the Additional Premises Rent Commencement Date in respect of the 3rd Floor Premises, both dates inclusive, (B) $1,627,927.00 per annum [based on $49.00 per rentable square foot] ($135,660.58.00 per month) for the period (the “600 2nd Rental Period”) commencing on the 5th anniversary of Additional Premises Rent Commencement Date in respect of the 3rd Floor Premises and ending on the day immediately preceding the 10th anniversary of the Additional Premises Rent Commencement Date in respect of the 3rd Floor Premises, both dates inclusive, (C) $1,760,819.00 per annum [based on $53.00 per rentable square foot] ($146,734.92 per month) for the period (the “600 3rd Rental Period”) commencing on the 10th anniversary of Additional Premises Rent Commencement Date in respect of the 3rd Floor Premises and ending on the day immediately preceding the 15th anniversary of the Additional Premises Rent Commencement Date in respect of the 3rd Floor Premises, both dates inclusive, and (D) $1,960,157.00 per annum [based on $59.00 per rentable square foot] ($163,346.42 per month) for the period (the “600 4th Rental Period”) commencing on the 15th anniversary of Additional Premises Rent Commencement Date in respect of the 3rd Floor Premises and ending on the Extended Expiration Date, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(iv) The fixed rent payable under the Lease in respect of the 8th Floor Premises shall be an amount equal to (A) $952,039.00 per annum [based on $53.00 per rentable square foot] ($79,336,58 per month) for the period commencing on the Additional Premises Commencement Date in respect of the 8th Floor Premises and ending on the day immediately preceding the 5th anniversary of the Additional Premises Rent Commencement Date in respect of the 8th Floor Premises, both dates inclusive, (B) $1,023,891.00 per annum [based on $57.00 per rentable square foot] ($85,324.25 per month) for the period commencing on the 5th anniversary of Additional Premises Rent Commencement Date in respect of the 8th Floor Premises and ending on the day immediately preceding the 10th anniversary of the Additional Premises Rent Commencement Date in respect of the 8th Floor Premises, both dates inclusive, (C) $1,095,743.00 per annum [based on $61.00 per rentable square foot] ($91,311.92 per month) for the period commencing on the 10th anniversary of Additional Premises Rent Commencement Date in respect of the 8th Floor Premises and ending on the day immediately preceding the 15th anniversary of the Additional Premises Rent Commencement Date in respect of the 8th Floor Premises, both dates inclusive, and (D) $1,203,521.00 per annum [based on $67.00 per rentable square foot] ($100,293.42 per month) for the period commencing on the 15th anniversary of Additional Premises Rent Commencement Date in respect of the 8th Floor Premises and ending on the Extended Expiration Date, both dates inclusive, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(v) If Tenant exercises the 55th Option, then the fixed rent payable under the Lease in respect of the 55th Floor Premises shall be an amount equal to (A) $2,057,184.00 per annum [based on $72.00 per rentable square foot] ($171,432.00 per month) for the period commencing on the Additional Premises Commencement Date in respect of the 55th Floor Premises and ending on the day immediately preceding the 2nd anniversary of the Additional Premises Rent Commencement Date in respect of the 55th Floor Premises, (B) $2,114,328.00 per annum [based on $74.00 per rentable square foot] ($176,194.00 per month) for the period commencing on the 2nd anniversary of Additional Premises Rent Commencement Date in respect of the 55th Floor Premises and ending on the day immediately preceding the 5th anniversary of the Additional Premises Rent Commencement Date in respect of the 55th Floor Premises, (C) $2,285,760.00 per annum [based on $80.00 per rentable square foot] ($190,480.00 per month) for the period commencing on the 5th anniversary of Additional Premises Rent Commencement Date in respect of the 55th Floor Premises and ending on the day immediately preceding the 10th anniversary of the Additional Premises Rent Commencement Date in respect of the 55th Floor Premises, (D) $2,457,192.00 per annum [based on $86.00 per rentable square foot] ($204,766.00 per month) for the period commencing on the 10th anniversary of Additional Premises Rent Commencement Date in respect of the 55th Floor Premises and ending on the day immediately preceding the 15th anniversary of the Additional Premises Rent Commencement Date in respect of the 55th Floor Premises, and (E) $2,742,912.00 per annum [based on $96.00 per rentable square foot] ($228,576.00 per month) for the period commencing on the 15th anniversary of Additional Premises Rent Commencement Date in respect of the 55th Floor Premises and ending on the Extended Expiration Date, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(vi) The Additional Premises shall consist of 35,103 rentable square feet in the case of the 48th Floor Premises, 35,103 rentable square feet in the case of the 49th Floor Premises, 33,223 rentable square feet in the case of the 3rd Floor Premises, 17,963 rentable square feet in the case of the 8th Floor Premises, 31,502 rentable square feet in the case of the 64th Floor Premises and, if Tenant exercises the 55th Option, 28,572 rentable square feet in the case of the 55th Floor Premises.

(vii) With respect to the Additional Premises during the Extension Period, Tenant shall pay all additional rent payable pursuant to the Original Lease, including Article Twenty-Four thereof, except that (A) “Base Real Estate Taxes” set forth in Section 24.3(h) of the Lease shall mean one-half of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2012 and ending on June 30, 2013 plus (y) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2013 and ending on June 30, 2014, (B) “Base Com” set forth in Section 24.3(i) of the Lease shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2013 and ending on December 31, 2013, and (C) “Tenant’s Area” shall mean 35,103 rentable square feet in the case of the 48th Floor Premises, 35,103 rentable square feet in the case of the 49th Floor Premises, 33,223 rentable square feet in the case of the 3rd Floor Premises, 17,963 rentable square feet in the case of the 8th Floor Premises, 31,502 rentable square feet in the case of the 64th Floor Premises and, if Tenant exercises the 55th Option, 28,572 rentable square feet in the case of the 55th Floor Premises.

(viii) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the monetary obligations contained in the Lease (it being understood that so long as Tenant cures any such default and the Lease is not terminated due to such default, Tenant shall be entitled to the full amount of any abatement provided for herein in accordance with the provisions hereof), (x) Tenant’s obligation to pay fixed rent and additional rent for Taxes and Operating Expenses and all utility charges payable under the Lease other than any charge for electricity in respect of any portion of the Additional Premises (which annual charge for electricity shall equal the product of $0.55 multiplied by the number of rentable square foot in any portion of the Additional Premises) shall be abated for the period (in respect of any floor of the Additional Premises, an “Additional Premises Free Rent Period”) (1) commencing on June 1, 2012 and ending on April 30, 2013 in the case of the 48th Floor Premises and the 49th Floor Premises, both dates inclusive, provided, however, that if Landlord performs the Extension Work in respect of the any portion of the 48th Floor Premises and/or 49th Floor Premises during the Additional Premises Free Rent Period in respect of such portion of the Additional Premises, such Additional Premises Free Rent Period shall be appropriately extended so that Tenant shall receive the full benefit of the 11 month abatement referred to above (including an abatement of escalations and utility charges) and the abatement of fixed rent provided by Section 6 hereof applicable to the performance by Landlord of the Extension Work in respect of such portion of the Additional Premises (as such abatement may be extended in accordance with the provisions of Section 6 hereof, (2) commencing on the applicable 3/8th Floor Premises Commencement Date in respect of the 3rd Floor Premises and the 8th Floor Premises, as the case may be, and ending on the day preceding the 12 month anniversary of the applicable 3/8th Floor Premises Commencement Date in respect of each of the 3rd Floor Premises and the 8th Floor Premises, as the case may be, (3) commencing on the 64th Floor Premises Commencement Date in respect of the 64th Floor Premises and ending on the day preceding the 11 month anniversary of such Additional Premises Commencement Date in respect of the 64th Floor Premises, both dates inclusive, and (4) commencing on the 55th Floor Premises Commencement Date in respect of the 55th Floor Premises and ending on the day preceding the 11 month anniversary of such Additional Premises Commencement Date in respect of the 55th Floor Premises, both dates inclusive, and (y) Tenant’s obligation to pay fixed rent with respect to any portion of the Additional Premises shall be abated for the period commencing on May 1, 2033 and ending on the Extended Expiration Date, both dates inclusive. The day immediately following the last day of the Additional Premises Free Rent Period in respect of any portion of the Additional Premises shall be referred to in this Amendment as the “Additional Premises Rent Commencement Date” in respect of such portion of the Additional Premises. Each Additional Premises Free Rent Period shall be extended by the number of days during same that Tenant is entitled to an abatement of fixed rent during such Additional Premises Free Rent Period for any other reason under this Lease (e.g., due to casualty).

(d) Tenant currently occupies the 48th Floor Premises and the 49th Floor Premises pursuant to the NBC Sublease and Tenant has inspected the 3rd Floor Premises, the 8th Floor Premises and the 64th Floor Premises (and the 55th Floor Premises, if applicable) and agrees (A) to accept possession of the 48th Floor Premises and the 49th Floor Premises on the date hereof in their “as is” conditions, subject, however, to Landlord’s obligation to perform the Extension Work, as applicable, therein pursuant to the terms hereof, (B) subject to Substantial Completion of the Expansion Extension Work in respect of the 3rd Floor Premises and the 8th Floor Premises and, subject to Substantial Completion of the Extension Work in respect of the 64th Floor Premises (and the 55th Floor Premises, if applicable), to accept possession of such portion of the applicable Additional Premises in the “as is” condition existing on the Additional Premises Commencement Date in respect of such portion of the Additional Premises, (C) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Additional Premises or the 30 Building or the 600 Building except as expressly set forth herein, and (D) except for Landlord’s Extension Contribution and the Expansion Extension Work and the Extension Work, as applicable, and except as otherwise expressly set forth in the Lease, Landlord has no obligation to perform any work, supply any materials, incur any expenses or make any alterations or improvements in order to prepare the Additional Premises for Tenant’s occupancy or continued occupancy thereof during the term of the Lease; provided, however, nothing contained herein shall eliminate or reduce or modify Landlord’s ongoing repair, maintenance and/or restoration obligations and Landlord’s obligations regarding the provision of services to the Additional Premises, each as provided for in the Lease. Tenant shall have no right to occupy any part of the 3rd Floor Premises, the 8th Floor Premises or the 64th Floor Premises for the conduct of its business in the ordinary course or to perform alterations prior to the date Landlord has Substantially Completed the Expansion Extension Work and Extension Work, as applicable, in respect thereof; provided, however, prior to each applicable Additional Premises Commencement Date, Tenant, and Tenant’s employees, agents and contractors, shall be entitled to access each portion of the Additional Premises to perform customary pre-construction activities, including, but not limited to, field investigation, surveying, measuring, testing and probing, provided, in each case, same does not interfere with Landlord’s performance of the Expansion Extension Work or the Extension Work, as applicable, in such portion of the Additional Premises. Landlord hereby represents and warrants to Tenant that as of the date hereof RCPI Landmark has a leasehold estate in the 600 Building and this Section 3 and the terms and conditions contained herein that are applicable to the 3rd Floor Premises and the 8th Floor Premises shall be binding upon RCPI Landmark’s successors and assigns with respect to the 600 Building and any subsequent purchasers or owners of the 600 Building.

(e) Landlord shall furnish electricity to or for the use of Tenant in each portion of the Additional Premises for the operation of Tenant’s electrical systems and equipment in such portion of the Additional Premises in accordance with Article Five of the Lease. Subject to Section 3(c)(viii), from and after the Additional Premises Rent Commencement Date in respect of a portion of the Additional Premises, Tenant shall pay for such electric current in the manner set forth in Article Five of the Lease. Promptly following Landlord’s approval of Tenant’s plans and specifications for Tenant’s initial Installations in each portion of the Additional Premises, Landlord shall install submeters in each portion of the Additional Premises, at Landlord’s expense, to measure Tenant’s consumption of electricity in such portion of the Additional Premises, which submeters shall be maintained, repaired and/or replaced by Landlord.

(f) Landlord shall provide heating, ventilation and air-conditioning service to the Additional Premises located in the 600 Building through the applicable base building systems currently servicing the Premises located in the 600 Building in accordance with the applicable terms of the Original Lease, provided that any such heating, ventilation and air-conditioning service shall meet the standards set forth in Exhibit F-2 attached hereto.

(g) Tenant shall have the right to install cabling, wiring and certain items of Tenant’s equipment and personal property in each portion of the Additional Premises at the same time that Landlord performs the Extension Work or Expansion Extension Work, as applicable, in respect thereof. Landlord and Tenant shall use reasonable efforts to cooperate with each other so as to permit the other to work in such portions of the Additional Premises at the same time. If the performance by Tenant of such work in the applicable portion of the Additional Premises interferes with the performance by Landlord of the Extension Work or Expansion Extension Work, as applicable, in respect thereof, Landlord shall, notwithstanding the foregoing, notify Tenant of such interference (which notification shall be by email to each of Chaz.Foster@lazard.com and Jack.Merimee@lazard.com or such other person that Tenant shall advise Landlord in writing) and Tenant shall promptly discontinue such interference. If the Substantial Completion of the Extension Work or Expansion Extension Work, as applicable, in respect of the applicable portion of the Additional Premises is delayed solely by reason of such interference with the performance of the Extension Work or Expansion Extension Work, as applicable, therein caused by Tenant performing such work in the applicable portion of the Additional Premises at the same time as Landlord or any other Tenant Delay (as such term is defined in Section 2.1 of the Original Lease except that it shall be deemed to refer to Extension Work (or Expansion Extension Work) rather than Landlord’s Work), of which Landlord has notified Tenant and Tenant has failed to promptly correct, then the Extension Work or Expansion Extension Work, as applicable, in respect of the applicable portion of the Additional Premises shall be deemed to be Substantially Completed for the purposes of determining the applicable Additional Premises Commencement Date and Additional Premises Rent Commencement Date in respect of the applicable portion of the Additional Premises shall be deemed to be the date the Extension Work or Expansion Extension Work, as applicable, in respect of the applicable portion of the Additional Premises would have been Substantially Completed but for such Tenant Delay (i.e., if the Extension Work or Expansion Extension Work, as applicable, in respect of the applicable portion of the Additional Premises is delayed as a result of several different causes, including such interference by Tenant, then the Extension Work or Expansion Extension Work, as applicable, in respect of the applicable portion of the Additional Premises shall be deemed to be Substantially Completed as of the date the Extension Work or Expansion Extension Work, as applicable, in respect of the applicable portion of the Additional Premises would have been Substantially Completed but for such interference by Tenant or Tenant Delay and not as a result of such other unrelated causes). Such access to the Additional Premises (excluding the 48th Floor Premises and the 49th Floor Premises) prior to the applicable Additional Premises Commencement Date shall not be deemed to be use and occupancy by Tenant of such portion of the Additional Premises nor Tenant having taken possession of the applicable portion of the Additional Premises for purposes of determining the Additional Premises Commencement Date in respect thereof but shall be subject to all of the other obligations of Tenant under Sections 6.1(j) and (k) of the Original Lease (as amended hereby).

(h) Promptly following July 1, 2011, Landlord and Tenant shall enter into a new, separate lease in form reasonably satisfactory to Landlord and Tenant covering the leasing of any portion of the Premises located in the 600 Building (the “New 600 Lease”) (simultaneous with a restated and amended version of this Lease, as further detailed in Section 18(l) of this Amendment), which New 600 Lease shall be in substantially the form of the Lease, only with such modifications reasonably necessary to reflect the terms of the leasing of such Premises or items specific to the 600 Building which are not otherwise set forth in this Amendment, and which New 600 Lease will not include provisions that are specific to the operation of the buildings other than the 600 Building or rights or obligations that relate to such other buildings specifically (it being understood and agreed that so long as (i) the tenant (or an Affiliate thereof) under the New 600 Lease is the Tenant under this Lease and (ii) the landlord (or an affiliate thereof) under the New 600 Lease is the Landlord under this Lease, then such New 600 Lease shall contain a provision whereby a monetary default (i.e., any default by Tenant in paying any payment to Landlord that is due under the Lease) under the Lease (beyond the expiration of any applicable notice, cure or grace periods hereunder) shall be deemed a default (beyond the expiration of any applicable notice, cure or grace periods thereunder) under the New 600 Lease) and each party shall use diligent and good faith efforts to enter into such New 600 Lease. The above notwithstanding, until such time that the new 600 Lease is executed by Landlord and Tenant, the terms of this Lease shall continue to govern and be unaffected with respect to the Premises located in the 600 Building and neither party hereto shall have liability to the other party for any failure to enter into the New 600 Lease, so long as such party is acting diligently and using good faith efforts to enter in such New 600 Lease.

(i) Except as provided herein, the NBC Sublease shall terminate on the date of this Amendment (rather than on March 18, 2013) with the same force and effect as if said date were the expiration date set forth in the NBC Sublease, unless sooner terminated pursuant to any other term, covenant or condition of the Lease or pursuant to law. From and after the date hereof, any obligations or rights of Tenant and Landlord in respect of the use of the 48th Floor Premises and 49th Floor Premises, the making of alterations and repairs and compliance with Requirements shall be governed by the Original Lease, as amended hereby, rather than the NBC Sublease, provided that the rental obligations of Tenant pursuant to the terms of the NBC Sublease for fixed rent and additional rent for Taxes and Operating Expenses shall remain in effect without any modification through and including May 31, 2012, but shall be deemed to be payable under the Lease rather than the NBC Sublease.

(j) For the period commencing on the Additional Premises Commencement Date in respect of the 64th Floor Premises and ending on the date which is the six (6) month anniversary of the Additional Premises Commencement Date in respect of the 64th Floor Premises (the “64th Floor End Date”, subject to extension, on a day-for-day basis, due to a Tenant Delay affecting the work being performed by Landlord hereunder in the 64th Floor Work Area) (time being of the essence with respect to such period), Landlord and its employees, contractors and agents shall, upon reasonable prior notice to Tenant, have access to the northern portion of the 64th Floor Premises as shown on Exhibit P attached hereto (the “64th Floor Work Area”) at all reasonable times for the performance of work in respect of the kitchen to be located on 65th floor of the Building and other modifications to such floor and for the storage of materials reasonably required in connection therewith. Each of Landlord and Tenant shall use reasonable efforts to coordinate with the other the scheduling of any work it performs in the 64th Floor Work Area and use reasonable efforts to minimize any interference with the performance of any work by the other. If Landlord damages any of Tenant’s improvements in the 64th Floor Work Area during the performance by Landlord of any work in the 64th Floor Work Area, Tenant shall at Landlord’s reasonable expense repair such damage, which costs shall be paid to Tenant by Landlord within thirty (30) days following demand therefor (which shall be accompanied by reasonable back-up documentation). Except as provided below, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of Landlord’s work contemplated by this Section 3(h) or the storage of any materials in connection therewith. If Landlord’s work in the 64th Floor Work Area interferes with the performance of Tenant’s Installations in the 64th Floor Work Area, Tenant shall promptly notify Landlord of such delay by email to each of jszabo@tishmanspeyer.com and cgoodgol@tishmanspeyer.com or such other person that Landlord shall advise Tenant in writing . If such interference causes any delay in the Substantial Completion by Tenant of its work in the 64th Floor Work Area beyond the date such work would have been Substantially Completed but for such delay, then, as Tenant’s exclusive remedy with respect of such delay (except any such delay shall be deemed to be a Landlord Delay for all purposes hereunder), the Additional Premises Rent Commencement Date in respect of the 64th Floor Premises shall be extended by one day for each day of such delay caused by Landlord in addition to any abatement to which Tenant is entitled in respect of the 64th Floor Premises under the provisions of Section 3(c)(ix) or Section 6. The above notwithstanding, if Landlord fails to complete the work contemplated under this Section 3(j) in the 64th Floor Work Area by the 64th Floor End Date, at any time thereafter Tenant shall be entitled to no longer permit Landlord (and Landlord’s employees, contractors and agents) to have access to the 64th floor of the Building as contemplated under this Section 3(j) (though nothing contained herein shall modify Landlord’s rights under the Lease to access the 64th Floor Premises in case of an emergency or in case of a default by the Tenant under the Lease (beyond the expiration of any applicable notice, cure or grace periods) that would necessitate the need for such access, in either case provided such access is performed by Landlord pursuant to the express provisions of the Lease) and Tenant shall have the right, without any liability to Landlord hereunder or to the tenant on the 65th floor of the Building to close up the ceiling located in the 64th Floor Work Area (as Tenant deems necessary), remove and dispose of any materials remaining in the 64th Floor Work Area left by Landlord (or Landlord’s contractors, employees or agents) and/or perform any other work in the 64th Floor Work area that arises due to Landlord’s failure to timely complete its work in the 64th Work Area, all of which shall be at Landlord’s sole reasonable cost and expense (excluding any work done by Tenant merely to close up the ceiling in the 64th Floor Work Area) and which shall be paid by Landlord to Tenant within thirty (30) days after the submission of a reasonably detailed invoice therefor; it being understood and agreed, however, following the 64th Floor End Date, Landlord shall be entitled to access the area above Tenant’s ceiling in the 64th Floor Work Area from the 65th floor of the Building to perform the work contemplated under this Section 3(j) so long as same does not in any way affect Tenant’s finishes or Installations on the 64th Floor Premises.

(k) Except as provided in this Amendment, following the applicable Additional Premises Commencement Date all references in this Amendment (other than Section 2 hereof) to the “Original Premises” and in the Lease to the “Premises” shall from and after the Additional Premises Commencement Date in respect of a portion of the Additional Premises be deemed to include such portion of the Additional Premises for all purposes of the Lease other than Article 9 of the Original Lease wherein any reference therein to “Premises” shall mean either the Premises located in the 30 Building or the Premises located in the 600 Building, respectively, and any reference to “Building” therein shall mean either the 30 Building or the 600 Building, respectively, depending, in each case, where such casualty occurs. With respect to each portion of the Additional Premises only, all references in the Original Lease to “term” or “term of this Lease” or words of similar import shall from and after the Additional Premises Commencement Date in respect of such portion of the Additional Premises be deemed to refer to the term of the leasing of such portion of the Additional Premises. With respect to each portion of the Premises located in the 600 Building, all references in the Original Lease to the “Building” shall (i) from and after the Additional Premises Commencement Date in respect of a portion of the Additional Premises located in the 600 Building, (ii) from and after the 600 Must-Take Space Inclusion Date with respect to the 600 Must-Take Space and (iii) from and after the Offered Space Commencement Date with respect to the 600 Offered Space, be deemed, in all such cases, to refer to the 600 Building except as otherwise provided herein or the context otherwise requires. Each reference in the Original Lease to “this Lease”, “herein”, “hereunder” or words of similar import shall be deemed to refer to the Lease.

4. Temporary Space. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, (i) the entire rentable are of the 24th floor of the 30 Building, as more particularly shown on Exhibit C-1 attached hereto (the “24th Floor Premises”), (ii) the entire rentable area of the 9th floor of the 600 Building, as more particularly shown on Exhibit C-2 attached hereto (the “9th Floor Premises”) and (iii) the entire rentable area of the 10th floor of the 600 Building, as more particularly shown on Exhibit C-3 attached hereto (the “10th Floor Premises”; the 24th Floor Premises, the 9th Floor Premises and the 10th Floor Premises are herein collectively called the “Temporary Space”), for a term (each, an “Initial T.S. Term”) commencing on the date Landlord shall deliver possession of the Temporary Space in question to Tenant free of all leases, tenancies and occupants in broom-clean condition (the “Temporary Space Commencement Date”) (which Temporary Space Commencement Date for each floor of Temporary Space shall not occur prior to September 1, 2011 (and Landlord shall use commercially reasonable efforts to cause the Temporary Space Commencement Date for all the Temporary Space to occur on September 1, 2011) unless Tenant notifies Landlord that it is electing to have the Temporary Space Commencement Date with respect to the 9th Floor Premises and/or the 10th Floor Premises occur prior to September 1, 2011, then Landlord shall use commercially reasonable efforts to deliver same to Tenant as of the date or dates designated by Tenant in such notice to Landlord), and ending on the day preceding the eighteen (18) month anniversary of the delivery of the Temporary Space in question to Tenant, as such date or dates, as applicable, shall be extended with respect to the Temporary Space in question by not more in the aggregate than the number of days of Temporary Space Landlord Delay (subject to Section 4(c) below, each a “Temporary Space Expiration Date”), or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law or such earlier date as Tenant may elect, upon all of the terms and conditions of the Original Lease, as modified by this Amendment. For purposes hereof, “Temporary Space Landlord Delay” shall mean (x) any delay or delays by Landlord in delivering or redelivering floors (in the condition required hereunder) of the Original Premises, the 3rd Floor Premises, the 8th Floor Premises and/or the 64th Floor Premises (and the 55th Floor Premises, if applicable) beyond the dates or time periods set forth in clause (x) of Section 6(a)(ii) below and/or (y) any actual delays encountered by Tenant in performing Tenant’s Installations or in occupying or re-occupying a particular floor of the Premises for the conduct of its business as the result of (i) any wrongful or negligent act or omission of Landlord or any of Landlord’s agents, contractors or employees, (ii) any breach of Landlord’s obligations under the Lease and/or (iii) any request by Landlord or any of its agents that Tenant delay the performance of any of the Installations, and Tenant shall give Landlord prompt notice (which notice shall be given in accordance with the fifth (5th) sentence of Section 3(j) of this Amendment) of such Temporary Space Landlord Delay under this clause (y) following Tenant’s knowledge of same (and if Tenant fails to give such prompt notice, then no

Temporary Space Landlord Delay shall be deemed to occur until such notice is delivered to Landlord), which notice shall state in reasonable detail the basis of such Temporary Space Landlord Delay and provide reasonably sufficient evidence thereof (to the extent applicable), provided the Temporary Space Expiration Date in respect of the floor of the Temporary Space in question shall only be extended (on a day-for-day basis) by such Temporary Space Landlord Delay if and to the extent the floors of the Building in which such Temporary Space Landlord Delay is applicable to are the floor(s) on which the employees and/or occupants of such Temporary Space in question would be relocating to.

(b) Except as otherwise provided in this Amendment, Landlord shall not be liable for failure to deliver possession of a particular floor comprising the Temporary Space to Tenant on any specified date, and such failure shall not impair the validity of this Amendment or the Lease. Landlord shall be deemed to have delivered possession of a particular floor comprising the Temporary Space to Tenant upon the giving of notice by Landlord to Tenant stating that such Temporary Space is vacant and available for Tenant’s occupancy. Landlord shall provide Tenant with at least 10 days’ prior notice of the Temporary Space Commencement Date. If Landlord expects delays in delivering a particular floor comprising the Temporary Space beyond the date specified in such notice, Landlord shall on or prior the expiration of such 10-day period provide Tenant with a second notice which shall update the Temporary Space Commencement Date. The provisions of this paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor law.

(c) Tenant, at its option, shall have the right (the “Temporary Space Option”) to extend the Initial T.S. Term with respect to any of the floors comprising the Temporary Space, as designated by Tenant, by notice to Landlord (the “Temporary Space Extension Notice”) at least ninety (90) days prior to the Temporary Space Expiration Date (except that Tenant shall use commercially reasonable efforts to provide Landlord with a non-binding, good faith notice by the date which is the one (1) year anniversary of the applicable Temporary Space Commencement Date of Tenant’s intentions with respect to the extension period for the Temporary Space in question following the applicable Temporary Space Expiration Date), for up to an additional 15 months for each floor of the Temporary Space, as designated by Tenant (the “Temporary Space Extension Term”) in the Temporary Space Extension Notice, and such Temporary Space Extension Notice shall indicate the number of months Tenant desires to so extend. A Temporary Space Extension Term shall commence only if at the time of the exercise of such right no monetary or material non-monetary default after notice and the expiration of any grace or cure period shall have occurred and be continuing under the Lease. Time is of the essence with respect to the giving of any Temporary Space Extension Notice. Such extension shall be upon all of the agreements, terms, covenants and conditions of the Lease, except that (x) the fixed rent applicable to the Temporary Space shall be determined as provided in Section 4(d), (y) no tax or operating escalations shall be due and payable by Tenant with respect to the Temporary Space and no such escalations shall be imposed by Landlord, and (z) Tenant shall have no further right to extend the term of the Temporary Space in question. If Tenant elects to extend the term of the Lease in respect of one or more but not all of the floors of the Temporary Space, Tenant will consult with Landlord and consider Landlord’s preferences in respect of the order of floors in which Tenant surrenders the Temporary Space.

(d) Effective as of the Temporary Space Commencement Date for a particular floor of the Temporary Space, Tenant shall lease the applicable Temporary Space upon all of the terms and conditions of the Original Lease (including the provision by Landlord of repairs, maintenance and the provision of general base building services supplied to tenants of the 30 Building or 600 Building, as applicable, generally during Business Hours (though Tenant shall be entitled to request (and Landlord shall provide) overtime services in accordance with the terms of the Lease) in contradistinction to the services provided under the Original Lease, subject, however, to the terms and conditions of Section 13(ff) below), except as provided herein. Tenant shall have no obligation to pay Landlord any fixed rent with respect to each portion of the the Temporary Space during each Initial T.S. Term and shall have no obligation to pay any additional rent for Taxes and Operating Expenses with respect to any Temporary Space at any time. If (x) Tenant shall exercise the Temporary Space Option with respect to the 24th Floor Premises, Tenant shall pay as fixed rent for the 24th Floor Premises an amount equal to $1,909,650.00 per annum [based on $50.00 per rentable square foot] ($159,137.50 per month) for the period commencing on the day following the Temporary Space Expiration Date in respect of such Temporary Space and ending at the end of the Temporary Space Extension Term in respect of such Temporary Space, both dates inclusive, (y) Tenant shall exercise the Temporary Space Option with respect to the 9th Floor Premises, Tenant shall pay as fixed rent for the 9th Floor Premises an amount equal to $718,560.00 per annum [based on $40.00 per rentable square foot] ($59,880.00 per month) for the period commencing on the day following the Temporary Space Expiration Date in respect of such Temporary Space and ending at the end of the Temporary Space Extension Term in respect of such Temporary Space, both dates inclusive and (z) Tenant shall exercise the Temporary Space Option with respect to the 10th Floor Premises, Tenant shall pay as fixed rent for the 10th Floor Premises an amount equal to $646,520.00 per annum [based on $40.00 per rentable square foot] ($53,876.67 per month) for the period commencing on the day following the Temporary Space Expiration Date in respect of such Temporary Space and ending at the end of the Temporary Space Extension Term in respect of such Temporary Space, both dates inclusive, all of the above, as applicable, being equitably prorated in each case for any portion of a month and each payable at the times and in the manner specified in the Lease for the payment of fixed rent. The Temporary Space shall consist of 72,320 rentable square feet for all purposes of the Lease (consisting of 38,193 rentable square feet in the case of the 24th Floor Premises, 17,964 rentable square feet in the case of the 9th Floor Premises and 16,163 rentable square feet in the case of the 10th Floor Premises).

(e) Tenant has inspected each floor comprising the Temporary Space and agrees (A) to accept possession of the Temporary Space in the “as is” condition existing on the date hereof subject to any alterations that a current occupant or tenant of the Temporary Space in question has the right to perform and to which Landlord is obligated to consent under such occupant’s lease and normal wear and tear, (B) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Temporary Space except as expressly set forth herein, and (C) except as provided herein, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Temporary Space to prepare the Temporary Space for Tenant’s occupancy, provided, however, nothing contained herein shall eliminate or reduce or modify Landlord’s ongoing repair, maintenance and/or restoration obligations and Landlord’s obligations regarding the provision of services to the Temporary Space, each as provided for in the Lease, to the extent provided in this Amendment. Tenant’s occupancy of any part of the Temporary Space shall be conclusive evidence, as against Tenant, that (1) Tenant has accepted possession of the Temporary Space in question in its then current condition, and (2) the Temporary Space in question is in a good and satisfactory condition as required by this Amendment. At Tenant’s request prior to an applicable Temporary Space Commencement Date or within thirty (30) days following Landlord’s request to Tenant and Tenant’s notification thereof, Landlord shall endeavor to arrange, at no expense to Landlord, for the current occupant of the Temporary Space in question to leave in the Temporary Space in question upon vacating the Temporary Space in question any furniture currently located there that Tenant may wish to use, without any liability of Landlord to Tenant if Landlord is unable to make any such arrangement. If any such furniture is left in place, Tenant shall take title to such furniture “as is” without any warranty or representation in respect thereof, express or implied, by Landlord whatsoever.

(f) Tenant shall not make or cause to be made any Alterations in or to the Temporary Space (other than so-called decorative Alterations and customary partitioning, furniture and equipment installation and any IT or telecommunications wiring and/or cabling installations, repairs or modifications, plans for which do not have to be filed with the New York City Building Department) without Landlord’s prior consent.

(g) Tenant may use the Temporary Space for the uses permitted by the Original Lease, as amended hereby, and for no other purposes.

(h) If a floor of the Temporary Space is currently submetered, Tenant shall pay for its electricity consumption in the Temporary Space in question in accordance with Article 5 of the Original Lease. For any period during which meter or meters are not installed or are not operational in a particular floor of the Temporary Space, Tenant shall pay for electricity monthly an amount equal to the product of (A) $0.1567, subject to adjustment for any actual increases in electric rates paid by Landlord at the 30 Building or 600 Building, as applicable, (in which case the above charge shall be increased by the percentage increase in Landlord’s actual increased costs for same) or taxes, and (B) the number of rentable square feet in the Temporary Space in question for which there is no meter or meters installed or operational.

(i) Upon each Temporary Space Expiration Date (as extended as provided above, if applicable), Tenant shall remove all of Tenant’s alterations (other than decorative Alterations or any IT or telecommunications wiring and/or cabling installations, modifications or repairs solely within the Temporary Space or in the base building mechanical (or similar) rooms or closets servicing the Temporary Space in question), improvements, fixtures, equipment and personal property from the applicable Temporary Space and repair all damage caused by such removal, and quit and surrender to Landlord the Temporary Space vacant, broom clean and in substantially the same condition as shall have existed on the applicable Temporary Space Commencement Date, ordinary wear and tear and damage by casualty excepted. Prior to any Temporary Space Expiration Date, Tenant may inquire in writing if Landlord intends to demolish such floors of the Temporary Space or re-use any of Tenant’s partitioning, if any is installed by Tenant. Landlord shall promptly advise Tenant if Landlord intends to demolish such floors of the Temporary Space or reuse any of Tenant’s partitioning and Tenant shall have no obligation to remove any partitioning that Tenant installed in the Temporary Space that Landlord expects to demolish or reuse. If Tenant shall fail to deliver vacant possession of any portion of the Temporary Space in the manner required hereunder on or prior to the applicable Temporary Space Expiration Date in respect thereof (as same may be extended pursuant to the terms of this Section 4), such failure shall not be deemed to extend the term of Tenant’s occupancy of the portion of the Temporary Space in question, and Tenant shall pay to Landlord upon demand therefor, for each day during which Tenant retains possession of any floor of the Temporary Space (or portion thereof) after the applicable Temporary Space Expiration Date, an amount equal to the amount (calculated on a per diem basis) that Tenant is obligated to pay Landlord under Section 25.7 of the Original Lease, as amended hereby, with the fixed rent in respect of such floor of the Temporary Space being the fixed rent that is payable or would have been payable hereunder had Tenant exercised the Temporary Space Option in respect of such floor of the Temporary Space (but in no event shall Tenant be liable for holdover rent or damages for the 24th Floor Premises if such holding over is in the the 9th Floor Premises or the 10th Floor Premises, and vice versa), and Tenant shall also be responsible to Landlord for all damages (including, without limitation, loss of rent) which Landlord suffers by reason thereof under such section; provided, however, in no event shall any hold over by Tenant in the Temporary Space in question be deemed to be or result in a default by Tenant of the Lease. The provisions of this Section 4(i) shall not be deemed to limit or constitute a waiver or any other rights or remedies provided to Landlord herein or at law or in equity. Tenant shall additionally indemnify and hold Landlord harmless from and against all losses, liability, costs and expenses of any kind or nature (including, without limitation, reasonable attorney’s fees and disbursements and all claims by any succeding tenant against Landlord) resulting from or arising out of Tenant’s failure to comply with the provisions of this Section 4(i) to the extent contemplated by Section 25.7 of the Lease (but in no event shall Tenant be liable for damages related to the 24th Floor Premises if such holding over is in the 9th Floor Premises or the 10th Floor Premises, and vice versa). The provisions of this Section 4(i) shall survive the expiration or earlier termination of the term of the Lease. Tenant’s failure to vacate any portion of the Temporary Space on the applicable Temporary Space Expiration Date (as extended) in respect of such portion shall not relieve Tenant from any of its separate obligations under the Lease in respect of the Premises or reduce such obligations in any way, provided that Tenant’s failure to timely vacate any portion of the Temporary Space shall not constitute a default under the Lease.

5. Expansion Space. (a) Provided that all of the conditions precedent set forth in Section 5(c) below are satisfied by Tenant, Tenant shall have the option (each an “Expansion Option”), exercisable by Tenant delivering irrevocable notice to Landlord (an “Expansion Option Exercise Notice”), within 180 days (as set forth below) after the provision by Landlord to Tenant of an Expansion Notice (as hereinafter defined), to lease all of the rentable area of the 54th floor of the Building, as more particularly shown on Exhibit D-1 attached hereto (the “54th Floor Premises” or the “First Expansion Space”), and all of the rentable area of the 50th floor of the Building, as more particularly shown on Exhibit D-2 attached hereto (the “Second Expansion Space” and, together with the First Expansion Space, collectively, the “Expansion Space”) upon the terms and conditions set forth in this Section 5. The above notwithstanding, if Tenant does not exercise the 55th Option, then the First Expansion Space shall be deemed to be the 55th Floor Premises and the Second Expansion Space shall be deemed to be the 54th Floor Premises, for all purposes hereunder. Each Expansion Option may be exercised only with respect to all of the Expansion Space in question. If Tenant fails to timely give the Expansion Option Exercise Notice in respect of an Expansion Space within 150 days after Landlord provided Tenant with the original Expansion Notice in respect thereof and such failure continues for 30 days after Landlord delivers a second copy of the Expansion Notice to Tenant after the expiration of such 150 day period, Tenant shall be deemed to have waived Tenant’s option to lease the Expansion Space in question and Landlord shall have no further obligations and Tenant shall have no further rights with respect to such Expansion Space during the term of the Lease. Landlord shall provide Tenant with notice of the anticipated Expansion Space Commencement Date for such portion of the Expansion Space, at least 18 months but not more than 24 months prior to such Expansion Space Commencement Date (an “Expansion Notice”). The Expansion Space Commencement Date in respect of the First Expansion Space (and delivery thereof) shall occur between June 1, 2017 and May 31, 2019 and the Expansion Space Commencement Date in respect of the Second Expansion Space (and delivery thereof) shall occur between June 1, 2026 and May 31, 2028. Following Tenant’s exercise of an Expansion Option, Landlord shall at least 6 months prior to the Expansion Space Commencement Date in question deliver a notice (an “Expansion FMV Notice”) to Tenant setting forth Landlord’s determination of the Expansion Space Fair Market Value (as hereinafter defined) in respect of such Expansion Space and the rentable area of the Expansion Space in question (determined in accordance with Section 5(d)(iii) and setting forth Landlord’s then current loss factor). Following the giving of the Expansion Notice by Landlord to Tenant, Landlord shall provide Tenant with access to the Expansion Space in question in order for Tenant to inspect same to the extent Landlord has the right to do so. Landlord shall provide Tenant with at least 10 days’ prior notice of the Expansion Space Commencement Date in respect of each portion of the Expansion Space. If Landlord expects delays in delivering any portion of the Expansion Space beyond the date specified in such notice, Landlord shall on or prior to 3 Business Days prior to the expiration of said 10-day period in respect of each floor of Expansion Space provide Tenant with a second notice which shall update the Expansion Premises Commencement Date in respect of such floor of the Expansion Space. Landlord and Tenant shall thereupon set a mutually convenient time prior to an applicable Expansion Space Commencement Date for Tenant and Landlord to inspect the applicable Expansion Space and the Expansion Extension Work, at which time Tenant shall prepare and submit to Landlord a list of Punch List items, if any, to be completed. Upon completion of the inspection, but subject to Tenant’s rights under Section 18(j) of this Amendment, Tenant shall acknowledge in writing that Substantial Completion of the Expansion Extension Work has occurred in the applicable portion of the Additional Premises, subject to any Punch List Items to be completed. Landlord shall complete the Punch List Items within 45 days thereafter.

(b) “Expansion Space Fair Market Value” shall mean the fair market annual rental value of the Expansion Space in question at the commencement of the leasing of such Expansion Space for a term commencing on the Expansion Space Commencement Date (as hereinafter defined) in respect of such Expansion Space and ending on the Extended Expiration Date based on comparable space in the Building, and on comparable space in office buildings of comparable age and quality in midtown Manhattan (“Comparable Buildings”), with (i) such Expansion Space considered as vacant and, except as provided in Section 5(d), in the “as is” condition which same shall be in on such Expansion Space Commencement Date, (ii) the Base Real Estate Taxes being the R. E. Tax Share of the Real Estate Taxes for the Tax Year beginning on the July 1st of the calendar year in which the Expansion Space Commencement Date in question occurs, and (x) the Base Com being the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on the January 1st of the calendar year in which the Expansion Space Commencement Date in question occurs. The calculation of Expansion Space Fair Market Value shall also take into account any other relevant factors, whether favorable to Landlord or Tenant, including the amount of the brokerage commissions payable in respect of the Expansion Space in question.

(c) Conditions to Exercise. Tenant shall have no right to exercise an Expansion Option unless all of the following conditions have been satisfied on the date the applicable Expansion Notice is delivered to Landlord and on the Expansion Space Commencement Date in question:

(i) No monetary or material non-monetary default under the Lease after the expiration of any notice and cure period shall have occurred and be continuing; and

(ii) Tenant (together with its Affiliates and Permitted Users) shall be in occupancy of at least 70% of the Premises then subject to the Lease (which occupancy test shall be deemed satisfied so long as Tenant does not sublet more than 30% of the Premises to non-Affiliates or other unrelated third parties).

(d) Incorporation of Expansion Space. Effective as of the date on which Landlord delivers vacant possession of an Expansion Space to Tenant, free of all leases, tenancies and occupants and with the Expansion Extension Work Substantially Completed, subject to Section 5(a) above, Landlord shall be deemed to have delivered to Tenant and Tenant shall be deemed to have accepted, possession of such Expansion Space (an “Expansion Space Commencement Date”):

(i) Fixed rent for each Expansion Space shall be the Expansion Space Fair Market Value as determined in accordance with this Section 5;

(ii) Tenant shall pay additional rent in respect of Taxes and Operating Expenses for each Expansion Space in accordance with the provisions of Article Twenty-Four of the Original Lease except that (x) the Base Real Estate Taxes shall be the R. E. Tax Share of the Real Estate Taxes for the Tax Year beginning on the July 1st of the calendar year in which the applicable Expansion Space Commencement Date in question occurs, and (y) the Base Com shall be the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on the January 1st of the calendar year in which the Expansion Space Commencement Date in question occurs;

(iii) The rentable square footage of each Expansion Space shall be determined in accordance with the Recommended Method of Floor Measurement for Office Buildings of the Real Estate Board of New York, Inc., revised December 2003, using the same loss factor then utilized by Landlord at the Center and as set forth in the applicable Expansion Notice;

(iv) Each Expansion Space shall be delivered in its “as is” condition as of the Expansion Space Commencement Date, except that Landlord shall prior to the Expansion Space Commencement Date be obligated to Substantially Complete the Expansion Extension Work in respect of each Expansion Space; it being understood and agreed that Landlord shall not be obligated to perform any other work with respect thereto or make any contribution to Tenant to prepare such Expansion Space for Tenant’s initial occupancy, other than the completion of any Punch List Items with respect to the Expansion Extension Work; provided, however, nothing contained herein shall eliminate or reduce or modify Landlord’s ongoing repair, maintenance and/or restoration obligations and Landlord’s obligations regarding the provision of services to the Expansion Space, each as provided for in the Lease.

(v) Landlord shall provide electricity to each Expansion Space in accordance with Article Five of the Lease; and

(vii) Each Expansion Space shall be added to and be deemed to be a part of the Premises for all purposes of this Lease (except as otherwise provided in this Section 5).

(e) Possession. Except as otherwise expressly set forth herein, in no event shall Landlord be obligated to incur any fee, cost, expense or obligation, nor to prosecute any legal action or proceeding, in connection with the delivery of any Expansion Space to Tenant nor shall Tenant’s obligations under the Lease with respect to the Premises or the Expansion Space in question be affected thereby, except that if the prior tenant or occupant holds over in any Expansion Space beyond 45 days, Landlord shall at its expense commence and diligently prosecute appropriate proceedings to recover vacant possession of such Expansion Space. Except as otherwise expressly set forth herein, Landlord shall not be subject to any liability and this Lease shall not be impaired if Landlord shall be unable to deliver possession of any Expansion Space to Tenant on any particular date. Tenant hereby waives any right to rescind the Lease under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Section 5(e) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Landlord agrees that it shall not waive any rights it may have against any person or entity holding over in the Expansion Space, without any obligation to enforce any such rights. If Landlord fails to deliver vacant possession of any Expansion Space in accordance with the terms hereof prior to 9 months after the date which is the anticipated Expansion Space Commencement Date (as set forth in the applicable Expansion Space Notice) (an “Outside Expansion Space Delivery Date”), Tenant shall have the right at any time thereafter in respect of such Expansion Space, as its sole and exclusive remedy therefor (subject to Landlord’s obligation to re-offer such space to Tenant as detailed below), to cancel the Lease in respect of such Expansion Space by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, the Lease in respect of such Expansion Space shall terminate 30 days after the date of such notice, unless Landlord delivers vacant possession of such Expansion Space in the condition required by the Lease within 30 days after Tenant gives such cancellation notice (or, if Landlord obtains possession of such Expansion Space within the 30-day period after Tenant gives such cancellation notice, within 30 days after Landlord obtains possession of such Expansion Space), in which case Tenant’s cancellation notice shall be void and the Lease in respect of such Expansion Space shall continue in full force and effect. If Tenant shall terminate the Lease in respect of any Expansion Space as provided above and Landlord subsequently obtains possession of the applicable Expansion Space, Landlord shall promptly offer in writing the applicable Expansion Space to Tenant and Tenant shall have 30 days (or 15 days, if Landlord obtains possession of such Expansion Space within 90 days after Tenant gives such cancellation notice) within which to exercise the Expansion Option in respect of such Expansion Space upon the same terms applicable to its initial exercise of the Expansion Option applicable to such Expansion Space.

(f) Arbitration. If Tenant disputes Landlord’s determination of the Expansion Space Fair Market Value for any Expansion Space pursuant to Section 5(a), Tenant shall give notice to Landlord of such dispute within 20 Business Days after delivery of the applicable Expansion FMV Notice (and if Tenant fails to timely give such notice, such failure shall be deemed to be an election by Tenant that it is disputing Landlord’s determination of the Expansion Space Fair Market Value), and such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows:

(i) Within 10 Business Days following Tenant’s demand or deemed demand for arbitration, Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a real estate broker or appraiser with at least 10 years full-time commercial brokerage or appraisal experience who is familiar with the fair market value of first-class office space in the Borough of Manhattan, City of New York, New York. Within 10 Business Days after the service of the demand (or Tenant’s deemed demand for arbitration due to Tenant’s failure to respond within the above referenced 20 Business Day period) for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such 10 Business Day period, and such failure continues for 3 Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Expansion Space Fair Market Value for the Expansion Space in question.

(ii) If two arbitrators are chosen pursuant to Section 5(f)(i), the arbitrators so chosen shall meet within 10 Business Days after the second arbitrator is appointed and shall seek to reach agreement on the Expansion Space Fair Market Value. If within 20 Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on the Expansion Space Fair Market Value, then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial (i.e., such person has not been associated or retained by either party in the past ten years) person with qualifications similar to those required of the first two arbitrators pursuant to Section 5(f)(i). If they are unable to agree upon such appointment within 5 Business Days after expiration of such 20 Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within 5 Business Days after expiration of the foregoing 5 Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the American Arbitration Association (the “AAA”). If the AAA shall refuse to appoint such third arbitrator or fail to do so within 15 days of request, or if the AAA shall no longer be in existence, either party hereto, on behalf of both, may apply to Judicial Arbitration & Mediation Services for the appointment of such third arbitrator and the other party shall not raise any objection as to JAMS’ full power and jurisdiction to entertain the application and make such appointment. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 5(f)(iii). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(iii) The Expansion Space Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Expansion Space Fair Market Value supported by the reasons therefor (and any prior discussions and/or offers by Landlord or Tenant (or their respective arbitrators) shall not be admissible as evidence or for any other purpose)). The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of the Expansion Space Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within 30 days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of the Expansion Space Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination the third arbitrator chooses as that most closely approximating his or her determination of the Expansion Space Fair Market Value shall constitute his or her decision and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of the Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to the Lease evidencing the expansion of the Premises and confirming the fixed rent for the

Expansion Space in question, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(iv) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(g) Agreement of Terms. Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement evidencing the leasing of any Expansion Space and the terms thereof in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.

6. Landlord’s Extension Work. (a) (i) Tenant intends to renovate the Original Premises and the Additional Premises. In connection therewith, Landlord is required to perform the Extension Work in the Original Premises and the 64th Floor Premises (and the 55th Floor Premises, if applicable) and the Expansion Extension Work in the 3rd Floor Premises and the 8th Floor Premises. Landlord shall provide the Temporary Space to Tenant to facilitate the renovation of the Original Premises by Tenant. Upon at least 90 days’ advance notice to Landlord (a “Turn Over Notice”), Tenant may deliver up to a maximum of three entire floors of the Original Premises to Landlord at any one time (the number of floors so turned over to Landlord on a particular Turn Over Date are referred to as the “Turned Over Floors”) in order for Landlord to perform the Extension Work in respect thereof. Each date upon which Tenant delivers a floor of the Original Premises to Landlord in the Turn Over Condition (as defined below) is herein called a “Turn Over Date”. When Tenant delivers any floor of the Original Premises to Landlord for such purpose, Tenant shall concurrently endeavor to notify Landlord of when Tenant shall deliver the next floor or floors of the Original Premises to Landlord in order for Landlord to perform the Extension Work in respect thereof, without any liability by Tenant to Landlord if Tenant shall fail to do so. Tenant shall not deliver additional floors of the Original Premises to Landlord until Landlord has Substantially Completed the Extension Work in respect of any floors previously delivered to Landlord for such purpose unless Landlord agrees otherwise. Tenant will afford Landlord and its employees, contractors and agents access to each floor of the Original Premises delivered to Landlord hereunder from and after the Turn Over Date in respect of such floor at all reasonable times for the performance of the Extension Work in respect of such floor and for the storage of materials reasonably required in connection therewith (but only during the period of time Landlord is performing the Extension Work on such floor), and Tenant will avoid any interference by any Tenant Party (as defined in the Original Lease) with the performance of such Extension Work on such floors. Prior to each Turn Over Date but following the giving of the applicable Turn Over Notice, Tenant shall grant Landlord reasonable access to the Original Premises for the purpose of surveying the Original Premises for the purpose performing the Extension Work in respect thereof, provided, in no event, shall any such access by Landlord interfere with Tenant’s ordinary conduct of business on such floor(s). All Tenant Parties shall vacate the Original Premises during the performance of Landlord’s Extension Work therein (and Landlord shall not be obligated to perform the Extension Work in respect thereof if any Tenant Party fails to do so) and Tenant shall, at Tenant’s sole cost and expense, remove or relocate Tenant’s moveable personal property in the Original Premises during the performance of the Extension Work in respect thereof (the “Turn Over Condition”) so as not to interfere with the performance of the Extension Work and to protect same against damage or loss during the performance of the Extension Work (and Landlord shall not be obligated to perform the Extension Work until same is delivered in Turn Over Condition).

(ii) Within 30 days following (A) the Turn Over Notice for a particular floor in the case of the Original Premises and (B) the date hereof in the case of the 64th Floor Premises, Landlord shall provide Tenant with a demolition plan for the floor in question in accordance with items 1 and 15 of Exhibit B annexed hereto, as applicable, which demolition plans prepared by Landlord shall be suitable for filing with the New York City Department of Buildings to enable Landlord to perform the Extension Work in question. Within 7 Business Days after the date Landlord provides Tenant with any such demolition plan referred to in clause (A) above and by no later than thirty (30) days after the date Landlord provides Tenant with respect to the demolition plan referred to in clause (B) above (but in no event earlier than April 1, 2011 in any such case with respect to clause (B) above), Tenant shall provide Landlord with any changes to the demolition plan in question, and if Tenant shall fail to provide any such changes within the time periods detailed above or to timely perform any work that Tenant is obligated to perform pursuant to item 1 of Exhibit B or to timely provide any information that Tenant is required to provide pursuant to item 1 of Exhibit B, Landlord shall be entitled to perform, and Substantially Complete, such demolition work in accordance with the demolition plan prepared by Landlord, as modified by Tenant (if Tenant timely provides such changes), without regard to such information not provided, or such work not performed, by Tenant. In performing the Extension Work or the Expansion Extension Work Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Except as provided above, Landlord shall prepare all plans and obtain all permits and signoffs from applicable authorities in connection with the Extension Work. Except as provided herein, there shall be no Rent abatement or allowance to Tenant or a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, delay, annoyance or injury to business or to Tenant’s installations (or the performance of Alterations) or Tenant’s personal property in the Original Premises arising from the performance of the Extension Work or the Expansion Extension Work or the storage of any materials in connection therewith (pursuant to the terms of Section 6(a)(i) above), except that Landlord shall repair any damage caused by it to any of Tenant’s Installations or improvements that Landlord is required to leave intact during the performance of any Extension Work or Expansion Extension Work, as applicable, in respect of the Original Premises. Notwithstanding the foregoing, if (x) Landlord fails to Substantially Complete the Extension Work or the Expansion Extension Work, as applicable, in respect of (i) one Turned Over Floor of the Original Premises and redeliver possession of such floor of the Original Premises in accordance with the terms of this Amendment within 90 days after the Turn Over Date in respect thereof, (ii) two Turned Over Floors of the Original Premises and redeliver possession of such floors of the Original Premises in accordance with the terms of this Amendment within 120 days after the Turn Over Date in respect thereof, (iii) three Turned Over Floors of the Original Premises and redeliver possession of such floors of the Original Premises in accordance with the terms of this Amendment within 150 days after the Turn Over Date in respect thereof, (iv) each of the 3rd Floor Premises and the 8th Floor Premises and deliver possession of the 3rd Floor Premises to Tenant in the condition required hereunder on November 1, 2011 and deliver possession of the 8th Floor Premises to Tenant in the condition required hereunder on October 1, 2011 (subject to any early delivery thereof pursuant to Section 3(b) above) (for the purposes of clause (1) below only and not clause (2) below), (v) the 64th Floor Premises and deliver possession of the 64th Floor Premises to Tenant in the condition required hereunder on October 1, 2011 (subject to Landlord’s rights under Section 3(j) and subject to any early delivery thereof pursuant to Section 3(b) above) (for the purposes of clause (1) below only and not clause (2) below), (vi) if Tenant exercises the 55th Option, the 55th Floor Premises and deliver possession to Tenant on October 1, 2011 (subject to any early delivery thereof pursuant to Section 3(b) above) (for the purposes of clause (1) below only and not clause (2) below) and/or (vii) the Lower Level Premises on October 1, 2011 (for the purposes of clause (1) below only and not clause (2) below), which dates, in each case, are subject to extension for Tenant Delay in respect of the particular space in question and Force Majeure in respect of the particular floor in question (which Force Majeure shall not exceed 180 days in the aggregate in respect of any particular floor) or (y) Landlord fails to deliver the Temporary Space on October 1, 2011, then, as Tenant’s exclusive remedy with respect thereto (except as otherwise expressly provided in this Amendment), (1) the fixed rent in respect of the floor or floors in question shall be abated by one day for each day after such date applicable thereto that Landlord is delayed in delivering the 3rd Floor Premises, the 8th Floor Premises and/or the 64th Floor Premises (and the 55th Floor Premises, if applicable) in the condition required hereunder and/or in redelivering the floor or floors of the Original Premises to Tenant with Landlord’s Extension Work Substantially Completed (which abatement shall be in addition to the abatement of fixed rent to which Tenant is entitled pursuant to Section 2(b)(vi) in the case of the Original Lazard Premises and pursuant to Section 3(c)(viii) in the case of the 48th Floor Premises, the 49th Floor Premises, the 3rd Floor Premises, the 8th Floor Premises and the 64th Floor Premises (and the 55th Floor Premises, if applicable) and which shall extend the Temporary Space Expiration Date with respect to the Temporary Space) (it being understood and agreed that in no event shall Landlord be required to make any actual payment to Tenant at the expiration of the term hereof with respect to any abatement Tenant shall be entitled to hereunder but has then not yet received, but that Tenant shall be entitled to apply any such abatement it is entitled to hereunder but has not yet received to payments of additional rent hereunder so that Tenant receives the full benefit of any such abatement) plus (2) Tenant shall be entitled to an additional abatement of three-tenths of an extra day of fixed rent for each floor of the Original Premises as to which Landlord has not Substantially Completed the Extension Work within the time periods described above for such Turned Over Floors, provided, however, that to the extent such additional fixed rent abatement under this clause (2) results from delay in the Substantial Completion of the Extension Work with respect to Turned Over Floors consisting of the 48th Floor Premises and/or the 49th Floor Premises, Tenant shall be entitled to such additional rent abatement as specified above in this clause (2) but such rent abatement shall only be applied to Rent payable in respect of the 48th Floor Premises and/or the 49th Floor Premises until fully applied and received by Tenant.

(b) If (i) the aggregate number of days of delay by Landlord in delivering or redelivering floors of the Original Premises, the 3rd Floor Premises, the 8th Floor Premises, the 64th Floor Premises (and the 55th Floor Premises, if applicable) and/or the Temporary Space beyond the dates specified in clause (x) of Section 6(a)(ii) above for the delivery or redelivery thereof (a “Landlord Delay”) exceed 180 days in the aggregate, as extended by Tenant Delay and Force Majeure (which extension for Force Majeure shall not exceed 180 days in the aggregate per floor as provided in Section 6(a)(ii) above) and (ii) Tenant is delayed in performing the Installations in the Original Premises, the 3rd Floor Premises, the 8th Floor Premises and/or the 64th Floor Premises (and the 55th Floor Premises, if applicable) due to such Landlord Delay, then Landlord shall pay Tenant any incremental increase in the costs incurred by Tenant in performing the Installations in the Original Premises, the 3rd Floor Premises, the 8th Floor Premises and/or the 64th Floor Premises (and the 55th Floor Premises, if applicable) and/or in relocating and moving from the Original Premises to and from the Temporary Space (or to and from other floors constituting the Premises); it being understood and agreed that the payment due under this Section 6(b) due to a Landlord Delay shall be Tenant’s sole and exclusive remedy with respect to such Landlord Delay. Landlord shall make such payment within 30 days after Tenant provides Landlord with reasonable evidence of any such incremental increase in such costs. If Landlord fails to timely pay any amount which is due and payable under this Section 6(b), and such failure continues for 10 Business Days after Tenant notifies Landlord of such failure (which notice shall state that Tenant intends to set-off such amount against the next installment or installments of the fixed rent due under the Lease unless Landlord pays such amount to Tenant within such 10-Business Day period), then Tenant may set off such amount (to the extent not subject to dispute and to the extent that Tenant has, in fact, expended such amount or such amount is then due and owing), together with interest thereon at the Interest Rate from the date such amount became due and payable until credited, against the next installments of fixed rent coming due under the Lease.

(c) Landlord shall have no obligation to commence any Extension Work in respect of the Original Premises with respect to any Turn Over Date occurring from and after January 1, 2015, as such date may be extended (on a day-for-day basis) by Force Majeure (with respect to Force Majeure Delays affecting Landlord and/or Tenant) and Landlord Delay (it being understood and agreed that Landlord Delay, for purposes of this clause (c) only, shall also include any actual delays encountered by Tenant in performing Tenant’s Installations or in occupying or re-occupying a particular floor of the Premises for the conduct of its business as the result of (i) any wrongful or negligent act or omission of Landlord or any of Landlord’s agents, contractors or employees, (ii) any breach of Landlord’s obligations under the Lease and/or (iii) any request by Landlord or any of its agents that Tenant delay the performance of any of the Installations, and Tenant shall give Landlord prompt notice (which notice shall be given in accordance with the fifth (5th) sentence of Section 3(j) of this Amendment) of such Landlord Delay following Tenant’s knowledge of same (and if Tenant fails to give such prompt notice, then no Landlord Delay shall be deemed to occur until such notice is delivered to Landlord), which notice shall state in reasonable detail the basis of such Landlord Delay and provide reasonably sufficient evidence thereof (to the extent applicable). Any extension of the January 1, 2015 date detailed above pursuant to this clause (c) due to Force Majeure and/or Landlord Delay shall not be duplicative if a delay due to Force Majeure and Landlord Delay occur simultaneously or caused the same delay of Tenant.

(d) During the performance of any of the Extension Work in respect of any floor or the Original Premises, Tenant shall have no obligation to pay any fixed rent, additional rent for Operating Expenses and Taxes and any other items of additional rent (including, but not limited to, electricity and utility charges) in respect of the Turned Over Floors commencing on the Turn Over Date in respect thereof and ending on the Substantial Completion of the Extension Work in respect thereof and redelivery thereof to Tenant by Landlord, which free rent is in addition to any other free rent Tenant is entitled to hereunder.

(e) Landlord shall provide Tenant with at least 10 days’ prior notice of the Substantial Completion of any Extension Work in respect of any Turned Over Floor or Floors. If Landlord expects delays in delivering any portion of any Turned Over Floor or Floors beyond the date specified in such notice, Landlord shall on or prior to 3 Business Days prior to the expiration of said 10-day period in respect of such Turned Over Floor or Floors provide Tenant with a second notice which shall update the date of Substantial Completion of the Extension Work in respect thereof. Landlord and Tenant shall thereupon set a mutually convenient time prior to the Substantial Completion of the Extension Work in respect thereof for Tenant and Landlord to inspect the applicable Turned Over Floor and the Extension Work, at which time Tenant shall prepare and submit to Landlord a list of Punch List items, if any, to be completed. Upon completion of the inspection, but subject to Tenant’s rights under Section 18(j) of this Amendment, Tenant shall acknowledge in writing that Substantial Completion of the Turned Over Floor or Floors has occurred, subject to any Punch List Items to be completed. Landlord shall complete the Punch List Items within 45 days thereafter.

(f) (i) Notwithstanding anything to the contrary contained herein, if in connection with the performance of Tenant’s initial work (“Initial Work”) in any portion of the Original Premises, the Offered Space, the Additional Premises, the Expansion Premises, the Must-Take Space, the 600 Must-Take Space and/or the Lower Level Premises (any portion of which is referred to herein as, “Abatement Space”) following the date of this Amendment, (x) Requirements mandate or (y) Tenant requires that asbestos or asbestos containing material or other hazardous materials (as defined as such as of the date hereof under applicable Requirements) be removed from the Abatement Space, Landlord shall remove such hazardous materials from the Abatement Space and such removal shall comply with Requirements (but in no event shall any Requirements be construed to permit Landlord to abate, encapsulate or otherwise remediate and removal shall be required) (“Landlord’s Asbestos Work”), provided (i) such work does not require removal of any asbestos-containing materials or hazardous materials located in the Building’s core or structural perimeter, core toilets (other than in the case where the Offered Space consists of an entire floor of the Building), behind perimeter heating units (other than in the case where Tenant is using a four pipe HVAC system in the Abatement Space in question) or in shafts, columns, beams, floor tiles, wet stacks, ceiling tile mastic or in the mechanical and fan rooms not demised to Tenant, and (ii) such work is being performed by Tenant strictly in accordance with approved plans. Other than Landlord’s Asbestos Work, Tenant, at its sole cost and expense, shall be solely responsible for any abatement, removal, or encapsulation in the Abatement Space that may be required to comply with any and all applicable Requirements. In the event Landlord is required to perform Landlord’s Asbestos Work as aforesaid, Landlord shall perform the same following the applicable Abatement Turnover Date in question, Landlord’s receipt of any permits solely applicable to Landlord’s Asbestos Work (and not applicable to any Initial Work to the Abatement Space, permits for which are the responsibility of Tenant) and Tenant’s receipt of any necessary governmental permits at a time to be mutually agreed upon by Landlord and Tenant. Tenant will afford Landlord and its employees, contractors and agents access to the Abatement Space in question at all reasonable times for the performance of Landlord’s Asbestos Work and for the storage of materials reasonably required in connection therewith, and Tenant will avoid any interference with the performance of such work. In performing Landlord’s Asbestos Work, Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Except as provided in Section 6(f)(iii) below, there shall be no Rent abatement or allowance to Tenant or a diminution of rental value, no delay of any Abatement Space commencement date, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, delay, annoyance or injury to business or to Tenant’s installations (or the performance of Alterations) or Tenant’s personal property in the Abatement Space in question arising from the performance of Landlord’s Asbestos Work or the storage of any materials in connection therewith.

(ii) As soon as reasonably practicable after Tenant shall provide Landlord with Tenant’s Installation plans (approved by Landlord and in form to be filed with the New York City Building Department) for the performance of Tenant’s Initial Work in the Abatement Space in question (“Tenant’s Initial Plans”) but in no event later than 3 Business Days thereafter, Landlord shall provide Tenant with ACP-5 and/or ACP-7 certificates in respect of such Initial Work; provided however Landlord’s obligations under this Section 6(f), shall not apply unless Tenant submits such Tenant’s Initial Plans to Landlord prior to the 24 month anniversary of the date Landlord delivers or redelivers the Abatement Space in question to Tenant in the condition required by this Amendment. Within fifteen (15) days of Landlord’s receipt of Tenant’s Initial Plans but in no event later than the date Tenant obtains any necessary permits from the New York City Building Department permitting Tenant to proceed with such Initial Work (Tenant agrees to provide concurrent notice to Landlord of when Tenant is submitting any of Tenant’s Initial Plans to the New York City Building Department) and Landlord’s receipt of any permits applicable solely to Landlord’s Asbestos Work (and not applicable to any Initial Work to the Abatement Space, permits for which are the responsibility of Tenant), Landlord shall provide Tenant with a survey, which survey shall indicate the areas thereof which contain asbestos or asbestos containing materials or other hazardous materials (“Excluded Work Areas”). Tenant shall cooperate with Landlord so that Landlord has all necessary access to the Excluded Work Areas to perform Landlord’s Asbestos Work without interference or delay. Promptly following the date (an “Abatement Turnover Date”) which is the latest to occur of (1) the date on which Tenant has vacated the Abatement Space in question, and other areas of the Premises required in connection therewith, (2) the date on which Tenant has, at Tenant’s sole cost and expense, removed Tenant’s property from such Abatement Space so as not to interfere with the performance of Landlord’s Asbestos Work in respect of such Abatement Space and to protect same against damage or loss during the performance of such Landlord’s Asbestos Work (it being hereby agreed to by Landlord and Tenant that Landlord shall not be obligated to perform such Landlord’s Asbestos Work until Tenant has done so and so long as Tenant continues to do so), and (3) the date on which Tenant notifies Landlord that the preceding conditions are satisfied, Landlord will use reasonable efforts (without any obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses) to diligently prosecute Landlord’s Asbestos Work in respect of each such Abatement Space following the Abatement Turnover Date to completion within 7 days thereafter.

(iii) Notwithstanding anything to the contrary contained herein and provided that Tenant complies with the provisions of Sections 6(f)(i) and (ii) , in the event that Landlord shall fail to Substantially Complete the performance of the Asbestos Work in respect of any Abatement Space within seven (7) days after the Abatement Turnover Date in respect thereof, then Tenant shall receive, as Tenant’s sole and exclusive remedy in connection therewith, an abatement of fixed rent and additional rent in respect of Taxes and Operating Expenses payable in respect of such Abatement Space equal to (1) one day of such rent payable on a per diem basis with respect to such Abatement Space for each day of the period beginning on the 8th day following the Abatement Turnover Date in respect of such Abatement Space and ending on the date that Landlord shall Substantially Complete such Landlord’s Asbestos Work; provided, however, that Tenant shall not be entitled to any such abatement in respect of any such Abatement Space if and to the extent that any such delay in the Landlord Asbestos Work (1) is caused by Tenant’s failure to comply with its obligations under this Amendment or the Original Lease, (2) is caused by any acts or omissions of Tenant, including delays due to changes in or additions to, Tenant’s Initial Plans, or (3) is not the primary cause of a delay in the Substantial Completion by Tenant of Tenant’s work in such Abatement Space and the occupancy of such Abatement Space for the conduct of its business following the substantial completion of such Tenant’s construction work.

7. Landlord’s Extension Contribution. (a) Landlord agrees to pay to Tenant, to be applied to the cost of the work to be performed by Tenant to construct improvements in connection with Tenant’s continued occupancy of the Original Lazard Premises and Tenant’s continued and initial occupancy, as applicable, of the Additional Premises (collectively, the “Installations”), an amount (“Landlord’s Extension Contribution”) not to exceed the product of (x) $75.00 multiplied by (y) the number of rentable square feet as set forth in this Amendment comprising the Original Premises (other than the 19th Floor Premises), the 3rd Floor Premises, the 8th Floor Premises and the 64th Floor Premises (and the 55th Floor

Premises, if applicable), provided that if Tenant shall exercise a Termination Option (as hereinafter defined) and, as a result thereof, the rentable square feet in the Original Lazard Premises is reduced, the amount of Landlord’s Extension Contribution shall also be reduced accordingly and, if Landlord has prior to the exercise of a Termination Option disbursed amounts of the Landlord’s Extension Contribution in excess of what Tenant would then be entitled to hereunder following the reduction in rentable square footage as a result of such Termination Option, Tenant shall within 30 days after demand by Landlord repay to Landlord such excess amount, provided further that as of any date on which Landlord is required to make payment pursuant to Section 7(b) hereof: (i) the Lease is in full force and effect, and (ii) no monetary default has occurred and is continuing under the Lease beyond any applicable grace or cure period (it being understood that so long as Tenant cures any such default and the Lease is not terminated as a result of such default, Tenant shall be entitled to the full amount of Landlord’s Extension Contribution provided for herein in accordance with the provisions hereof). By way of example only, if Tenant does not exercise the Termination Option or the 55th Option (and subject to Section 2(d), Section 9(f)(ix) and Sections 19 and 20 hereof), Landlord’s Extension Contribution shall equal $28,565,925.00. Tenant shall pay all costs of the Installations in excess of Landlord’s Extension Contribution. Landlord’s Extension Contribution shall be payable solely on account of labor directly related to the Installations and materials used in the Original Premises and the Additional Premises in connection with the Installations, except that Tenant may apply up to 20% of Landlord’s Extension Contribution to pay “soft costs” incurred in connection with the Installations, which shall be limited to the actual architectural, consulting, moving and engineering fees incurred by Tenant in connection therewith. Tenant shall not be entitled to receive any portion of Landlord’s Extension Contribution not actually expended by Tenant in the performance of the Installations or for “soft costs” in accordance with this Section 7(a), nor shall Tenant have any right to apply any unexpended portion of Landlord’s Extension Contribution as a credit against fixed rent or additional rent or any other obligation of Tenant under the Lease except as provided in Section 7(c) below. Any amount of Landlord’s Extension Contribution in respect of the Original Lazard Premises and the Additional Premises which has not been requisitioned on or prior to May 31, 2015 (as such date shall be extended (on a day-for-day basis) by the number of days of Landlord Delay and Force Majeure affecting Tenant; it being understood and agreed that Landlord Delay, for purposes of this Section 7(a) only, shall also include any actual delays encountered by Tenant in performing Tenant’s Installations or in occupying or re-occupying a particular floor of the Premises for the conduct of its business as the result of (i) any wrongful or negligent act or omission of Landlord or any of Landlord’s agents, contractors or employees, (ii) any breach of Landlord’s obligations under the Lease and/or (iii) any request by Landlord or any of its agents that Tenant delay the performance of any of the Installations, and Tenant shall give Landlord prompt notice of such Landlord Delay following Tenant’s knowledge of same (and if Tenant fails to give such prompt notice, then no Landlord Delay shall be deemed to occur until such notice is delivered to Landlord), which notice shall state in reasonable detail the basis of such Landlord Delay and provide reasonably sufficient evidence thereof (to the extent applicable)) shall be retained by Landlord. Any extension of the May 31, 2015 date detailed above pursuant to this Section 7(a) due to Force Majeure and/or Landlord Delay shall not be duplicative if a delay due to Force Majeure and Landlord Delay occur simultaneously or caused the same delay of Tenant. Notwithstanding the foregoing, Landlord’s Extension Contribution shall be increased by the amount of $8,396,480.00 (the “Additional Allowance”), which increased amount (as same may be increased or decreased pursuant to the following sentence), shall be payable by Landlord to Tenant in accordance with all of the same terms and conditions of this Section 7, but only with respect to Installations and soft costs performed in, or incurred with respect to, floors 57 through and including 64. Promptly after August 1, 2011, the Must-Take Space Inclusion Date, the Offered Space Commencement Date with respect to the 600 Offered Space (but only to the extent that Section 9(f)(ix) shall apply to the 600 Offered Space pursuant to the terms and conditions thereof) and the 600 Must-Take Space Inclusion Date (or the 19th Floor Date), as applicable, Landlord and Tenant shall enter into an amendment or amendments of the Lease to increase or decrease, as applicable, the Additional Allowance if Tenant has exercised any of its rights with respect to the Termination Option set forth in Section 10 hereof, exercised the 55th Option, leases the Must-Take Space pursuant to Section 19 hereof, leases the 600 Must-Take Space pursuant to Section 20 hereof, leases the 19th Floor for the entire Extension Period pursuant to Section 2(d) hereof and/or leases the 600 Offered Space if Landlord gives an Offered Space Notice with respect to the 600 Offered Space prior to January 1, 2014 (without adjustment if Tenant leases any other Offered Space or if Landlord gives an Offered Space Notice with respect to the 600 Offered Space on or after January 1, 2014 or with respect to any Expansion Space consisting of the 50th Floor Premises, the 54th Floor Premises and/or the 55th Floor Premises); which increase or decrease applicable thereto shall be based on the percentage increase or decrease in the gross rent due hereunder as a result of the aggregate gross rent payable in respect of the particular space in question, taking into account the timing of such leasing or termination thereof, the rent commencement date for such additional space, any applicable free rent period with respect to such space and other similar relevant factors thereto. Anything to the contrary herein notwithstanding, any increase in the Additional Allowance pursuant to the preceding sentence may also be utilized by Tenant with respect to Installations on the particular floor in question that resulted in such increased Additional Allowance.

(b) Landlord shall from and after September 1, 2011 (or such earlier date if (i) any portion of the Additional Premises is delivered to Tenant at Tenant’s election prior to such date or (ii) any of the Turned Over Floors are re-delivered to Tenant in the condition required hereunder prior to such date) make progress payments to Tenant on a monthly basis, for the work performed during the previous month, up to the entire amount of Landlord’s Extension Contribution other than the final amount equal to $100,000 (the “Retainage”), which shall be retained by Landlord pursuant to the terms hereof. Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amounts theretofore incurred by Tenant (as certified by an executive officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers which have not been subject to previous disbursements from Landlord’s Extension Contribution. Progress payments shall be made within 30 days next following the delivery to Landlord of requisitions therefor, signed by an executive officer of Tenant, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) AIA Forms G701 (if applicable), G702 and G703 signed by Tenant’s architect, and (iii) with the exception of the first requisition, copies of paid invoices for any disbursement made by Landlord in the prior month. Tenant shall submit to Landlord no more than one requisition for payment in any calendar month. Landlord shall disburse the Retainage upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under this Section 7(b), together with (A) copies of paid invoices covering all of such Installations, (B) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Installations by governmental authorities having jurisdiction thereover, (C) final “as-built” plans and specifications for the Installations required by Section 6.1(e) of the Lease, (D) issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Installations, and (E) a request for payment from Tenant’s architect accompanied by AIA forms G701 (if applicable), G702 and G703 signed by Tenant’s architect. The right to receive Landlord’s Extension Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party (other than a permitted assignee under the Lease), including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity.

(c) If Landlord fails to pay any amount which is due and payable to Tenant under this Section 7 on the due date therefor (provided such failure is not subject to a good faith dispute between Landlord and Tenant or the insufficiency of a requisition, it being understood that if Landlord disputes in good faith a portion of any requisition prior to the date such requisition is due and payable to Tenant, Landlord shall in all events timely pay the portion thereof that is not in dispute and Landlord shall promptly notify Tenant of such dispute, specifying what and which portion of the requisition Landlord is disputing) and such failure continues for 10 Business Days after Tenant notifies Landlord of such failure (which notice shall state that Tenant intends to set-off such amount against the next installment or installments of the fixed rent due under the Lease unless Landlord pays such amount to Tenant within such 10-Business Day period) and provided no default after notice and lapse of time in respect of a monetary payment has occurred and is continuing (it being understood that so long as Tenant cures any such default and the Lease is not terminated pursuant to such default, Tenant shall be entitled to the full amount of the Landlord’s Extension Contribution provided for herein in accordance with the provisions hereof), then Tenant may set off such amount (to the extent not subject to dispute and to the extent that Tenant has, in fact, expended such amount or such amount is then due and owing), together with interest thereon at the Interest Rate from the date such amount became due and payable until credited, against the next installments of fixed rent coming due under the Lease. Any good faith dispute under this Section 7 regarding the costs requisitioned or the sufficiency of a requisition by Tenant shall be resolved by Landlord and Tenant by arbitration pursuant to the expedited procedures of the rules and regulations of the American Arbitration Association (currently Sections E - 1 through E - 10 thereof) and during the pendency of any dispute or arbitration proceeding, Tenant shall have no right to set off the amount in dispute under this Section 7.

8. Renewal Terms. (a) (i) Tenant, at its option, shall have the right to renew the term of the Lease for the Renewal Premises (as hereinafter defined) for (x) one renewal term of 10 years, commencing on November 1, 2033 and ending on October 31, 2043 or (y) two successive renewal terms of 5 years each, the first commencing on November 1, 2033 and ending on October 31, 2038 (the “1st 5 Year Renewal Term”), and the second commencing on November 1, 2038 and ending on October 31, 2043 (the “2nd 5 Year Renewal Term”; any of the 10 Year Renewal Term, the 1st 5 Year Renewal Term and/or the 2nd 5 Year Renewal Term selected or deemed selected by Tenant hereunder is a “Renewal Term”; the first day of the 10 Year Renewal Term and the 1st 5 Year Renewal Term (i.e., November 1, 2033 in either case) and the first day of the 2nd 5 Year Renewal Term (i.e. November 1, 2038), as the case may be, is each referred to as a “Renewal Term Commencement Date”) unless with respect to any Renewal Term, such Renewal Term shall sooner terminate pursuant to any of the terms of the Original Lease, as amended hereby, or otherwise. Each Renewal Term shall commence only if (a) Tenant notifies Landlord (an “Exercise Notice”) of Tenant’s exercise of such renewal right not later than 18 months prior to the then expiration date of the Lease, (b) at the time of the exercise of such right, no monetary or material non-monetary default after notice and the expiration of any grace or cure period shall have occurred and be continuing under the Lease, and (c) (i) Tenant (together with any Affiliates and Permitted Users) occupies at least 70% of the Renewal Premises at the time the Exercise Notice is given and if Tenant (together with any Affiliates and Permitted Users) does not then occupy at least 70% of the Renewal Premises at the time the Exercise Notice is given, then Tenant may certify to Landlord that Tenant (together with its Affiliates and Permitted Users) intends to occupy at least 70% of the Renewal Premises during the Renewal Term in question (it being understood and agreed that any such occupancy test shall be deemed satisfied so long as Tenant does not sublet more than 30% of the Premises to non-Affiliates or other unrelated third parties) and (ii) Tenant (together with any Affiliates and Permitted Users) occupies at least 70% of the Renewal Premises on the day immediately prior to the applicable Renewal Term Commencement Date (it being understood and agreed that any such occupancy test shall be deemed satisfied so long as Tenant does not sublet more than 30% of the Premises to non-Affiliates or other unrelated third parties). Time is of the essence with respect to the giving of each Exercise Notice.

(ii) Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions of the Lease, except that (u) the fixed rent shall be determined as provided in Section 8(b), (v) Tenant shall have no further right to renew the term of the Lease if the first Renewal Term is for 10 years and Tenant shall have no further right to renew the term of the Lease after the 2nd 5 Year Renewal Term if the first renewal term is for 5 years, (w) the Base Real Estate Taxes shall mean the R. E. Tax Share of the Real Estate Taxes for the Tax Year beginning on the July 1st of the calendar year in which the Renewal Term Commencement Date in question occurs, and (x) the Base Com shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on the January 1st of the calendar year in which the Renewal Term Commencement Date in question occurs.

(iii) Upon the commencement of each Renewal Term, (1) the Renewal Term shall be added to and become part of the term of the Lease, (2) any reference in the Lease to the “term of this Lease” or any similar expression in the Lease shall be deemed to include the Renewal Term in question, (3) the term “Premises” as used in the Lease shall be deemed to refer to the Renewal Premises and (4) the Extended Expiration Date shall become the last day of the Renewal Term in question. Any termination, cancellation or surrender of the entire interest of Tenant under the Lease at any time during the term of the Lease shall terminate any right of renewal of Tenant under the Lease.

(iv) For the purposes of this Section, the term “Renewal Premises” shall (1) in respect of the 30 Building consist of (A) at least six entire floors of the then Premises located in the 30 Building subject to the Lease; provided, however, with respect to the 2nd 5 Year Renewal Term, Tenant shall be entitled to renew the lesser of (X) six entire floors of the then Premises subject to Lease and (Y) two entire floors less than the then-existing Premises subject to Lease, (B) if any or all of the floors described in clause (1)(A) above are contiguous or are part of a contiguous stack of floors within an elevator bank in the 30 Building, then such full floors must begin with either the bottom or the top of any such stack of contiguous floors in an elevator bank and be contiguous to each other (provided, however, if clause (A) above is satisfied, then the bottom-most or top-most floor may be a partial floor so long as Tenant is renewing all of the space leased by Tenant on such floor), (C) other entire floors of the then Premises located in the 30 Building subject to the Lease which serve as a trading floor, cafeteria, conference center, or are critical to Tenant’s operations in the Renewal Premises, whether or not contiguous to other floors in the Renewal Premises, and (D) if Tenant leases any partial floor in the 30 Building, Tenant may not renew less than the entirety of such partial floor and/or (2) in respect of the 600 Building consist of (A) to the extent there are contiguous floors that form a part of the Premises in the 600 Building, then at least two contiguous floors of the Premises located in the 600 Building and otherwise at least two floors of the 600 Building or the entire Premises located in the 600 Building if same consists of less than two floors, (B) if any or all of the floors described in clause (2)(A) above are contiguous or are part of a contiguous stack of floors within an elevator bank in the 600 Building, then such full floors must begin with either the bottom or the top of any such stack of contiguous floors in an elevator bank and be contiguous to each other, and (C) if Tenant leases any partial floor in the 600 Building, Tenant may not renew less than the entirety of such partial floor. At Tenant’s election, the Renewal Premises may include the Basement Premises and/or the Lobby Premises. Subject to the foregoing, Tenant shall include a description of the Renewal Premises in the Exercise Notice and Tenant’s failure to do so shall be deemed an election to renew the term of the Lease in respect of the entirety of the then Premises subject to the Lease (including the Basement Premises and the Lobby Premises (but, with respect to such Lobby Premises, only to the extent the Renewal Premises include space located in the 30 Building)). Tenant shall have the right to decrease the size of the Renewal Premises in respect of the 30 Building during the 2nd 5 Year Renewal Term from that selected or deemed selected by Tenant during the 1st 5 Year Renewal Term, provided that the Renewal Premises during the 2nd 5 Year Renewal Term shall comply with clause (1) above. For purposes of clarification, Tenant shall have the right to renew the term of the Lease in respect of either of the Renewal Premises located in the 30 Building or the 600 Building or both (and shall have the right to include therein the Basement Premises and/or the Lobby Premises (but, with respect to such Lobby Premises, only to the extent the Renewal Premises include space located in the 30 Building).

(b) Renewal Term Rent. The fixed rent payable during each Renewal Term shall be equal to the annual Fair Market Value (as hereinafter defined) as of the Renewal Term Commencement Date in respect of such Renewal Term. “Fair Market Value” shall mean the fair market annual rental value of the Renewal Premises as of the applicable Renewal Term Commencement Date in question for a term equal to the Renewal Term in question (provided such term shall be deemed to be 10 years for the purposes of determining the Fair Market Value), based on comparable space in the Building and the 600 Building (as applicable), and on comparable space in Comparable Buildings, with (i) the Renewal Premises considered as vacant, and in “as is” condition existing on the Renewal Term Commencement Date in question, (ii) the Base Real Estate Taxes being the R. E. Tax Share of the Real Estate Taxes for the Tax Year beginning on the July 1st of the calendar year in which the Renewal Term Commencement Date in question occurs, and (iii) the Base Com being the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on the January 1st of the calendar year in which the Renewal Term Commencement Date in question occurs. The calculation of Fair Market Value shall also take into account all other relevant factors, whether favorable to Landlord or Tenant. Landlord shall advise Tenant (a “Rent Notice”) of Landlord’s determination of Fair Market Value at least 180 days prior to the Renewal Term Commencement Date in question. If Tenant disputes or is deemed to dispute Landlord’s determination of Fair Market Value in respect of a Renewal Term, the dispute shall be resolved by arbitration as provided in Section 8(c). If the fixed rent payable during a Renewal Term is not determined prior to the Renewal Term Commencement Date in question, Tenant shall pay fixed rent in respect of such Renewal Term in an amount equal to the sum of one-half of the Fair Market Value for the Renewal Premises as determined by Landlord plus one-half of the Fair Market Value for the Renewal Premises as determined by Tenant (the “Interim Rent”). Upon final determination of the fixed rent for the Renewal Term in question, Tenant shall commence paying such fixed rent as so determined, and within 30 days after such determination Tenant shall pay any deficiency in prior payments of fixed rent or, if the fixed rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of fixed rent in an amount equal to the overpayment.

(c) Arbitration. If Tenant disputes Landlord’s determination of Fair Market Value in respect of a Renewal Term pursuant to Section 8(b), Tenant shall give notice to Landlord of such dispute within 20 Business Days after delivery of the applicable Rent Notice (and if Tenant fails to timely give such notice, such failure shall be deemed to be an election by Tenant that it is disputing Landlord’s determination of the Fair Market Value), and such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows:

(i) Within 10 Business Days following Tenant’s demand or deemed demand for arbitration, Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a real estate broker or appraiser with at least 10 years full-time commercial brokerage or appraisal experience who is familiar with the fair market value of office space in the Borough of Manhattan, City of New York, New York. Within 10 Business Days after the service of the demand for arbitration (or Tenant’s deemed demand for arbitration due to Tenant’s failure to respond within the above referenced 20 Business Day period), Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall have qualifications similar to those required of Tenant’s arbitrator above. If Landlord fails to notify Tenant of the appointment of its arbitrator within such 10 Business Day period, and such failure continues for 3 Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Value for the Renewal Premises.

(ii) If two arbitrators are chosen pursuant to Section 8(c)(i), the arbitrators so chosen shall meet within 10 Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value. If within 20 Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Value, then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial (i.e., such person has not been associated or retained by either party in the past ten years) person with qualifications similar to those required of the first two arbitrators pursuant to Section 8(c)(i). If they are unable to agree upon such appointment within 5 Business Days after expiration of such 20 Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within 5 Business Days after expiration of the foregoing 5 Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the AAA. If the AAA shall refuse to appoint such third arbitrator or fail to do so within 15 days of request, or if the AAA shall no longer be in existence, either party hereto, on behalf of both, may apply to Judicial Arbitration & Mediation Services for the appointment of such third arbitrator and the other party shall not raise any objection as to the JAMS’ full power and jurisdiction to entertain the application and make such appointment. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 8(c)(iii). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(iii) The Fair Market Value in respect of each Renewal Term shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value supported by the reasons therefor (and any prior discussions and/or offers by Landlord or Tenant (or their respective arbitrators) shall not be admissible as evidence or for any other purpose)). The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within 30 days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value shall constitute his or her decision and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of the Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to the Lease evidencing the extension of the term of the Lease for the Renewal Term in question and confirming the fixed rent for the Renewal Term in question, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(iv) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

9. Offered Space Option. (a) If at any time during the term of the Lease prior to the last 36 months of the term of the Lease (as the same may be extended), any portion of the rentable area of (i) the 19th, 20th floor, 22nd floor, 23rd floor, 24th floor, 27th floor, 29th floor and/or the 46th floor of the 30 Building, (ii) each and every floor in the 30 Building above the 46th floor of the 30 Building (other than any floor above the 64th floor of the 30 Building) owned by Landlord or any Affiliate of Landlord (in which case Landlord shall cause such Affiliate to be bound by the terms of this Section 9) (it being understood and agreed that the 56th floor of the Building shall not be deemed Offered Space under this Section 9 until the date following the Must-Take End Date (as such term is defined in Section 19 of this Amendment) provided that Tenant is not then leasing the 56th floor pursuant to Section 19 of this Amendment, as the 56th floor shall be governed by the terms of Section 19 hereof from and after the date hereof through and including the Must-Take End Date) and/or (iii) the 600 Offered Space (as such term is defined in Section 20 below) (collectively, the “Offered Space”) shall be, or Landlord anticipates, acting in good faith, that such Offered Space shall be, Available (as hereinafter defined) for the then entire Extension Period (i.e., if another tenant detailed on Exhibit N annexed hereto with respect to the particular Offered Space in question has a right to lease the Offered Space as of a date (which date is (x) not subject to acceleration by Landlord pursuant to the terms of such other tenant’s lease such that Landlord has the right to offer such space to such tenant prior to offering same to Tenant hereunder and (y) after the date Tenant would be able to send an Acceptance Notice to Landlord with respect to such Offered Space but is prior to the expiration of the Extension Period), then same shall not be deemed Available until such time such other tenant has elected not to lease the Offered Space in question), Landlord shall deliver notice thereof to Tenant (an “Offered Space Notice”). Each Offered Space Notice shall set forth the Offered Space in question, Landlord’s determination of the Offered Space Fair Market Value (as hereinafter defined) for such Offered Space, the rentable square footage of such Offered Space (as determined pursuant to Section 9(f)(iii)), the date Landlord anticipates in good faith that such Offered Space will become Available (an “Anticipated Delivery Date”). Subject to Section 9(i), Landlord shall not deliver an Offered Space Notice to Tenant earlier than 12 months or later than 6 months prior to an Anticipated Delivery Date. Provided that all of the conditions precedent set forth in Section 9(e) below are satisfied by Tenant, Tenant shall have a one-time option (except as provided in Section 9(b) below) with respect to each such Offered Space (an “Offered Space Option”), exercisable by Tenant delivering irrevocable notice to Landlord (an “Acceptance Notice”) within 30 days of the giving by Landlord of such Offered Space Notice, to lease all (but not less than all except as hereinafter provided) of the Offered Space in question, upon the terms and conditions set forth in Section 9(f) below, and the Lease shall thereupon be modified as provided in Section 9(f) hereof. Following Landlord’s giving of an Offered Space Notice (but prior to Tenant’s exercise of an Offered Space Option), Landlord shall provide Tenant with access to the Offered Space in question in order for Tenant to inspect same to the extent Landlord has the right to do so. If the Offered Space contained in an Offered Space Notice shall consist of more than one floor of the Building, Tenant may exercise the Offered Space Option in respect of less than all such Offered Space, provided Tenant exercises its right to lease at least one entire floor of such Offered Space, and if Tenant desires to lease more than one entire floor of such Offered Space, Tenant shall have the right to lease (x) additional entire floors of such Offered Space, and if any of such floors of such Offered Space are contiguous or are part of a contiguous stack of floors, then such entire floors must begin with either the bottom or the top of any such stack of contiguous floors in an elevator bank and be contiguous to each other and (y) the entirety of such partial floor if there is any partial floor. Anything to the contrary herein notwithstanding, if the Offered Space consists of the 54th floor or the 55th floor of the Building and such offer is prior to the time Tenant shall be entitled to exercise its first Expansion Option or second Expansion Option, then if Tenant elects not to lease the 54th floor or the 55th floor under this Section 9, Tenant shall retain its rights to lease such floors, if applicable, under the terms and conditions of Section 5 hereof, without modification.

(b) Time shall be of the essence as to Tenant’s giving of each Acceptance Notice. If Tenant fails to timely give any Acceptance Notice, Landlord shall have no further obligation to Tenant (except as hereinafter set forth), and Tenant shall have no further rights, with respect to the Offered Space described in the applicable Offered Space Notice, and Landlord shall be free to lease such Offered Space to any third party or to otherwise dispose of such Offered Space. The above notwithstanding, (i) if Landlord shall fail to enter into a lease with a third party with respect to any Offered Space located on the 20th floor, the 46th floor and each and every floor above the 46th floor of the Building (other than any floor above the 64th floor of the Building) by the date which is the twelve (12) month anniversary of the Offered Space Notice applicable to such Offered Space, Landlord shall be obligated to reoffer such Offered Space to Tenant in accordance with the provisions of Section 9(a) prior to Landlord entering into a lease with a third party with respect to such Offered Space and (ii) if Landlord shall enter into a lease with a third party with respect to any Offered Space located on the 20th floor, the 46th floor and each and every floor above the 46th floor of the Building (other than any floor above the 64th floor of the Building) after Tenant has elected not to exercise its Offered Space Option with respect to such Offered Space, Landlord shall be obligated to reoffer such Offered Space to Tenant in accordance with the provisions of Section 9(a) prior to Landlord entering into a lease with a third party with respect to such Offered Space.

(c) “Available” shall mean as to any Offered Space that at the time Tenant would lease such Offered Space such Offered Space is no longer subject to the existing lease covering such Offered Space as of the date hereof or subject to a direct lease (i.e., a subtenant has attorned to Landlord pursuant to the terms of its subordination, non-disturbance and attornment agreement) with a subtenant in such Offered Space to whom Landlord has provided, prior to the date hereof (or to whom Landlord is required, pursuant to the current (as of the date hereof) terms of a lease existing as of the date hereof covering such Offered Space, to a future subtenant), a subordination, non-disturbance and attornment agreement (a “SNDA Subtenant”), and, in the case of any Offered Space that Landlord is obligated to reoffer to Tenant in accordance with the provisions of Section 9(b), any then existing future lease applicable thereto that Landlord has entered into following Tenant’s failure to exercise the applicable Offered Space Option in respect thereof within the time periods detailed in Section 9(b)(i) above; it being understood and agreed that Tenant’s rights under this Section 9 are subordinate to any tenant in the Building to which Landlord has, as of the date hereof, granted an expansion right (including as part of a right to expand into space to be designated by Landlord on one or more floors of the Building, which floors need not be specifically identified in the applicable lease or other agreement), first offer right or other similar right with respect to such applicable Offered Space, which rights (to the extent not expressly subordinate to the rights of Tenant in such other tenant’s lease) are (to the best of Landlord’s knowledge after independent investigation) identified on Exhibit N attached hereto with respect to the floors of the Offered Space shown thereon (it being understood that Landlord shall have the right to renew or extend the term of such tenancy for a longer or shorter period than that contemplated by such right or for less than the rentable square footage contemplated by such right). So long as a tenant leases the Offered Space in question or any portion thereof as of the date hereof, Landlord shall be free to extend any such tenancy for all or a portion of such tenant’s space under such lease for any period Landlord so desires, whether or not any such right exists in such tenant’s lease and whether or not such tenant has previously exercised any such renewal right and such renewed space shall not be deemed to be Available, provided that Tenant has not, prior to such extension or renewal, sent an Acceptance Notice with respect to such Offered Space; it being understood and agreed in no event shall Landlord be entitled to enter into a renewal or extension of any direct lease with a SNDA Subtenant unless same is pursuant to an express right granted to such subtenant in the applicable subordination, non-disturbance and attornment agreement or a direct lease with such SNDA Subtenant for which Landlord is required to recognize such SNDA Subtenant pursuant to the terms of the prior existing direct lease and which contained express renewal rights, in existence as of the date hereof. Notwithstanding any of the foregoing to the contrary, from and after the date hereof, Landlord shall not grant any rights of renewal or expansion to any tenant or other occupant of the Building or modify or amend such rights with respect to any Offered Space, except (A) to third parties if such rights are subordinate to the rights granted Tenant hereunder, (B) to new or existing tenants or occupants of any portion of the Offered Space after Landlord shall have first duly offered such Offered Space to Tenant pursuant to this Section 9 and Tenant has not timely sent an Acceptance Notice with respect thereto, or (C) as otherwise provided above in the second sentence of this Section 9(c). Notwithstanding anything to the contrary contained herein, the Offered Space consisting of the 19th floor of the 30 Building (to the extent Tenant no longer leases such floor pursuant to the terms of the Lease), the 50th floor of the 30 Building (subject to the terms of Section 5 hereof with respect thereto), nor any portion of the Terminated Premises nor any of the Expansion Space shall be deemed to be Available under this Section 9 until Landlord shall have initially leased such floor (or portion thereof) to a third party after the date Tenant vacates the 19th floor pursuant to the terms hereof or after the effective date with respect to the applicable Terminated Premises, as more fully detailed in Section 10 below, or after the date hereof with respect to the Expansion Space (including the 50th Floor), provided that the terms and conditions of Section 5 hereof shall remain in full force and effect with respect to such Expansion Space. Anything to the contrary herein notwithstanding, Landlord shall not enter into any subordination, non-disturbance and attornment agreement (or any direct lease) with an SNDA Subtenant (including, but not limited to, with Landlord or any affiliate of Landlord) as a subterfuge of Landlord’s obligations to Tenant under this Section 9.

(d) “Offered Space Fair Market Value” shall mean the fair market annual rental value of the Offered Space in question at the applicable Offered Space Commencement Date for a term commencing on the Offered Space Commencement Date (as hereinafter defined) applicable to such Offered Space and ending on the Extended Expiration Date, based on comparable space in the Building and the 600 Building (as applicable) and on comparable space in Comparable Buildings, with (i) such Offered Space considered as vacant and in the “as is” condition which same shall be in on such Offered Space Commencement Date, (ii) the Base Real Estate Taxes being the R. E. Tax Share of the Real Estate Taxes for the Tax Year beginning on the July 1st of the calendar year in which the Offered Space Commencement Date in question occurs, (iii) the Base Com being the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on the January 1st of the calendar year in which the Offered Space Commencement Date in question occurs and (iv) the measurement of the Offered Space in accordance with Section 9(f)(iii). The calculation of Offered Space Fair Market Value shall also take into account all other relevant factors, whether favorable to Landlord or Tenant, including the amount of the brokerage commissions payable in respect of the Expansion Space in question.

(e) Tenant shall have no right to exercise any Offered Space Option unless all of the following conditions have been satisfied on the date the applicable Acceptance Notice is delivered to Landlord and on the applicable Offered Space Commencement Date:

(i) No monetary or material non-monetary default beyond the expiration of all applicable notice and cure periods shall have occurred and then be continuing under the Lease; and

(ii) Tenant (together with its Affiliates and Permitted Users) shall be in occupancy of at least 70% of the Premises then subject to the Lease (which occupancy test shall be deemed satisfied so long as Tenant does not sublet more than 30% of the Premises to non-Affiliates or other unrelated third parties).

(f) Effective as of the date on which Landlord delivers vacant possession of the Offered Space in question to Tenant, free of all leases, tenancies and occupants and in broom-clean condition (an “Offered Space Commencement Date”) and through and including the Extended Expiration Date (as same may be further extended):

(i) The fixed rent for such Offered Space shall be the Offered Space Fair Market Value applicable thereto as determined in accordance with this Section 9; provided, however, if Landlord gives an Offered Space Notice with respect to the 600 Offered Space prior to January 1, 2014 (and Tenant subsequently gives an Acceptance Notice with respect thereto), then the fixed rent payable for such 600 Offered Space shall be equal to (a) $50.00 multiplied by the rentable square feet of the 600 Offered Space for the period commencing on the Offered Space Commencement Date and ending on the day immediately preceding the fifth (5th) anniversary of the 600 Offered Space Rent Commencement Date (b) $54.00 multiplied by the rentable square feet of the 600 Offered Space for the period commencing on the fifth (5th) anniversary of the 600 Offered Space Rent Commencement Date and ending on the day immediately preceding the tenth (10th) anniversary of the 600 Offered Space Rent Commencement Date; (c) $58.00 multiplied by the rentable square feet of the 600 Offered Space for the period commencing on the tenth (10th) anniversary of the 600 Offered Space Rent Commencement Date and ending on the day immediately preceding the fifteenth (15th) anniversary of the 600 Offered Space Rent Commencement Date, and (d) $64.00

multiplied by the rentable square feet of the 600 Offered Space for the period commencing on the fifteenth (15th) anniversary of the 600 Offered Space Rent Commencement Date and ending on the Extended Term Expiration Date;

(ii) Tenant shall make additional payments on account of Taxes and Operating Expenses with respect to such Offered Space in accordance with Article Twenty-Four of the Lease, except that (x) the Base Real Estate Taxes being the R. E. Tax Share of the Real Estate Taxes for the Tax Year beginning on the July 1st of the calendar year in which the Offered Space Commencement Date in question occurs, and (y) the Base Com being the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on the January 1st of the calendar year in which the Offered Space Commencement Date in question occurs (provided, however, if Landlord gives an Offered Space Notice with respect to the 600 Offered Space prior to January 1, 2014 (and Tenant subsequently gives an Acceptance Notice with respect thereto), then the Base Real Estate Taxes and the Base Com shall be the same Base Real Estate Taxes and Base Com applicable to the 3rd Floor Premises);

(iii) The rentable square footage of such Offered Space shall be determined in accordance with the Recommended Method of Floor Measurement for Office Buildings of the Real Estate Board of New York, Inc., revised December 2003, using the same loss factor then utilized by Landlord at the Center and as set forth in the applicable Offered Space Notice;

(iv) The Offered Space shall be delivered in its “as is”, broom-clean condition, and Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare the Offered Space for Tenant’s occupancy other than as provided in Section 6(f); provided, however, if Landlord gives an Offered Space Notice with respect to the 600 Offered Space prior to January 1, 2014 (and Tenant subsequently gives an Acceptance Notice with respect thereto), then the 600 Offered Space shall be delivered to Tenant on the Offered Space Commencement Date with the Expansion Extension Work therein completed;

(v) Such Offered Space shall be added to and be deemed to be a part of the Premises for all purposes of the Lease (except as otherwise provided in this Section 9);

(ivi) Landlord shall provide electricity to such Offered Space pursuant to the terms and conditions of Article Five of the Lease;

(viii) If Tenant shall lease the entirety of a floor of the Building as a result of the exercise of an Offered Space Option, the Premises shall, from and after Tenant’s leasing of the entirety of such floor, include the common corridors and lavatories on such floor; and

(ix) If Landlord gives an Offered Space Notice with respect to the 600 Offered Space prior to January 1, 2014 (and Tenant subsequently gives an Acceptance Notice with respect thereto), then,

(1) Landlord agrees to pay to Tenant, to be applied to the cost of the work to be performed by Tenant of Installations in the 600 Offered Space, an amount equal to $75.00 multiplied by the rentable square footage of the 600 Offered Space and the provisions of Article 7 hereof shall apply to the 600

Offered Space as if originally included therein, except that any reference therein to the “Original Premises” or the “Additional Premises” shall be deemed to be referring to the 600 Offered Space and any reference therein to “May 31, 2015” shall be deemed to mean “the three (3) year six (6) month anniversary of the Offered Space Commencement Date for the 600 Offered Space; it being understood and agreed that the amount detailed in this clause (ix)(1) shall be deemed part of the Landlord’s Extension Contribution for all purposes where such term is utilized in any SNDA, subject, however to the modifications detailed in this clause (ix)(1).

(2) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the monetary obligations contained in the Lease (it being understood that so long as Tenant cures any such default and the Lease is not terminated due to such default, Tenant shall be entitled to the full amount of any abatement provided for herein in accordance with the provisions hereof), (x) Tenant’s obligation to pay fixed rent and additional rent for Taxes and Operating Expenses and all utility charges payable under the Lease other than any charge for electricity in respect of any portion of the 600 Offered Space (which annual charge for electricity shall equal the product of $0.55 multiplied by the number of rentable square foot in the 600 Offered Space) shall be abated for the period (the “600 Offered Space Free Rent Period”) commencing on the Offered Space Commencement Date and ending on the day preceding the 12 month anniversary of the Offered Space Commencement Date (the day immediately following the last day of the 600 Offered Space Free Rent Period shall be referred to herein as the “600 Offered Space Rent Commencement Date”) and (y) Tenant’s obligation to pay fixed rent with respect to the 600 Offered Space shall be abated for the period commencing on May 1, 2033 and ending on the Extended Expiration Date, both dates inclusive. The 600 Offered Space Free Rent Period shall be extended by the number of days during same that Tenant is entitled to an abatement of fixed rent during such 600 Offered Space Free Rent Period for any other reason under this Lease (e.g., due to casualty).

(g) Except as expressly set forth herein, in no event shall Landlord be obligated to incur any fee, cost, expense or obligation, nor to prosecute any legal action or proceeding, in connection with the delivery of any Offered Space to Tenant nor shall Tenant’s obligations under the Lease with respect to the Premises or the Offered Space be affected thereby, except that if the prior tenant or occupant holds over in any Offered Space beyond 45 days, Landlord shall at its expense commence and diligently prosecute appropriate proceedings to recover vacant possession of such Offered Space. Except as provided below, Landlord shall not be subject to any liability and the Lease shall not be impaired if Landlord shall be unable to deliver possession of any Offered Space to Tenant on any particular date. Tenant hereby waives any right to rescind this Amendment or the Lease or the applicable Acceptance Notice under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Section 9 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Landlord agrees that it shall not waive any rights it may have against any person or entity holding over in any Offered Space, without any obligation to enforce any such rights except as provided above. If Landlord fails to deliver vacant possession of any Offered Space in accordance with the terms hereof prior to 9 months after the Anticipated Delivery Date (an “Outside Offered Space Delivery Date”), Tenant shall have the right at any time thereafter in respect of such Offered Space, as its sole and exclusive remedy therefor (subject to Landlord’s obligation to re-offer such space to Tenant as detailed below), to cancel the Lease in respect of such Offered Space by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, the Lease in respect of such Offered Space shall terminate 30 days after the date of such notice, unless Landlord delivers vacant possession of such Offered Space in the condition required by the Lease within 30 days after Tenant gives such cancellation notice (or, if Landlord obtains possession of such Offered Space within the 30-day period after Tenant gives such cancellation notice, within 30 days after Landlord obtains possession of such Offered Space), in which case Tenant’s cancellation notice shall be void and the Lease in respect of such Offered Space shall continue in full force and effect. If Tenant timely terminates the Lease with respect to such Offered Space, as aforesaid, then upon Landlord subsequently gaining possession of the Offered Space, Landlord shall promptly offer the applicable Expansion Space to Tenant (a “OS Re-Offer Notice”) and Tenant shall have 30 days (or 15 days, if Landlord obtains possession of such Offered Space within 90 days after Tenant gives such cancellation notice) following receipt of such OS Re-Offer Notice (which shall not vary from the terms contained in the applicable Offered Space Notice) to notify Landlord it desires to lease the applicable Offered Space pursuant to the terms and conditions of this Section 9.

(h) If Tenant disputes Landlord’s determination of the Offered Space Fair Market Value for any Offered Space pursuant to Section 9(a), Tenant shall give notice to Landlord of such dispute within 20 Business Days after delivery of the applicable Acceptance Notice (and if Tenant fails to timely give such notice, such failure shall be deemed to be an election by Tenant that it is disputing Landlord’s determination of the Offered Space Fair Market Value), and such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows:

(i) Within 10 Business Days following Tenant’s demand or deemed demand for arbitration, Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a real estate broker or appraiser with at least 10 years full-time commercial brokerage or appraisal experience who is familiar with the fair market value of first-class office space in the Borough of Manhattan, City of New York, New York. Within 10 Business Days after the service of the demand for arbitration (or Tenant’s deemed demand for arbitration due to Tenant’s failure to respond within the above referenced 20 Business Day period), Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such 10 Business Day period, and such failure continues for 3 Business Days after Tenant delivers a second notice to Landlord, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Offered Space Fair Market Value for the Offered Space in question.

(ii) If two arbitrators are chosen pursuant to Section 9(h)(i), the arbitrators so chosen shall meet within 10 Business Days after the second arbitrator is appointed and shall seek to reach agreement on the Offered Space Fair Market Value. If within 20 Business Days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on the Offered Space Fair Market Value, then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial (i.e., such person has not been associated or retained by either party in the past ten years) person with qualifications similar to those required of the first two arbitrators pursuant to Section 9(h)(i). If they are unable to agree upon such appointment within 5 Business Days after expiration of such 20 Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within 5 Business Days after expiration of the foregoing 5 Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the AAA. If the AAA shall refuse to appoint such third arbitrator or fail to do so within 15 days of request, or if the AAA shall no longer be in existence, either party hereto, on behalf of both, may apply to Judicial Arbitration & Mediation Services for the appointment of such third arbitrator and the other party shall not raise any objection as to the JAMS’ full power and jurisdiction to entertain the application and make such appointment. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 9(h)(iii). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(iii) The Offered Space Fair Market Value shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Offered Space Fair Market Value supported by the reasons therefore (and any prior discussions and/or offers by Landlord or Tenant (or their respective arbitrators) shall not be admissible as evidence or for any other purpose)). The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of the Offered Space Fair Market Value, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within 30 days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of the Offered Space Fair Market Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination the third arbitrator chooses as that most closely approximating his or her determination of the Offered Space Fair Market Value shall constitute his or her decision and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of the Lease. Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to the Lease evidencing the expansion of the Premises and confirming the fixed rent for the Offered Space in question, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(iv) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(i) In the event that (x) the existing lease for any of the Offered Space is terminated prior to the expiration date specified therein as a result of a default thereunder and

Landlord has obtained legal possession of the Offered Space in question, or (y) Landlord receives a bona fide offer to lease Offered Space within two years prior to the Anticipated Delivery Date in respect thereof, then Landlord may elect to accelerate the Offered Space Commencement Date with respect to such Offered Space (or any portion thereof) by giving immediate notice (an “Acceleration Notice”) of such acceleration to Tenant by delivering an Offered Space Notice (without any obligation to comply with the notice provisions contained in Section 9(a)), specifying the date upon which Landlord anticipates that Landlord shall deliver such Offered Space to Tenant (an “Accelerated Delivery Date”) provided, however, (1) in the case of clause (x) above, in no event shall the Anticipated Delivery Date be earlier than 90 days following the date the Acceptance Notice is given by Tenant and (2) in the case of clause (y) above, in no event shall the Anticipated Delivery Date be earlier than 180 days following the date the Acceptance Notice is given to Landlord. In the event of such acceleration, Tenant shall have 30 days after delivery by Landlord of the Acceleration Notice within which to exercise its option to lease such Offered Space (time being of the essence with respect to the giving of the notice by Tenant). In the event Tenant fails to exercise the option to lease such Offered Space after such an acceleration, Landlord shall have no further obligation to Tenant, and Tenant shall have no further rights, with respect to such Offered Space hereunder, except as provided in Section 9(b), and Landlord shall be free to initially lease such Offered Space to a third party or parties.

(j) Upon request by Landlord or Tenant made on or following any Offered Space Commencement Date, each of Landlord and Tenant will execute, acknowledge and deliver to the other an amendment to the Lease in form reasonably satisfactory to Landlord and Tenant setting forth such Offered Space Commencement Date and fixed rent for the Offered Space in question, and reflecting the incorporation of such Offered Space into the Premises, and the modifications to the Lease resulting therefrom, as provided in this Section 9. The failure of either party to execute and deliver such an amendment shall not affect the rights of the parties under the Lease.

10. Termination Option. (a) Tenant shall have the right (each a “Termination Option”), at its sole option, to terminate the Lease in respect of a portion of the Premises (the “Terminated Premises”) (it being understood and agreed that for purposes of this Article 10, the term Premises shall be deemed to include the Original Premises and all of the Additional Premises, irrespective of whether the applicable Additional Premises Commencement Date has occurred with respect thereto) consisting of up to two entire floors of the Premises (other than the 64th Floor Premises, the 48th Floor Premises and the 49th Floor Premises) located in the 30 Building and/or the 600 Building, provided that if such floors are located in the same building, such floors shall be contiguous to each other (but only to the extent that there are any such contiguous floors of the Premises in such building), which termination shall be effective upon July 1, 2011 in the case of any Terminated Premises located in the 600 Building and upon May 31, 2012 in the case of any Terminated Premises located in the 30 Building (each such date, a “Termination Option Date”), by delivering an irrevocable notice or notices (each a “Termination Option Notice”) to Landlord on or prior to July 1, 2011 terminating the Lease in respect of the Terminated Premises (time being of the essence in respect of such notices), which applicable Termination Option Notice shall designate the Terminated Premises in question. Upon the Termination Option Date, the fixed rent, Landlord’s Extension Contribution and Tenant’s Area shall be appropriately reduced to reflect the termination of the Lease in respect of the Terminated Premises (and Landlord shall have no obligation to perform any Extension Work or Expansion Extension Work, as applicable, in the Terminated Premises). In the event that Tenant shall give the Termination Option Notice and shall otherwise comply with the conditions of the exercise of Tenant’s right to terminate the Lease in respect of any Terminated Premises, as provided hereunder, the Lease in respect of the Terminated Premises shall come to an end and expire on the Termination Option Date, with the same force and effect as if said date were the Extended Expiration Date set forth in this Amendment, unless sooner terminated pursuant to any other term, covenant or condition of the Lease or pursuant to law; provided, however, the terms and conditions of the Original Lease, to the extent applicable, shall be deemed applicable to the Terminated Premises without giving affect to this Amendment (and the modifications contemplated hereunder).

(b) Default. Notwithstanding anything to the contrary contained herein, with respect to any Terminated Premises in the 30 Building, if a monetary default after notice and the expiration of any applicable cure or grace period shall have occurred and be continuing under the Lease on the date on which Tenant gives the applicable Termination Option Notice with respect to any Terminated Premises located in the 30 Building, then Landlord shall provide Tenant notice of such default and, at Landlord’s option exercisable within 5 days following the giving of such Termination Option Notice, Tenant’s exercise of that particular Termination Option shall be null and void and the Lease shall continue in full force and effect unless such default shall be cured on or prior to five days after the provision of such notice; it being understood and agreed that this clause (b) shall not be applicable with respect to any Termination Option Notice with respect to Terminated Premises in the 600 Building. The above notwithstanding, nothing contained herein shall preclude Tenant from giving an additional Termination Option Notice once said default has been cured, so long as same is given prior to July 1, 2011.

(c) Indemnification. Tenant shall indemnify and hold Landlord harmless from and against, any real property transfer tax that will or may become, or may be asserted to be or become due, owing or imposed in connection with the Termination Option at any time by the City or State of New York or any agency or instrumentality of such City or State, including, without limitation any penalties and interest imposed or to be imposed in connection therewith. Tenant, at Landlord’s request, shall promptly prepare, execute and file such returns, affidavits and other documentation as may be required in connection with such taxes. The provisions of this Section 10 shall survive the expiration or earlier termination of the Lease.

11. Basement and Lobby Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the portion of the basement of 50 Rockefeller Plaza, New York, New York (the “50 Building”), as more particularly shown on Exhibit E-1 attached hereto (the “Basement Premises”), for a term commencing on the date that Landlord delivers possession of the Basement Premises to Tenant free of all, leases, tenancies and occupants, in “as-is” condition as of the date hereof and in broom-clean condition (the “Basement Premises Commencement Date”) and ending on the Extended Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the portion of the ground floor of the Building, more particularly shown on Exhibit E-2 attached hereto (the “Lobby Premises”; the Basement Premises and the Lobby Premises are herein collectively called the “Lower Level Premises”) for a term commencing on the date that Landlord delivers possession of the Lobby Premises to Tenant free of all leases, tenancies and occupants, in “as-is” condition as of the date hereof. in broom-clean condition and legally demised in accordance with Building standard (the “Lobby Premises Commencement Date” and, together with the Basement Premises Commencement Date, individually, a “Lower Level Commencement Date”) and ending, subject to Sections 10 and 11(f) hereof in respect of the Lobby Premises, on the Extended Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment. Each Lower Level Commencement Date shall occur on September 1, 2011 unless Tenant elects, by notice to Landlord, to have either the Basement Premises Commencement Date or Lobby Premises Commencement Date occur prior to such date and Landlord is able to deliver such space earlier. Landlord hereby represents and warrants to Tenant that as of the date hereof RCPI Landmark is the fee owner of the 50 Building and this Section 11 and the terms and conditions contained herein that are applicable to the Lower Level Space shall be binding upon RCPI Landmark’s successors and assigns with respect to the 50 Building and any subsequent purchasers or owners of the 50 Building.

(b) Except as otherwise set forth herein, Landlord shall not be liable for failure to deliver possession of any portion of the Lower Level Premises to Tenant on any specified date, and such failure shall not impair the validity of this Amendment or the Lease. Landlord shall be deemed to have delivered possession of each portion of the Lower Level Premises to Tenant upon the giving of notice by Landlord to Tenant stating that such portion of the Lower Level Premises is vacant and available for Tenant’s occupancy. Landlord shall provide Tenant with at least 10 days’ prior notice of the Lower Level Premises Commencement Date in respect of each portion of the Lower Level Premises. If Landlord expects delays in delivering any portion of the Lower Level Premises beyond the date specified in such notice, Landlord shall on or prior to 3 Business Days prior to the expiration of such 10-day period in respect of each portion of the Lower Level Premises provide Tenant with a second notice which shall update the Lower Level Commencement Date in respect of each such portion of the Lower Level Premises. The provisions of this paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor law.

(c) Effective as of the Lower Level Premises Commencement Date in respect of each portion of the Lower Level Premises, Tenant shall lease such portion of the Lower Level Premises upon all of the terms and conditions of the Original Lease, except as follows:

(i) The fixed rent payable under the Lease in respect of the Basement Premises shall be an amount equal to (A) $96,781.32 per annum [based on $28.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($8,065.11 per month) for the period commencing on the Lower Level Rent Commencement Date in respect of the Basement Premises and ending on the day immediately preceding the five year anniversary of such Lower Level Rent Commencement Date, both dates inclusive, (B) $106,498.32 per annum [based on $31.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($8,874.86 per month) for the period commencing on the five year anniversary of such Lower Level Rent Commencement Date and ending on the day immediately preceding the ten year anniversary of such Lower Level Rent Commencement Date, both dates inclusive, (C) $116,215.32 per annum [based on $34.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($9,684.61 per month) for the period commencing on the ten year anniversary of such Lower Level Premises Rent Commencement Date and ending on the day immediately preceding the fifteen year anniversary of such Lower Level Rent Commencement Date, both dates inclusive, and (D) $125,932.32 per annum [based on $37.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($10,494.36 per month) for the period commencing on the fifteenth anniversary of such Lower Level Premises Rent Commencement Date and ending on the Extended Expiration Date, both dates inclusive, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(ii) The fixed rent payable under the Lease in respect of the Lobby Premises shall be an amount equal to (A) $21,837.80 per annum [based on $30.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($1,819.82 per month) for the period commencing on the Lower Level Premises Rent Commencement Date in respect of the Lobby Premises and ending on the day immediately preceding the five year anniversary of such Lower Level Premises Rent Commencement Date, both dates inclusive, (B) $24,577.80 per annum [based on $34.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($2,048.15 per month) for the period commencing on the five year anniversary of such Lower Level Premises Rent Commencement Date and ending on the day immediately preceding the ten year anniversary of such Lower Level Premises Rent Commencement Date, both dates inclusive, (C) $27,317.80 per annum [based on $38.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($2,276.48 per month) for the period commencing on the ten year anniversary of such Lower Level Premises Rent Commencement Date and ending on the day immediately preceding the fifteen year anniversary of such Lower Level Premises Rent Commencement Date, both dates inclusive, and (D) $30,057.80 per annum [based on $42.00 per rentable square foot and the Electrical Inclusion Factor of $1.88 per rentable square foot] ($2,504.82 per month) for the period commencing on the fifteenth anniversary of such Lower Level Premises Rent Commencement Date and ending on the Extended Expiration Date, both dates inclusive, payable at the times and in the manner specified in the Lease for the payment of fixed rent. The Additional Premises shall consist of 3,924 rentable square feet for all purposes of the Lease (consisting of 3,239 rentable square feet in the case of the Basement Premises and 685 rentable square feet in the case of the Lobby Premises).

(iii) Tenant shall pay in respect of the Lower Level Premises additional rent in respect of Taxes and Operating Expenses pursuant to the Original Lease, including Article Twenty-Four thereof, except that (A) “Base Real Estate Taxes” set forth in Section 24.3(h) of the Lease shall mean one-half of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2012 and ending on June 30, 2013 plus (y) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2013 and ending on June 30, 2014, (B) “Base Com” set forth in Section 24.3(i) of the Lease shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2013 and ending on December 31, 2013 and (C) “Tenant’s Area” shall mean 3,239 rentable square feet in the case of the Basement Premises and 685 rentable square feet in the case of the Lobby Premises.

(iv) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the monetary obligations contained in the Lease (it being understood that so long as Tenant cures any such default and the Lease is not terminated as a result of such default, Tenant shall be entitled to the full amount of any abatement provided for herein in accordance with the provisions hereof), (x) Tenant’s obligation to pay fixed rent and additional rent for Taxes and Operating Expenses in respect of each portion of the Lower Level Premises shall be abated for the period (in respect of any portion of the Lower Level Premises, a “Lower Level Premises Free Rent Period”) commencing on the Lower Level Premises Commencement Date in respect of the Lower Premises in question and ending on the day preceding the eleven month anniversary of such Lower Level Premises Commencement Date, both dates inclusive, as such period shall be extended by one day for each day after September 1, 2011 that Landlord is delayed in delivering such portion of the Lower Level Premises to Tenant, and (y) Tenant’s obligation to pay fixed rent shall be abated for the period commencing on May 1, 2033 and ending on the Extended Expiration Date, both dates inclusive. The day immediately following the last day of the Lower Level Premises Free Rent Period in respect of any portion of the Lower Level Premises shall be referred to in this Amendment as the “Lower Level Premises Rent Commencement Date” in respect of such portion of the Lower Level Premises.

(d) Tenant has inspected each portion of the Lower Level Premises and agrees (A) to accept possession of such portion of the Lower Level Premises in the “as is” condition existing as of the date hereof, but broom-clean and Landlord shall legally demise the Lower Level Premises in accordance with Building-standard, provided that each portion of the Lower Level Premises shall be legally demised, (B) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Lower Level Premises except as expressly set forth herein, and (C) except for Landlord’s Lower Level Asbestos Work (as hereinafter defined), Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to any portion of the Lower Level Premises to prepare such portion of the Lower Level Premises for Tenant’s occupancy; provided, however, nothing contained herein shall eliminate or reduce or modify Landlord’s ongoing repair, maintenance and/or restoration obligations and Landlord’s obligations regarding the provision of services to the Lower Level Premises, each to the extent provided for in this Amendment. Tenant’s occupancy of any part of a portion of the Lower Level Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of such portion of the Lower Level Premises in its then current condition.

(e) (i) Tenant shall have the right to use the electric capacity currently serving the Lower Level Premises for the intended uses thereof specified herein and Landlord agrees to provide such capacity for such intended uses. Tenant’s use of electricity in the Lower Level Premises shall not exceed the capacity of the existing feeders to the Building or the risers or wiring installations therein, and Tenant shall not use any electrical equipment which, in Landlord’s sole judgment, shall overload such installations or interfere with the use thereof by tenants and other occupants in the Building.

(ii) An estimated charge for such electricity of $1.88 per rentable square foot (the “Electrical Inclusion Factor”) is included in the fixed rent of the Lower Level Premises on a so-called “rent inclusion” basis; however, the value to Tenant of such service may not be fully reflected in the fixed rent. Accordingly, Tenant agrees that following one year after the commencement of Tenant’s ordinary business activities in the Lower Level Premises, Landlord may cause an independent electrical engineer or electrical consulting firm selected by Landlord (“Landlord’s Consultant”) to make a determination, certified in writing to Landlord and Tenant, of the full cost of the electrical service supplied to Tenant, based upon a survey indicating the lighting load, office equipment and all other electrical usage by Tenant. Thereafter, Landlord may, at any time and from time to time, at its sole option, cause Landlord’s Consultant to make subsequent determinations of the then full cost of the electrical service supplied to Tenant on the basis set forth in the immediately preceding sentence. If Landlord’s

Consultant determines that the full cost of the electrical service supplied to the Lower Level Premises exceeds the Electrical Inclusion Factor, as increased from time to time in accordance with this Section 11(e), then, upon notice to Tenant, the fixed rent and the Electrical Inclusion Factor in respect of the Lower Level Premises shall be increased by the percentage increase in such usage over the prior usage as determined by Landlord’s Consultant. Any increase in fixed rent and the Electrical Inclusion Factor in respect of the Lower Level Premises shall be effective as of the date of the increase in Tenant’s electrical usage, as determined by the survey, and Tenant’s liability therefor shall be retroactive to such date. The computation of the Electrical Inclusion Factor under this Section 11(e) is intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for the electrical service supplied to the Lower Level Premises pursuant to the Lease. If any tax is imposed on Landlord’s receipts or income from the redistribution, furnishing, or sale of electricity to Tenant as provided for above (other than a general tax on corporate income not specific to the provision of electricity), whether based on the Electrical Inclusion Factor or any increase therein provided for above, or otherwise, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by law. Notwithstanding any provision of the Lease to the contrary, Tenant shall pay to Landlord the Electrical Inclusion Factor (which is included in fixed rent) from and after the Lower Level Commencement Date in respect of each portion of the Lower Level Premises even if fixed rent (other than the Electrical Inclusion Factor) is not otherwise payable hereunder until the Lower Level Premises Rent Commencement Date in respect thereof, which payment shall be made at the same time and in the same manner as fixed rent (whether or not then payable).

(iii) Wherever in this Section 11(e) Landlord is given the right to cause Landlord’s Consultant to make a determination of the full cost of the annual electric services supplied to Tenant to the Lower Level Premises, Tenant shall have the right (i) to dispute such determination by notice delivered to Landlord within 20 days after notice to Tenant of such determination (time being of the essence as to such date), and (ii) to designate in such notice an independent electrical engineer or electrical consulting firm (“Tenant’s Consultant”) to make, at Tenant’s sole cost and expense, a determination of Tenant’s electrical usage at the Lower Level Premises, using the same method used by Landlord’s Consultant as set forth in Section 11(e)(i). If Tenant’s Consultant determines that Tenant’s electrical usage at the Lower Level Premises is less than that determined by Landlord’s Consultant (or if Tenant’s Consultant otherwise disputes the conclusions of Landlord’s Consultant) and such consultants are unable to reach agreement within 10 days following notice to Landlord of the determination by Tenant’s Consultant, then Landlord’s Consultant and Tenant’s Consultant shall jointly appoint a third electrical engineer or consulting firm to conduct a survey to determine Tenant’s electrical usage. The determination by such third electrical engineer or consulting firm shall be final and the costs of such determination shall be borne by the unsuccessful party (and if both parties are partially successful, the third electrical engineer shall apportion the costs between the parties based on the degree of success of each party). Pending such final determination, Tenant shall pay to Landlord the Electrical Inclusion Factor determined by Landlord’s Consultant. Following a final determination pursuant to the terms hereof, Tenant shall pay to Landlord the amount of any underpayment by Tenant, or Landlord shall credit to Tenant the amount of any overpayment by Tenant. If Tenant shall fail to dispute the initial determination of Landlord’s Consultant within the above-described 20-day period, then such determination shall be deemed to be final and binding on Landlord and Tenant.

(iv) If Landlord’s cost of electricity increases or decreases after the Lower Level Commencement Date in respect of a portion of the Lower Level Premises for any reason whatsoever, then the Electrical Inclusion Factor shall be increased or decreased, as the case may be, in the same percentage for the remainder of the term of the Lease. Landlord shall notify Tenant of any such changes and any such increase or decrease in fixed rent applicable to the Lower Level Premises and the Electrical Inclusion Factor shall be effective as of the date of such increase or decrease in Landlord’s cost of electricity, and Tenant’s liability therefor shall be retroactive to such date. Notwithstanding anything set forth herein to the contrary, the Electrical Inclusion Factor shall in no event be decreased below the amount set forth in above.

(v) Landlord shall provide ventilation to the Lobby Premises and to the Basement Premises through the Building systems currently providing such ventilation. Landlord shall have no obligation to provide any services to either portion of the Lower Level Premises, except as provided above, cleaning service in accordance with the terms of the Lease and elevator service. Notwithstanding any of the foregoing to the contrary, (x) Landlord hereby transfers to Tenant all of its right, title and interest in the HVAC system currently located in and serving the Basement Premises “as is”, and to Landlord’s knowledge, working condition (Tenant being responsible for the maintenance and replacement of such equipment) and agrees to provide sufficient chilled water and termpered water to operate such HVAC system at no charge to Tenant during Business Hours and non-Business Hours (to the extent requested by Tenant during such non-Business Hours) and (y) agrees to provide Tenant, upon Tenant’s request, at no cost to Tenant during Business Hours and at Tenant’s expense and request, pursuant to Section 13(ff) hereof, during hours other than Business Hours, sufficient chilled water and tempered water to operate any equipment that Tenant may elect to install in the Lobby Premises at Tenant’s expense to provide HVAC to the Lobby Premises which equipment and installation thereof is subject to the applicable terms and conditions of this Lease.

(f) If, following the Lower Level Premises Commencement Date, Tenant (together with its Affiliates and Permitted Users) fails to occupy at least 100,000 rentable square feet in the Building (which occupancy test shall be deemed satisfied so long as Tenant is not subletting at least 100,000 rentable square feet to non-Affiliates or other unrelated third parties), Landlord may terminate Tenant’s right to lease the Lobby Premises. Upon notice of termination by Landlord, the Lease in respect of the Lobby Premises shall come to an end and expire on the date which is 60 days after the giving of such notice, with the same force and effect as if said date were the Extended Expiration Date set forth in this Amendment in respect of the Lobby Premises, unless sooner terminated pursuant to any other term, covenant or condition of this Lease or pursuant to law, unless prior to the expiration of said 60 days, Tenant (together with its Affiliates and Permitted Users) satisfies the above occupancy test.

(g) Landlord shall use the Lobby Premises as a reception area for its invitees and for security and for no other purpose. Landlord shall use the Basement Premises for a mailroom, staging renovations to its space, Tenant’s security services and storage and for no other purpose. Landlord grants Tenant the right to issue access passes to invitees to the Premises from the Lobby Premises and shall cooperate with Tenant, at no expense to Landlord (except as set forth below), to enable Tenant to provide such passes, including the provision to Tenant of any necessary hardware, equipment and software so Tenant’s security system can interact with the Building’s security system, subject to Tenant entering into any required license or other agreements with the applicable security equipment and/or software vendors, all at Tenant’s cost (which shall be Landlord’s actual out-of-pocket incremental cost (unless such incremental costs is not capable of being calculated or is not applicable, then Tenant shall pay Landlord’s actual out-of-pocket cost) in any case where Tenant is reimbursing Landlord for providing such software, hardware, equipment or rights), provided that if Landlord removes the podium currently located on the north side of the lobby of the Building across from the A Bank elevators as of the date hereof, Landlord shall pay such cost and, if Tenant has already paid such cost, Landlord shall reimburse Tenant therefor within 30 days after request by Tenant accompanied by appropriate backup. Landlord shall train Tenant’s personnel in the use of such equipment at no charge to Tenant. Upon Tenant’s request, Landlord shall program the access card keys of Tenant’s designated employees to operate at the 50 Building, 30 Building and the 600 Building so that Tenant’s employees can utilize a single access card key for all such buildings.

(h) Notwithstanding anything to the contrary contained herein, if in connection with the demolition by Tenant of either portion of the Lower Level Premises, Requirements mandate that asbestos or asbestos containing material be abated, removed or encapsulated, Landlord shall perform such work to comply with Requirements (“Landlord’s Lower Level Asbestos Work”). For that purpose the provisions of Section 6(f) are incorporated herein as if set forth herein in full, except that each reference therein to the Offered Space shall mean the applicable portion of the Lower Level Premises.

(i) Except as provided in this Amendment, all references in the Lease to the “Premises” shall from and after the Lower Level Premises Commencement Date in respect of a portion of the Lower Level Premises be deemed to include such portion of the Lower Level Premises for all purposes of the Lease. Except as provided in this Amendment, all references in the Lease to the “Building” shall from and after the Basement Premises Commencement Date in be deemed to mean the 50 Building for all purposes of the Lease. With respect to each portion of the Lower Level Premises only, all references in the Original Lease to “term” or “term of this Lease” or words of similar import shall from and after the Lower Level Premises Commencement Date in respect of such portion of the Lower Level Premises be deemed to refer to the term of the leasing of such portion of the Lower Level Premises. Each reference in the Original Lease to “this Lease”, “herein”, “hereunder” or words of similar import shall be deemed to refer to the Lease.

12. Stairs; Elevators. (a) Tenant shall have a right to use one set of fire stairs serving contiguous floors of the Premises mutually agreed to by Tenant and Landlord (the “Fire Stairs”) only for access between contiguous floors of the 30 Building on which the Premises are located, at no additional rental charge to Tenant, provided that (i) such use shall be permitted by and be in compliance with Requirements, (ii) such use shall not invalidate or conflict with Landlord’s insurance policies, violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, or cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings, (iii) Tenant shall comply with all of Landlord’s reasonable rules and regulations adopted in good faith in effect on the date hereof or adopted in accordance with Section 6.1(b) of the Lease, (iv) access doors to the Fire Stairs shall never be propped or blocked open, (v) Tenant shall not store or place anything in the Fire Stairs or otherwise impede ingress thereto or egress therefrom, (vi) Tenant shall not permit or suffer any person to use any portion of the Fire Stairs other than for ingress and egress between the different floors of the Premises, except in case of emergency, (vii) use of the Fire Stairs shall not unreasonably disturb any other tenants or occupants of the Building, (viii) Tenant shall, at its sole cost and expense, at Landlord’s election, (A) install automatic door closing devices satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises, (B) tie such devices into the base-Building fire-alarm and life-safety system, and (C) maintain the fire doors in good operable condition, free of dents and painted as necessary, (ix) subject to applicable re-entry rules and regulations from time to time in effect, Tenant shall, at its sole cost and expense, install a key-card locking system satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises, and (x) if Tenant shall fail to remedy any violation of clauses (iii), (iv), (v), (vi) and (vii) (unrelated in each case to the repair and maintenance of the

Fire Stairs) of this Section 12 within 2 Business Days after Landlord shall give Tenant notice of any such violation or if Landlord shall give three such notices in any 12 month period, Landlord shall have the right to immediately revoke Tenant’s right to use the Fire Stairs pursuant to this Section 12. Landlord shall perform any obligations that Tenant may have under this Section 12 to maintain and repair the Fire Stairs. Landlord shall charge Tenant Landlord’s reasonable and actual out-of-pocket cost of performing such work, which charges shall be payable within 30 days after the provision of an invoice therefor. All of the provisions of the Lease in respect of insurance and indemnification shall apply to the Fire Stairs as if the Fire Stairs were part of the Premises. Subject to the provisions of this Section, Tenant may paint the Fire Stairs and install light fixtures therein and make such other Alterations as Landlord shall approve in its sole discretion. Anything to the contrary herein notwithstanding, in no event shall Tenant be deemed to be in default of the Lease as a result of any non-compliance with this Section 12.

(b) Landlord shall provide at least one freight elevator serving the Premises available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Building tenants, on all weekdays during Business Hours, which hours of operation are subject to change. The fixed rent does not include any charge to Tenant for the furnishing of any freight elevator service during any periods other than Business Hours (“Overtime Periods”). If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. Notwithstanding the foregoing to the contrary or anything in the Lease to the contrary, Landlord shall not charge Tenant any overtime charge for use of the freight elevator during (i) the renovation and move-in (including the moving in of Tenant’s furniture, property or fixtures) by Tenant of and to the Original Premises, (ii) the build out of and move-in to the Additional Premises, (iii) any moving out of any Turned Over Floor prior to the performance of Landlord’s Extension Work therein, (iv) the relocation or moving of Tenant (or Tenant’s furniture, property or fixtures) within, to or from the Building, the 50 Building or the 600 Building (including any Temporary Space) and (v) the delivery of food supplies to the Premises (and any Temporary Space) between 5:30 a.m. and 6:30 a.m. on weekdays which hour shall not be deemed an Overtime Period for such purpose.

(c) Landlord agrees to permit public access to the 65th floor of the Building through the mezzanine of the Building only other than in the case of emergency, provided the foregoing is not intended to prevent any occupant of the Building and the guests thereof from accessing the 65th floor of the Building from the floor in the Building where such occupant is employed (provided that, at Tenant’s election and request, Landlord shall program such elevators so as not to stop at any entire floor leased by Tenant under the Lease). At Tenant’s election and request, Landlord shall program elevators descending from the 65th floor of the Building so as not to stop at any entire floor leased by Tenant under the Lease. Landlord is currently upgrading the interior of the elevator cabs serving the 52nd floor through the 65th floor of the Original Lazard Premises. Landlord shall consult with Tenant in determining the design of the elevator cabs serving such floors, provided that Landlord shall have the exclusive right to determine such design.

13. Modifications. Effective as of the date hereof (unless provided otherwise below), the Original Lease shall be amended as follows:

(a) Notwithstanding any provision of the Original Lease to the contrary, Tenant may use any portion of the Premises for executive, administrative and general offices and such ancillary uses as shall be reasonably required in connection therewith, which uses shall always be consistent with the operation of Comparable Buildings, provided that any areas designated on a floor plan attached hereto as bathroom, utility or storage areas shall be used only for those respective purposes.

(b) Exhibit H attached to the Lease is deleted therefrom and replaced with Exhibit W hereto which Landlord represents is true and correct as of the date of this Amendment.

(c) Section 3.3 of the Original Lease is modified to substitute “Tenant” for the reference to “originally named Tenant (i.e., Lazard Freres & Co.) or its permitted successors under Section 7.1(b) (collectively, the (“Named Tenant”))” contained therein.

(d) Section 5.1 of the Original Lease is modified by deleting the first two sentences thereof, by substituting: “Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant’s electrical systems and equipment in the Premises, at a level sufficient to accommodate a demand load of six watts per usable square foot of space in the Premises (exclusive of any electricity required to operate the Building’s HVAC system and, if applicable, perimeter fan coil units, chilled water pumps serving the perimeter fan coil units or the interior air handling units serving the Premises).”, by deleting the reference to “103%” in the fifth sentence thereof and by substituting “100%” therefor, by inserting “Tenant’s independent licensed electrical engineer as the Tenant may designate” after the reference to “during normal business hours by” and deleting the remainder thereof prior to the semicolon in the penultimate sentence of Section 5.1 and by inserting the following at the end thereof:

“Tenant shall have the right, from time-to-time, using an independent third-party electrical engineer (“Tenant’s Electrical Consultant”), to examine any meters or submeters measuring Tenant’s usage of electricity in the Premises. Landlord shall reasonably cooperate with Tenant, at Tenant’s request, to provide Tenant’s Electrical Consultant with access to such meters or submeters. If Tenant’s Electrical Consultant determines that such meters or submeters are not accurately measuring Tenant’s usage of electricity, Tenant shall promptly notify Landlord thereof, and Landlord shall promptly make any necessary repairs to such meters or submeters to ensure that Tenant’s electrical usage is accurately measured. If Tenant’s Electrical Consultant determines, based on the examination of the meters and submeters, that Tenant was overcharged for electrical usage, Landlord and Tenant shall use good faith efforts to resolve such dispute within 30 days and, upon expiration of such 30 day period, if such dispute has not been resolved, Landlord or Tenant shall have the right to submit such dispute in respect of a period not to exceed one year to arbitration in accordance with Section 35.3 (and upon resolution, if it is determined that Tenant was overcharged for electricity, Tenant shall be credited with the amount of any overpayment with interest at the Interest Rate, calculated from the date such payment was made).”

Notwithstanding the foregoing to the contrary, if Tenant provides Landlord with an estimate of the electricity that Tenant needs to operate the 64th Floor Premises (including the kitchen) from its mechanical engineer prior to July 1, 2011 and if such electricity exceeds a demand load of six watts per usable square foot of space in the Premises (exclusive of any electricity required to operate the Building’s HVAC system, perimeter fan coil units, chilled water pumps serving the perimeter fan coil units or the interior air handling units serving the Premises), Landlord shall provide such excess electricity, provided that such excess electricity shall in no event exceed the electrical capacity of the 64th Floor Premises as of the date hereof. Tenant shall have the right to distribute electricity within the Premises as it determines.

(e) Section 5.2 of the Original Lease is modified by inserting the following immediately before the end of the first sentence thereof:

“; provided, however, except if required pursuant to any Requirements, Landlord shall not, under any circumstances, discontinue furnishing electric current as required by this Lease until such time as Tenant shall have contracted to receive such electric current directly from the public service company (provided that Tenant is using commercially reasonable efforts to do so)”.

(f) Section 5.2 of the Original Lease is modified by inserting the following at the end thereof:

“Unless the discontinuance by Landlord of providing electric current as required under this Lease is due to any Requirements (as opposed to at Landlord’s election), all work required to be performed and all other expenses incurred to allow Tenant to receive such electric current directly from the public service company providing same shall be at Landlord’s sole cost and expense.”

(g) Section 5.3 of the Original Lease is modified by inserting “reasonable out-of-pocket” immediately after the reference to “Tenant shall pay all” in the penultimate sentence thereof.

(h) The first sentence of Section 5.4 of the Original Lease is modified to read as follows:

“Warm and cold water and steam will be furnished by the Landlord without additional charge for normal use in (x) lavatory and toilet facilities, (y) pantries and (z) one executive kitchen (provided the same is comprised of less than 3,500 rentable square feet), if any, in the Premises.”

(I) Section 6.1(e)(i) of the Original Lease is modified by deleting each reference therein to “Named Tenant” and by replacing it with “Tenant”, by inserting “unless Tenant shall agree to pay the costs thereof” at the end of the first sentence thereof before the “)” contained therein, and by inserting “unless such Alterations are decorative alterations or Alterations for which as-built plans are not customary in accordance with good construction practice” after the first reference to “Alterations” in the penultimate sentence of such section.

(m) Section 6.1(e) of the Original Lease is modified by adding Section 6.1(e)(iv), (v), (vi), (vii) and (viii) thereto reading as follows:

“(iv) At Tenant’s request and if and to the extent Landlord maintains such a list, Landlord shall furnish Tenant with a list of contractors (containing at least 3 contractors for each trade other than in respect of any Building system) approved by Landlord, who may perform on behalf of Tenant the types of Alterations described on such request. The fees of any contractor in respect of a Building system shall be commercially competitive and, if not, Landlord shall not unreasonably withhold approval of any contractor selected by Tenant. Landlord shall have the right, from time to time, to update such list by notice to Tenant. If Tenant engages any contractor set forth on such list (as such list may have been previously been updated by Landlord), Tenant shall not be required to obtain Landlord’s consent to such contractor. If Landlord shall not then maintain a list of approved contractors for the Building or if Tenant desires to use a contractor who is not named on such list, Landlord shall not unreasonably withhold its approval of any reputable contractor proposed by Tenant (except for those contractors performing work on Building systems except as otherwise provided above), provided such contractor shall provide Landlord with appropriate positive references reasonably satisfactory to Landlord. Landlord shall, within 10 Business Days (as defined in the Fourth Amendment to Lease, modifying this Lease (the “4th Amendment”)) after receiving any request from Tenant for such approval, together with such references, respond to such request and if Landlord fails to respond to such request within such 10-Business Day period, such request for approval shall be deemed approved by Landlord. Landlord hereby approves of the following contractors: StructureTone, Americon, Henegan, Aragon, ICON, Hunter Roberts, Turner and JT Magen.

(v) Subject to Landlord’s right to approve or disapprove the plans and specifications in connection therewith as provided in this Section 6.1, and subject to Tenant’s compliance with the other terms and provisions of this Lease, Landlord hereby (1) consents (in concept only) to (a) Tenant’s installation, at Tenant’s sole cost and expense, of internal stairways between floors of the Premises; (b) the reinforcement of the floors of the Premises and obtaining of an amendment to the certificate of occupancy for the Premises to reflect such increase in floor load; and (c) venting, flues and exhausts for one kitchen (which items set forth in clauses (a), (b) and (c) shall constitute Specialty Alterations (as hereinafter defined)) and (2) consents to the installation (in concept only) of noise insulation by Tenant, at Tenant’s sole cost and expense, to the underside of the ceiling slab in the 64th Floor Premises (i.e., the underside of the floor of the 65th floor of the Building), provided, however, if such insulation is, at any time during the term hereof, deemed a hazardous material (as defined as such under applicable Requirements), Tenant shall diligently and promptly abate, remediate, encapsulate and/or remove such insulation in accordance with applicable Requirements (it being understood and agreed that Tenant shall be entitled to install new insulation in such a case).

(vi) On or prior to the Extended Expiration Date (as defined in the 4th Amendment), Tenant shall, at Tenant’s expense, remove, unless otherwise directed by Landlord, any Specialty Alterations from the Premises and close up any slab penetrations in the Premises, subject to

Section 4.1 of this Lease in respect of any Staircase and Utility Room Penetrations. Tenant shall repair, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Alterations or Tenant’s personal property or by the closing of any slab penetrations, and upon default thereof (following the expiration of any applicable cure or grace period), Tenant shall reimburse Landlord for Landlord’s reasonable and actual out-of-pocket cost of repairing such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may either retain same or remove and dispose of same, and repair any damage caused thereby, at Tenant’s reasonable and actual out-of-pocket cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease. Notwithstanding any provision of this Lease to the contrary, if Tenant is obligated to remove any Specialty Alterations or close any slab penetrations, Tenant shall have the right not to perform such work by providing notice to Landlord at least 30 days prior to the Extended Expiration Date and by paying Landlord the reasonable cost of performing such work within 30 days after demand therefor, which demand shall be accompanied by reasonable backup documentation. Landlord shall notify Tenant at the time Landlord approves any of Tenant’s Alterations whether any of the subject Alterations are Specialty Alterations which may be required to be removed by Tenant at the end of the term of this Lease pursuant to this Section 6.1(e)(vi), provided that with respect of Alterations to be performed by Tenant following the completion of its initial build out of the Premises after the date of the 4th Amendment Tenant has requested such notification at the time Tenant submits plans and specifications for such Alterations for Landlord’s approval and Tenant’s request states the following in capitalized and bold type on the first page of Tenant’s notice: “IF LANDLORD FAILS TO NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS THAT ANY ALTERATIONS SHOWN THEREON ARE SPECIALTY ALTERATIONS (AS DEFINED IN THE LEASE), LANDLORD SHALL NOT HAVE THE RIGHT TO REQUIRE TENANT TO REMOVE SUCH SPECIALTY ALTERATIONS AT THE END OF THE TERM” and if Landlord fails to so notify Tenant (without Tenant having to provide such notice prior to the completion of the initial build out of the Premises as provided above), Landlord shall not have the right to require Tenant to remove such Specialty Alteration at the end of the term of this Lease. “Specialty Alterations” mean Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character and other installations that are expensive to remove, require structural work in the Premises, provided that in no event shall Specialty Alterations include any ADA restroom that Tenant installs in the Premises to comply with Requirements.

(vii) Upon Tenant’s request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application or if Landlord’s cooperation is otherwise reasonably necessary), provided that Tenant shall reimburse Landlord for any actual and reasonable out-of-pocket cost incurred by Landlord in connection therewith. Landlord agrees to join in such application in advance of Landlord’s approval or deemed approval of plans relating thereto, provided that Landlord reserves the right to review and approve any related plans and to require changes thereto. In addition, upon Tenant’s request, Landlord shall reasonably cooperate with Tenant in obtaining any public assembly permit that Tenant wishes to obtain (if the provisions of the applicable Requirement require that Landlord join in such application), provided that Tenant shall reimburse Landlord for any actual and reasonable cost, expense or liability in connection therewith, obtain any additional insurance reasonably required by Landlord and provide for fire marshals if required by Landlord. Landlord shall not modify the certificate of occupancy for the Building to adversely affect Tenant’s use of the Premises or consent, provided Landlord has the right to withhold consent, to any such modification by any other tenant of the Building.

“(viii) In the event Tenant’s use of a portion of the Premises for the uses permitted herein requires an amendment to the certificate of occupancy for the Building under applicable Requirements, Tenant directly, or through Tenant’s architect on behalf of Tenant, shall (1) file with the New York City Department of Buildings plans for the Alterations and an application to amend the certificate of occupancy for the Building to permit a portion of the Premises to be used for such purpose and (ii) retain the Building expediter, or such other expediter selected by Tenant and reasonably satisfactory to Landlord, in connection with such application. Tenant acknowledges that Landlord has made no representation or warranty express or implied, that such amendment to the certificate of occupancy can be obtained from the City of New York and that any advice or services provided to Tenant by such expediter shall be provided as Tenant’s agent and not on behalf of Landlord. Landlord shall, at Tenant’s sole cost and expense, cooperate with Tenant in all reasonable respects in connection with obtaining such amended certificate of occupancy. Tenant shall reimburse Landlord for all out-of-pocket costs in connection with such application or cooperation from time to time after demand therefor. Tenant shall design and construct any Alterations required in order to obtain such amendment to the certificate of occupancy at Tenant’s sole cost and expense, and in accordance with the provisions of this Article. Except as otherwise expressly set forth in this Article Landlord shall have no obligation or liability with respect to any amendment to the Building certificate of occupancy for any particular purpose.”

(n) Section 6.1(k) of the Original Lease is amended by deleting the references to “$3,000,000” and “$5,000,000” contained therein and by substituting “5,000,000” and “$15,000,000” therefor, respectively, and by inserting the following provision at the end thereof:

“In addition, Tenant, at Tenant’s expense, shall obtain and keep in full force and effect during the term of this Lease, (i) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “all risk” property insurance policies with extended coverage, insuring Tenant’s goods, furniture and furnishings, all fixtures removable by Tenant as provided in this Lease, and all of Tenant’s alterations and improvements to the Premises, for the full insurable value thereof or replacement value thereof, having a deductible amount, if any, as reasonably determined by Tenant; (ii) during the performance of any alteration, until completion thereof, Builder’s risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any lessor of an underlying lease and any holder of an underlying mortgage in all work incorporated in the Building and all materials and equipment in or about the Premises; (iii) Workers’ Compensation Insurance, as required by law; (iv) Business Interruption Insurance; and (v) such other insurance in such amounts as Landlord, any holder of an underlying mortgage and/or any lessor of an underlying lease may reasonably require from time to time (but no more often than once in any five year period) provided that such additional insurance and the amounts thereof are then customarily required from office tenants by owners of Comparable Buildings (as such term is defined in the 4th Amendment). All insurance required to be carried by Tenant pursuant to the terms of this Lease shall contain a provision that (x) the policy shall not be canceled unless Landlord and each additional insured shall have received 30 days’ prior notice of the same, by certified mail, return receipt requested, (y) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord, the lessors of underlying leases and holders of underlying mortgages shall have no obligation for the payment thereof, and (z) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best’s Rating of “A” and a “Financial Size Category” of at least “IX” or if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Alterations or improvements to the Premises, to the extent they exceed Building standard installations, (ii) any property of Tenant, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business. Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation, required to be carried by it pursuant to this Lease. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 10 days’ prior to the expiration of such policy. In lieu of the policies of insurance required to be delivered to Landlord pursuant to this paragraph (the “Policies”), Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27”

(Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insureds) which shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (1) conveys to Landlord and any other named insured and/or additional insureds thereunder as reasonably designated by Landlord (the “Insured Parties”) all the rights and privileges afforded under the Policies as primary insurance, and (2) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing at least 30 days in advance of any termination of the Policies.”

(o) Article 6 of the Original Lease is modified by adding new Sections (6)(l) and (m) at the end thereof reading as follows:

“(l) (i) Subject to the terms of this Lease and such other reasonable requirements as may be imposed by Landlord, Tenant may, at Tenant’s sole cost and expense and for Tenant’s sole use and benefit, install, maintain and operate in accordance with this Lease, in a location within the Premises in the 30 Building and/or the 600 Building reasonably acceptable to Landlord (the “UPS Space”), up to two (2) uninterrupted power supply systems in each of the 30 Building and 600 Building (individually and collectively, the “UPS System”).

(ii) Tenant’s use of the UPS Space and the installation of the UPS System therein shall be subject to all applicable Requirements (including, without limitation, LPC approval if applicable), insurance requirements and other relevant provisions of this Lease including, without limitation, any applicable floor loading limits imposed by Requirements. Any required reinforcement shall be constructed by Tenant at Tenant’s sole cost and expense. Upon not less than two Business Days’ notice to the Building manager, Tenant shall have the right to perform tests on the UPS System, which testing must be at times reasonably acceptable to Landlord and must be at times other than Business Hours in order not to disturb the right of quiet enjoyment of the tenants and occupants of the Building.

(iii) Tenant shall reimburse Landlord for any actual and reasonable out-of-pocket cost or expense incurred by Landlord in connection with Tenant’s installation, operation and/or maintenance of the UPS System, except to the extent caused by the negligence of Landlord. Throughout the duration of this Lease, Tenant shall inspect the aforesaid equipment as often as may be reasonably required by Landlord consistent with commercially acceptable practices.

(iv) In the performance of any installation, alteration, repair, maintenance, removal and/or any other work with respect to the UPS Space or the UPS System, Tenant shall comply with all of the applicable provisions of this Lease, including, without limitation, those set forth in Articles 6.

“(m) Landlord shall indemnify, defend and hold harmless Tenant from and against all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the common and public areas of the Center (specifically excluding the Premises) except if and to the extent attributable to the negligence or willful misconduct of Tenant or its employees or agents.”

(p) Section 7.1(b) of the Original Lease is modified by restating Section 7.1(b)(z) to read in its entirety as follows: “(z) the purpose of such merger, consolidation, transfer, issuance or sale is not for the purpose of diminishing the credit support available to Landlord under this Lease and such merger, consolidation, transfer, issuance or sale will not render Tenant insolvent”. Section 7.1(c) of the Original Lease is modified by restating such section to read in its entirety as follows:

“(c) Notwithstanding anything contained to the contrary in Section 7.1(a), the Tenant shall have the right, without any requirement to obtain Landlord’s consent, to (i) permit the Premises to be used and occupied for the purposes specified in, and subject to the provisions of, this Lease, by, or sublet to, any Affiliate of the Tenant, and (ii) assign this Lease to any Affiliate of the Tenant (excluding any Affiliate referred to in the next-to-last sentence of this Section 7.1(c) that does not otherwise meet the initial definition of “Affiliate” in this Section 7.1(c)), provided, in each case, that (1) the Tenant provides reasonable evidence of the relationship of the Affiliate to the Tenant (it being agreed that, with respect only to the original Tenant named herein (i.e., Lazard Group LLC and herein the “Named Tenant”) or any successor to the Named Tenant by merger, consolidation, reorganization or substantially all of the assets of the Named Tenant, a certificate of a member, manager or an officer of the Named Tenant to such effect shall be deemed reasonable evidence (and no such certificate shall be necessary with respect to any use of the Premises by Lazard Freres & Co. LLC and the following Affiliates of Lazard Group LLC, Lazard Asset Management LLC and/or Lazard Middle Market LLC (and any successors thereto), so long as the Tenant hereunder is the Named Tenant or an Affiliate of the Named Tenant), provided that, in the case of subletting of all or substantially all of the Premises, the Named Tenant or such successor shall, upon request of the Landlord, deliver to the Landlord reasonable evidence in support of such certificate), and (2) in the Landlord’s reasonable judgment the Affiliate is of a character and engaged in a business which is in keeping with the standards in those respects for the Building and its occupancy (it being agreed that (x) any such determination shall be made by reference to the Landlord’s then standard office leasing practice (giving due regard to tenants under leases of space in the Center existing at the time in question) and (y) Lazard Freres & Co. LLC, Lazard Asset Management LLC and Lazard Middle Market LLC (and any successors thereto) are each deemed to satisfy this clause (2)). “Affiliate” means, as to any designated person or entity, any person or entity which controls (directly or indirectly), is controlled by (directly or indirectly), or is under common control with (directly or indirectly), such designated person or entity. A person or entity shall not be deemed to “control” another entity unless it owns (directly or indirectly) at least 25% of the outstanding equity interests of such entity and has the power to control the management and affairs of such other entity. With respect only to the Named Tenant and any Tenant hereunder that is an Affiliate of the Named Tenant or any successor to the Named Tenant (or Affiliate of the Named Tenant) by merger, consolidation, reorganization or substantially all of the assets of the Named Tenant (or such Affiliate of the Named Tenant),

“Affiliate” shall, for all purposes of this Lease except as hereinabove set forth, also mean any entity and any successor to such entity by merger, consolidation or acquisition of all or substantially all of the assets of such entity (A) in which a member or a former member in the Tenant is a member or principal, (B) which owns a direct or indirect interest in the Tenant, (C) which manages or has a contract to manage a significant investment made by the Tenant and/or any members of the Tenant, (D) with which the Tenant (or an Affiliate (as defined in the 2nd sentence of this Section 7.1(c) of Tenant) has an investment advisory, strategic alliance, business alliance or similar contract or a direct and substantial investment advisory, strategic or business relationship or (E) any foreign bank or investment or merchant bank doing business under a name which includes the name “Lazard” or any acronym for or derivative of “Lazard Freres & Co.”. Nothing contained herein shall be construed to imply that an entity that qualifies for treatment as an “Affiliate” in accordance with the provisions of the immediately preceding sentence shall constitute an affiliate of Tenant for purposes other than this Lease.”

(q) Any reference to the “Affiliate Sublet Space Cap” in Section 7.1 of the Original Lease is deemed deleted therefrom. Section 7.3 of the Original Lease is modified by inserting “and Permitted Users” after each reference to “permitted subtenants” in the first sentence thereof and by deleting the reference to “700 names” therein and by inserting “as many listings as Tenant may require” in its stead. Section 7.1(e) of the Original Lease is hereby modified by adding the following clause (viii) thereto:

“(viii) Landlord hereby acknowledges that it has heretofore consented to the subletting by the Tenant’s predecessor-in-interest of portions of the Premises to Lazard Alternative Investments LLC (“LAI”) and Lazard Capital Markets LLC (“LCM”). Nothing contained herein, including the use of the word “Lazard” within the name of LAI or LCM, shall be construed to imply that Tenant has an actual affiliate relationship with LAI and/or LCM. Landlord hereby acknowledges that Tenant currently contemplates entering into an agreement with LAI (the “LAI Amendment”) and/or an agreement with LCM (the “LCM Amendment”) extending the term of the applicable sublease for all or a portion of the Extension Period, modifying the premises demised by each such sublease and otherwise modifying the terms and conditions of each such sublease, and Landlord hereby: (i) consents to the LAI Amendment and the LCM Amendment, subject to all of the terms and conditions of the existing consent to sublease agreements among Landlord, Tenant and LAI or LCM (the “LAI/LCM Consents”), as applicable, and (ii) agrees that the subleases to LAI and LCM, as amended, shall not be treated as “Permitted Subleases” and that LAI and LCM shall not be treated as “Permitted Users” for purposes of the Lease; provided, however that (x) except as provided in the following clause (y), the representations and warranties made by Tenant and LAI and LCM, respectively, in the LAI/LCM Consents shall apply, respectively, to the LAI Amendment (as of the effective date of the LAI Amendment) and to the LCM Amendment (as of the effective date of the LCM Amendment), (y) notwithstanding anything to the contrary contained in Paragraph 8 of the LAI/LCM Consents, Tenant may enter into separate agreements with LAI and/or LCM to provide services to LAI and/or LCM relating to their use and occupancy of the premises demised by their respective subleases and (z) as between Landlord and Tenant, notwithstanding anything to the contrary contained in Paragraph 19 of the LAI/LCM Consents, in the event of any conflict or inconsistency between the LAI/LCM Consents and the provisions of the Lease, the provisions of the Lease shall govern.”

(r) Section 7.4(a) of the Original Lease is modified by inserting “, and provided Landlord does not exercise Landlord’s option provided under Sections 7.6” after the reference to “inapplicable)” contained in the first sentence thereof. Section 7.4(b) of the Original Lease is modified by deleting “and” at the end of Section 7.4(b)(ii), by substituting a semicolon for the period at the end of Section 7.4(b)(iii) and by adding a new Section 7.4(b)(iv) reading as follows:

“(iv) if Landlord has, or reasonably expects to have within 6 months thereafter, (X) with respect to any space proposed by Tenant to be sublet in the 30 Building, comparable space available in the 30 Building or 45 Rockefeller Plaza, and the transferee is a person or entity (or an affiliate of such person or entity that is primarily in the same line of business as such person or entity and not primarily in a different line of business) with whom Landlord is then or has been within the prior 6 months negotiating in connection with the rental of space in the 30 Building or 45 Rockefeller Plaza or (Y) with respect to any space proposed by Tenant to be sublet in the 600 Building, comparable space available for a reasonably comparable term in the Center, and the transferee is a person or entity (or an affiliate of such person or entity that is primarily in the same line of business as such person or entity and not primarily in a different line of business) with whom Landlord is then or has been within the prior 6 months negotiating in connection with the rental of space in the 600 Building.”

(s) Section 7.4(c) of the Original Lease is modified by deleting the reference to “$2,500 (as such sum shall be Adjusted by CPI on each anniversary of the date hereof” contained therein and by substituting “$3,500 (as such sum shall be Adjusted by CPI on each anniversary of the date of the 4th Amendment” therefor.

(t) Article 7 of the Original Lease is modified by adding Sections 7.5, 7.6, 7.7 and 7.8 thereto reading in their entireties as follows:

“7.5 Concurrently with Landlord’s consenting or being deemed to have consented to a sublease pursuant to the provisions of Section 7.4 hereof, Landlord shall have an additional 10 Business Days after the submission to Landlord of the financial information required under Section 7.5(3) below to make the determination requested by such Section, and Landlord shall execute, acknowledge and deliver a non-disturbance agreement in the form attached hereto as Exhibit S to any subtenant of Tenant which is not an Affiliate, with respect to subleases of one (1) full floor or more of space in the Premises which have been approved or deemed approved by Landlord, provided that:

(1) either (i) the fixed rent and escalation rent under any such sublease is at least equal to the fixed rent and additional rent in respect of Taxes and Operating Expenses and all other charges payable under this Lease with respect to the portion of the Premises to be sublet for the applicable portion of the term of this Lease or (ii) as a condition to Landlord’s agreeing not to disturb such tenancy, the subtenant under such sublease agrees to pay from and after the time of such attornment a fixed rent and additional rent in respect of Taxes and Operating Expenses under such sublease at least equal to the fixed rent and all other charges payable under this Lease with respect to the portion of the Premises to be sublet for the remainder of the term of such sublease;

(2) Landlord shall be reimbursed for its reasonable out-of-pocket legal fees in connection therewith;

(3) such sublessee shall have sufficient financial means, determined as of the date that Landlord is requested to execute and deliver such non-disturbance agreement, to meet the greater of the rental obligations under the sublease or this Lease with respect to the subleased space as reasonably determined by Landlord in good faith based on the financial information provided to Landlord upon the request of Landlord for such information and if Landlord determines in good faith that the sublessee does not have sufficient financial means as aforesaid, determined as of the date that Landlord is requested to execute and deliver such non-disturbance agreement, Landlord shall nonetheless agree to enter into such a non-disturbance agreement with such sublessee if such sublessee agrees that upon sublessee’s attornment to Landlord, and as a condition to recognition by Landlord, in accordance with the provisions of such non-disturbance agreement, such sublessee shall provide Landlord with a letter of credit complying with the requirements of Section 8 of Exhibit S in the face amount of the greater of one year of the fixed rent plus one year of the additional rent for Taxes and Operating Expenses payable under this Lease in respect of the portion of the subleased space and one year of the fixed rent plus one year of the additional rent for Taxes and Operating Expenses payable under the sublease in respect of the subleased space;

(4) such sublease has an original term of not less than the lesser of (i) five (5) years or (ii) the then remaining term of this Lease less one day (but in no event less than 2 years); and

(5) such sublease provides for the demise of either (i) an entire “end floor” (that is, the then highest or lowest floor of a block of contiguous floors of the Premises as constituted at the time in question, or the only full floor leased by Tenant in the applicable elevator bank) together with any one or more full floors which are contiguous to such “end floor” in the same elevator bank or any partial floors which are contiguous to such “end floor” or to each other provided that the sublease includes the entirety of such partial floor or floors, or (ii) any entire floor together with any one or more full floors contiguous to such floor which is contiguous to any “end floor” (plus any contiguous full floor(s) or partial floors which are contiguous to such “end floor” or such contiguous full floor(s) provided that the sublease includes the entirety of such partial floor or floors) which is the subject of a sublease with respect to which Landlord previously gave a non-disturbance and attornment agreement to a subtenant not then in default beyond any applicable notice and grace period provided in its sublease.

“7.6 If Tenant desires to assign this Lease or sublet all or any portion of the Premises consisting of at least one full floor of the Premises other than to an Assignee or an Affiliate, Tenant shall give notice thereof to Landlord (except in the case of a sublease having a term expiring other than within the last 12 months of the term of this Lease), which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of a portion of the Premises as aforesaid, a description of the portion of the Premises to be sublet. Such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), if such proposed sublease is for a term expiring within the last 12 months of the term of this Lease, upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 30 days after delivery of Tenant’s notice along with the applicable documentation and information stated above, time being of the essence as to the exercise of such option by Landlord. If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event less than 90 days after the date of the above notice unless Landlord agrees to an earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant. Landlord shall pay all costs to make the Partial Space a self-contained rental unit and install any required Building corridors. Landlord shall not lease any Partial Space recaptured by Landlord hereunder to a Direct Competitor if either (i) such Partial Space is located in the same elevator bank which serves floors 52 to 64 of the Building or (ii) such Partial Space is located on a multi-tenanted floor on which Tenant continues to occupy space after the exercise by Landlord of its rights under this Section 7.6. Nothing contained herein shall be deemed to require that Tenant has identified a prospective assignee or subtenant prior to giving the notice contemplated by this Section 7.6

“7.7 If at any time after an assignment by Tenant named herein (other than an assignment pursuant to Section 7.1(b) of this Lease), this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Tenant in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall, unless if and to the extent prohibited by or inconsistent with any applicable law or order of a court of competent jurisdiction, (a) subject to the provisions of clause (iii) below, pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination (subject to a credit for any amount actually received by Landlord from the assignee), and (b) subject to the provisions of clause (iii) below, as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence (if and to the extent that such defaults are susceptible of being cured by Tenant) and (iii) Tenant named herein shall not be bound by any amendment or modification made to the Lease after any such assignment of the Lease that extended the term of the Lease, increased the Premises demised by the Lease and/or any monetary amounts due and payable under the Lease, or otherwise materially and adversely affecting the rights and obligations of the Tenant under this Lease, unless such amendment or modification was consented to in writing by Tenant named herein and provided that, notwithstanding the foregoing, the foregoing provisions of this clause (iii) shall not affect or limit Tenant’s liability under this Lease as modified by any such agreement or modification (i) if at the time of such agreement or stipulation, Tenant’s said successor-in-interest is an Affiliate of Tenant or an entity resulting from a merger or consolidation of Tenant or from a sale of Tenant’s business or (ii) if any agreement or modification is entered into making any such adverse modification and is not consented to by Tenant, Tenant shall nonetheless remain fully and primarily liable for the due performance of all provisions of this Lease as though such agreement or stipulation had never been made. Any damages actually received by Landlord in connection with the termination of this Lease in bankruptcy shall be credited against the obligations hereunder of the Tenant named herein. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 30 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.”

“7.8 (a) Tenant has advised Landlord that one or more clients of Tenant, service providers to Tenant and others with whom Tenant has a significant business relationship (each a “Permitted User”) may from time to time be using space in the Premises. Notwithstanding anything to the contrary in this Section 7.8, each Permitted User shall be allowed such use, without Landlord’s consent, but upon at least 10 days’ prior notice to Landlord upon the following conditions: (i) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the court of, the State of New York, (ii) there will be no separate entrances and demising walls for the Permitted User, (iii) the aggregate number of rentable square feet used by all Permitted Users at any one time shall not exceed 20% of the then rentable square footage of the Premises (excluding therefrom any portion of the Premises used by a Permitted User which is an Affiliate of Tenant), and (iv) Tenant shall receive no rent, payment or other consideration in connection with such occupancy in respect of such space other than nominal rent payments (in no event greater per rentable square foot than the fixed rent and additional rent in respect of Taxes and Operating Expenses payable hereunder per rentable square foot) or other consideration for actual services rendered or provided by or for such occupant.

(b) With respect to each and every Permitted User, the following shall apply: (i) each Permitted User shall have no privity of contract with Landlord and therefore shall have no rights under this Lease, and Landlord shall have no liability or obligation to the Permitted User under this Lease for any reason whatsoever in connection with such use or occupancy, which use and occupancy shall be subject and subordinate to this Lease (including, without limitation, Article Thirteen), (ii) each Permitted User shall use the Premises in conformity with all applicable provisions of this Lease, and (iii) Tenant shall be liable for the acts of such Permitted User in the Premises.”

(u) Section 8.2 of the Original Lease is restated to read in its entirety as follows:

“8.2. (a) Subject to the terms and conditions of this Section 8.2, the Landlord reserves the right to change the name of the 30 Building and allow tenants to install signs in the 30 Building lobby or on the 30 Building exterior at any time (but the Landlord shall not voluntarily change the address of the 30 Building, which shall remain 30 Rockefeller Plaza unless and only if changed by any Requirement). Notwithstanding the preceding sentence, provided the named Tenant herein (i.e., Lazard Group LLC), or any Tenant hereunder that is an Affiliate of the named Tenant herein, or any successor to the named Tenant herein or an Affiliate of the named Tenant herein by merger, reorganization, consolidation or sale of substantially all of its assets, shall not be in monetary or material non-monetary default hereunder beyond the expiration of any applicable notice or cure period and shall (together with any Affiliates and Permitted Users) be occupying (i.e., shall be in physical occupancy of or shall not have sublet to non-Affiliates) at least 100,000 rentable square feet in the 30 Building, the Landlord covenants that it shall not name the 30 Building after any Direct Competitor, nor shall any Direct Competitor have the right (and no Direct Competitor has the right) to install a sign or signs in the 30 Building lobby or on or about the exterior of the 30 Building (including, without limitation, the roof or façade of the 30 Building or on any monuments, flags or permanent structures installed on the 30 Building or on the sidewalks immediately adjacent to, and which are associated with, the 30 Building) except in connection with the use of a concourse, ground floor or mezzanine retail location in the 30 Building, or in connection with temporary signage to identify sponsors of, or participants in, events taking place at the Center (the “Competitor Restriction”); provided that, unless RCPI Landmark, RCPI 30 or any Affiliate of RCPI Landmark or RCPI 30 succeeds to the rights of the tenant under the NBC Lease, the foregoing shall in no event limit the rights of the tenant under the NBC Lease or the existing condominium documents affecting the Building as of the date hereof (A) to change the name of the 30 Building, or to determine the name or names of the 30 Building, to identify it with NBC or the General Electric Company or (B) to make changes to the signage of the 30 Building. “Direct Competitor” means an entity primarily engaged in the business of trading, investment banking, merchant banking or commercial banking (as such businesses may evolve over the term of this Lease).

(b) Provided that Tenant shall not be in monetary or material non-monetary default hereunder beyond the expiration of any applicable notice or cure period and shall (together with any Affiliates and Permitted Users) as of the

Calculation Date (as such term is hereinafter defined) be occupying (i.e., shall be in physical occupancy of or shall not have sublet to non-Affiliates) at least 70% of the aggregate number of rentable square feet in the Premises and any other premises leased by Tenant in the Center as of July 1, 2011, Landlord, subject to the Competitor Restriction, shall not name the Building after, or grant (and Landlord covenants it has not granted as of the date hereof) any signage on or about the exterior of the 30 Building (including, without limitation, the roof or façade of the 30 Building or on any monuments, flags or permanent structures installed on the 30 Building or on the sidewalks immediately adjacent to, and which are associated with, the 30 Building (except in connection with signage (i) actually installed on or about the 30 Building as of the date hereof, (ii) temporary signage to identify sponsors of, or participants in, events taking place at the Center, (iii) in connection with the use of a concourse, ground floor, mezzanine or 65th floor retail/restaurant location in the 30 Building, (iv) NBC signage installed pursuant to NBC’s rights under the existing condominium documents affecting the Building and (v) “Top of the Rock” signage) to any entity unless, as of the Calculation Date, such entity leases and occupies (or has entered into a new lease pursuant to which it intends to occupy following the initial improvements of the premises demised by such lease) at least 150% of the number of rentable square feet leased and occupied by Tenant (together with any Affiliates and Permitted Users) under this Lease and under any other lease for space at the Center; provided, however, that Landlord may grant, following the date hereof, such signage on or about the exterior of the 30 Building to an entity that is not a Direct Competitor and, as of the Calculation Date, does not lease and occupy (or has not entered into a new lease pursuant to which it intends to occupy following the initial improvements of the premises demised by such lease) at least 150% of the number of rentable square feet leased and occupied by Tenant (together with any Affiliates and Permitted Users) hereunder and under any other lease for space at the Center if (i) such entity will, as of the Calculation Date, lease and occupy (or have entered into a new lease pursuant to which it intends to occupy following the initial improvements of the premises demised by such lease) not less than 300,000 rentable square feet in the Center, (ii) Landlord has notified Tenant of the identity of such entity and where and how much space such entity will be leasing and occupying in the Center, provided Tenant provides Landlord a confidentiality agreement reasonably acceptable to Landlord and Tenant, and (iii) Tenant has rejected an offer (or failed to accept such offer within 60 days) from Landlord to lease such signage on or about the exterior of the 30 Building on the same terms and conditions upon which Landlord wishes to lease such signage to such other entity (and upon which such other entity has offered to lease such signage from Landlord) and which are distinctly applicable to such exterior signage (i.e., the separate price for such signage and terms relating to size, materials, design, compliance with Landmarks, etc., in each case as agreed to in writing between Landlord and such other entity, which separate price shall not be an above-market price resulting from other business dealings between Landlord and such other entity). If Tenant accepts such offer of naming rights and/or exterior signage, the 30 Building shall not thereafter be named for any other entity and no further signage on or about the exterior of the 30 Building (including, without limitation, the roof or façade of the 30 Building or on any monuments, flags or permanent structures installed on the 30 Building or on the sidewalks immediately adjacent to, and which are associated with, the 30 Building, except in connection with temporary signage to identify sponsors of, or participants in, events taking place at the Center) shall be granted to any other entity.

(c) Provided that Tenant shall not be in monetary or material non-monetary default hereunder beyond the expiration of any applicable notice or cure period and shall (together with any Affiliates and Permitted Users), as of the Calculation Date, be occupying (i.e., shall be in physical occupancy of or shall not have sublet to non-Affiliates) at least 70% of the aggregate number of rentable square feet leased by Tenant in the 30 Building as of July 1, 2011, Landlord, subject to the Competitor Restriction, shall not grant (and Landlord covenants it has not granted as of the date hereof) any signage in the 30 Building lobby (except in connection with the use of a concourse, ground floor or mezzanine retail location, or in connection with temporary signage to identify sponsors of, or participants in, events taking place at the Center,) to any entity unless such entity, as of the Calculation Date, leases and occupies (or has entered into a new lease pursuant to which it intends to occupy following the initial improvements of the premises demised by such lease) at least 150% of the number of rentable square feet leased and occupied by Tenant (together with any Affiliates and Permitted Users) in the 30 Building; provided, however, that Landlord may, following the date hereof, grant such lobby signage to an entity that is not a Direct Competitor and does not, as of the Calculation Date, lease and occupy (or has not entered into a new lease pursuant to which it intends to occupy following the initial improvements of the premises demised by such lease) at least 150% of the number of rentable square feet leased and occupied by Tenant (together with any Affiliates and Permitted Users) in the 30 Building if (i) such entity, as of the Calculation Date, leases and occupies (or has entered into a new lease pursuant to which it intends to occupy following the initial improvements of the premises demised by such lease) at least 100,000 rentable square feet in the 30 Building, (ii) Landlord has notified Tenant of the identity of such entity, provided Tenant provides Landlord a confidentiality agreement reasonably acceptable to Landlord and Tenant, and (iii) Tenant is offered the right (which offer Tenant shall accept or be deemed to have rejected within 45 days) to install comparable signage in the 30 Building lobby on the same terms and conditions upon which Landlord wishes to lease such signage to such other entity (and upon which such other entity has offered to lease such signage from Landlord) and which are distinctly applicable to such signage (i.e., the separate price for such signage and terms relating to size, materials, design, compliance with Landmarks, etc., in each case as agreed to in writing between Landlord and such other entity, which separate price shall not be an above-market price resulting from other business dealings between Landlord and such other entity).

(d) Notwithstanding anything to the contrary contained herein, under no circumstances shall Landlord name the 30 Building or grant, following the date hereof (and Landlord covenants it has not granted, as of the date hereof) any lobby signage or signage on or about the exterior of the 30 Building (including, without limitation, the roof or façade of the 30 Building or on any monuments, flags or other structures outside of the 30 Building) to an entity if naming the 30 Building after such entity or granting such signage to such entity would, in the reasonable judgment of Landlord, be prejudicial to the business of Landlord or the reputation of Landlord, the 30 Building and/or the Center.

(e) Notwithstanding any provision hereof to the contrary, Landlord may grant (and Landlord covenants it has not granted, as of the date hereof), following the date hereof, lobby signage of a type hereinafter set forth in the 30 Building to an entity that is a Direct Competitor if (i) such entity leases and occupies (or has entered into a new lease pursuant to which it intends to occupy following the initial improvements of the premises demised by such lease), as of the Calculation Date, at least 100,000 rentable square feet in the 30 Building, (ii) Landlord has notified Tenant of the identity of such entity, provided Tenant provides Landlord a confidentiality agreement reasonably acceptable to Landlord and Tenant, and (iii) Tenant is offered the right (which offer Tenant shall accept or be deemed to have rejected within 45 days) to install comparable signage in the 30 Building lobby on the same terms and conditions upon which Landlord wishes to lease such signage to such other entity (and upon which such other entity has offered to lease such signage from Landlord) and which are distinctly applicable to such signage (i.e., the separate price for such signage and terms relating to size, materials, design, compliance with Landmarks, etc., in each case as agreed to in writing between Landlord and such other entity, which separate price shall not be an above-market price resulting from other business dealings between Landlord and such other entity). Any lobby signage granted to a Direct Competitor shall be restricted to (i) signage at the elevator bank or banks serving the floors occupied by such Direct Competitor (subject, however, to the provisions of clause (g) of this Section 8.02) and/or (ii) a sign to be placed on Landlord’s main security desk (in which case Tenant shall be offered proportional rights in terms of signage and presence in the manner set forth in clause (g) below).

(f) For purposes of this Section 8.2, the term “Calculation Date” shall mean either (x) if Landlord is not required to give notice to Tenant pursuant to clause (b) or clause (c) of this Section 8.2 prior to granting exterior or lobby signage to another entity described in clause (b) or (c), as the case may be, the date on which Landlord grants such signage rights to such other entity or (y) if Landlord is required to give notice to Tenant pursuant to clause (b), (c) or (e) of this Section 8.2, the date of such notice.

(g) Notwithstanding anything to the contrary contained herein: (x) for so long as Tenant shall (together with any Affiliates and Permitted Users) be occupying (i.e., shall be in physical occupancy of or shall not have sublet to non-Affiliates) at least 51% of the aggregate number of rentable square feet demised to Tenant as of July 1, 2011 within the elevator bank serving floors 52 through and including 64 of the 30 Building, no lobby signage granted to any entity other than Tenant shall be located at or about the elevator bank serving floors 52 through and including 64 of the 30 Building (or the portions of the interior walls of the lobby to the north and south of such specific elevator bank, and excluding any other elevator bank) and (y) if Tenant is required under clause (c) or clause (e) of this Section 8.02 to be offered comparable lobby signage to that being offered to another entity, such comparable signage offered to Tenant shall be reasonably proportional in size based on the respective leasing and occupancy levels of Tenant and such other entity as of the Calculation Date, with reasonable variations in such proportionality permitted to take into account factors such as design considerations, Landmarks Commission requirements or comments, and the size of the walls on which such signage is to be placed.

(h) Notwithstanding anything to the contrary contained herein, if Tenant leases the Lobby Premises, Tenant, during such periods of time that Tenant occupies the Lobby Premises and at no additional charge, will be entitled to the retail signage appurtenant to the Lobby Premises, and Tenant’s entitlement to such retail signage shall not be deemed to satisfy, count toward or otherwise diminish Tenant’s signage rights under this Section 8.2.

(i) Notwithstanding anything to the contrary contained herein, Landlord may maintain (x) the existing signage on or about the 30 Building for or on behalf of the entities that are currently entitled to such existing signage on or about the 30 Building and (y) the lobby directories in the 30 Building (and may update and/or replace such signage and directories in a manner substantially consistent with such existing signage and directories and in accordance with the provisions of this Section 8.2(i)); provided, however, that nothing contained herein shall be deemed to permit Landlord to transfer any rights in or to any such existing signage on or about the Building to a Direct Competitor or to any other entity except in accordance with the provisions of this Section 8.2.

(j) Notwithstanding anything to the contrary contained herein, provided that Tenant shall not be in monetary or material non-monetary default hereunder beyond the expiration of any applicable notice or cure period and shall (together with any Affiliates and Permitted Users) be occupying (i.e., shall be in physical occupancy of or shall not have sublet to non-Affiliates) at least (the “600 Occupancy Requirement”) 60,000 rentable square feet in the 600 Building (it being understood and agreed that commencing on the date hereof and ending on the date which is the earlier of (i) 600 Must-Take Space Inclusion Date or (ii) the 600 Must-Take Termination Date, then the 600 Occupancy Requirement shall be deemed to be satisfied), Landlord shall not grant (and Landlord covenants it has not granted, prior to the date hereof), following the date hereof, any signage in the 600 Building lobby to any entity (except in connection with temporary signage to identify sponsors of, or participants in, events taking place at the Center and except in connection with the use of a concourse, ground floor or mezzanine retail location in the 600 Building); provided, however, that Landlord may grant such lobby signage to an entity leasing space in the 600 Building so long as Tenant shall have the right to install, at any time thereafter, comparable and comparably-sized signage in the 600 Building lobby upon Tenant (together with any Affiliates and/or Permitted Users) occupying (i.e., shall be in physical occupancy of (but not deemed occupancy as expressly set forth above) or shall not have sublet to non-Affiliates) 60,000 rentable square feet in the 600 Building. “

(v) Tenant’s right to an abatement pursuant to Section 9.1 of the Original Lease and Tenant’s right to terminate the Lease under Section 9.2(b) of the Original Lease are not contingent upon the receipt by Landlord of any insurance proceeds. Force Majeure delay in Section 9.2(b) of the Original Lease shall not exceed 6 months.

(w) Section 9.3 of the Original Lease is modified by inserting a “.” after the reference to “release of liability” contained in the second sentence thereof and by deleting the remainder of such sentence.

(x) Section 11.1(a) of the Original Lease is modified by (A) restating clause (y) to read as follows: “any structural alteration of or in connection with the Premises solely by reason of the use thereof for general office use, as distinct from the specific manner and nature of Tenant’s use or occupancy of the Premises, and not by reason of (i) a condition which has been created by, or at the instance of, any Tenant Party or (ii) a breach by any Tenant Party of any provision of this Lease”, (B) deleting the reference to “(1)” in the fifth sentence thereof, (C) placing a period after the reference to “within the Premises” in the second (y) clause, and (D) deleting the remainder of Article 11. The reference to “Named Tenant” in the first sentence of Section 11.1(b) is deleted therefrom and “Tenant” is substituted therefor.

(y) Section 13.1 of the Original Lease is modified by deleting the second and third sentences thereof and by adding in their stead the following: “Landlord hereby represents and warrants to Tenant that as of the date of the 4th Amendment, there are no unrecorded mortgagees which affect the Building, the Land and/or the Center.”

(z) Notices to Landlord under Section 14.1 of the Lease shall be addressed to RCPI Landmark Properties, L.L.C., c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111, Attention: Property Manager – 30 Rockefeller Plaza, with copies to (1) RCPI Landmark Properties, L.L.C., c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111, Attention: Chief Financial Officer, and (2) Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111, Attention: Chief Legal Officer and to Lazard Group LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: General Counsel with copies to Haynes and Boone, LLP, 30 Rockefeller Plaza, New York, New York 10020, Attention: Stuart Mass, Esq.

(aa) Section 15.1(c) of the Original Lease is modified by deleting the reference to “ which period shall in no event exceed 120 days,” at the end thereof.

(bb) Section 16.1 of the Original Lease is modified by deleting the reference to “and if such default shall continue for seven (7) days after the Landlord shall have given to the Tenant a notice specifying such default,” contained in the first sentence thereof.

(cc) Section 20.1(a) of the Original Lease is modified by deleting “not less than one of said elevators” on the sixth line of the first sentence and substitute “not less than two of said elevators” therefor.

(dd) Section 20.5 of the Original Lease is modified by adding the following at the end thereof: “Landlord will reasonably cooperate with Tenant (at Tenant’s sole cost and expense) to reconfigure Tenant’s security access cards to work with Landlord’s security protocol in the lobby of the 30 Building. 50 Building and 600 Building in order that Tenant’s employees are able to utilize a single card for all such buildings security system and Tenant’s security system. Tenant hereby agrees to reimburse Landlord from time to time, within 30 days after demand therefor (accompanied by reasonable supporting documentation therefor), for the reasonable and actual out-of-pocket costs incurred by Landlord to accommodate Tenant.”

(ee) Landlord shall provide heating, ventilation and air-conditioning service to the Original Premises and the Additional Premises (except as otherwise set forth below and except as set forth to the contrary in Section 3(f) of this Amendment) in accordance with the provisions of Section 20.1 of the Original Lease. If Tenant shall request that Landlord provide perimeter heating service to the 54th Floor Premises (if Tenant leases such floor), the 55th Floor Premises (if Tenant leases such floor) and the 64th Floor Premises through the Building’s perimeter convector system in accordance with the provisions of Section 20.1 of the Original Lease, Landlord shall do so except that such heating, ventilation and air-conditioning service shall be provided in accordance with the standards set forth in Exhibit F-1 attached hereto in the case of the 64th Floor Premises and in accordance with the standards set forth in Exhibit F-2 in the case of both the 54th Floor Premises and the 55th Floor Premises (if Tenant leases either or both such floors) between 7:00 a.m. and 7:00 p.m. on Business Days in the case of each of the 54th Floor Premises, the 55th Floor Premises and the 64th Floor Premises. Landlord shall not be responsible if the normal operation of the Building system providing heating, ventilation and air-conditioning to the 54th Floor Premises, the 55th Floor Premises or the 64th Floor Premises (the “HVAC System”) shall fail to provide cooled or heated air, as the case may be, in accordance with the specifications set forth in Exhibit F-1 in the case of the 64th Floor Premises and in accordance with the standards set forth in Exhibit F-2 in the case of the 54th Floor Premises and the 55th Floor Premises by reason of any machinery or equipment installed by or on behalf of Tenant, which shall have an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, as the case may be. If Tenant shall not request that Landlord provide perimeter heating service to the 54th Floor Premises, the 55th Floor Premises and the 64th Floor Premises through the Building’s perimeter convector system, Landlord shall provide Tenant steam in accordance with the provisions of Section 20.1(a)(iii) of the Lease and chilled water in accordance with the provisions of Section 20.1(a)(iv) of the Lease. For purposes hereof, “Business Days” shall mean all days, excluding Saturdays, Sundays and the holidays set forth in Section 20.1(a) of the Original Lease. Landlord represents to Tenant that as of the date hereof the Building has a generator that backs up the life-safety system of the Building in the event of an emergency. Tenant shall pay from time to time, within 30 days after demand, 66.66% (or 100%, to the extent Tenant leases the entire 50th floor of the 30 Building pursuant to the terms hereof) of the reasonable and actual out-of-pocket cost incurred by Landlord (evidenced by reasonable back-up documentation) for maintaining, repairing and replacing (it being understood and agreed that Tenant shall not be responsible for the cost of any replacements thereof if, and to the extent, such equipment requires replacement due to any excessive or unreasonable use of such equipment by the tenant or occupant (other than Tenant) on the 50th floor of the 30 Building, and otherwise Tenant shall pay 66.66% (or 100%, to the extent Tenant leases the entire 50th floor of the 30 Building pursuant to the terms hereof) of such costs in equal annual installments, provided such replacements are amortized over their useful lives), if necessary, any air-conditioning equipment located on the 50th floor of the 30 Building that serves the 48th Floor Premises and the 49th Floor Premises (it being understood and agreed that Landlord shall be solely responsible for maintaining and repairing and replacing any air-conditioning equipment that exclusively services the 50th floor of the 30 Building, except as set forth above). If any air-conditioning equipment located on the 50th floor of the 30 Building exclusively services the 48th Floor Premises and/or 49th Floor Premises, Tenant shall pay from time to time, within 30 days after demand, 100% of the reasonable and actual out-of-pocket cost incurred by Landlord (evidenced by reasonable back-up documentation) for maintaining, repairing and replacing (it being understood and agreed that Tenant shall pay 100% of the cost of the replacements thereof (payable in equal annual installments), provided such replacements are amortized over their useful lives).

(ff) Except with respect to HVAC for the Original Premises, the cost of which is governed by the Original Lease (not as amended hereby), if Landlord furnishes freight elevator or HVAC service other than during Business Hours, Tenant shall, notwithstanding any provision of the Original Lease to the contrary, pay to Landlord the cost thereof at one-half the then established rates for such services in the Building shown on the standard rate sheet provided to Tenant on an annual basis by Landlord. Tenant shall continue to pay for chilled water in accordance with the terms of Section 20.2 of the Lease. Landlord shall provide an additional 20 tons (10 tons in the case of the 8th Floor Premises) of chilled water per full floor (appropriately prorated in the case of a partial floor) added to the Lease pursuant to Sections 3, 5, 9 and 19 hereof, upon the terms and conditions of the Lease upon the request of Tenant. If Tenant fails to utilize any quantity of chilled water on a particular floor prior to the applicable two (2) year anniversary of the delivery or redelivery, as applicable, in the condition required hereunder, of the Original Premises, the Additional Premises, the 19th Floor Premises, the Expansion Space, the Offered Space, the Must-Take Space and the 600 Must-Take Space, respectively, Landlord shall have the right upon notice to Tenant to irrevocably reduce the number of tons of chilled water to which Tenant is entitled by the number of such unutilized tons (unless Tenant notifies Landlord within 10 days after delivery of such notice to Tenant that it anticipates utilizing a portion or all of such unutilized tons of chilled water, in which case Landlord shall only have the right to reduce the number of tons of chilled water to which Tenant is then entitled by such number as Tenant does not anticipate utilizing, provided, however, that Landlord shall have the right upon further notice to Tenant to reduce the number of tons of chilled water to which Tenant is then entitled by any number of tons of chilled water that Tenant has reserved in its notice to Landlord if Tenant fails to utilize any such reserved tons prior to the three (3) year anniversary of the delivery or redelivery, as applicable, in the condition required hereunder, of the Original Premises, the Additional Premises, the 19th Floor Premises, the Expansion Space, the Offered Space, the Must-Take Space and the 600 Must-Take Space, respectively), in which case Landlord shall only charge Tenant for such lower number of tons of chilled water.

(gg) Article Twenty of the Original Lease is modified to add Sections 20.7, 20.8, 20.9, 20.10, 20.11 and 20.12 thereto reading in their entireties as follows:

“20.7 (a) From and after 20 months after the date of the 4th Amendment, Landlord shall, at its expense, provide during the term of this Lease up to 500 kw of emergency power to the Premises located in the 30 Building through a switch in the 55th floor of the 30 Building, which emergency power shall be sufficient to permit Tenant to operate the Premises for no less than 72 hours during a power outage, and provide Tenant, at no charge to Tenant, up to 400 tons of chilled water for the 30 Building during such outage. Tenant shall reimburse Landlord within 30 days after demand for the reasonable out-of-pocket cost of maintaining the generator and other equipment which provide such emergency power in the same proportion as 500 kw bears to the total electrical capacity of such equipment.

(b) Landlord hereby acknowledges and agrees that, subject to Tenant’s compliance with applicable provisions of the Lease, Tenant shall be entitled to install cellular telephone coverage enhancement technology within the Premises so as to enhance the cellular telephone reception within the Premises, provided same does not unreasonably interfere with the operations of other equipment in the Building existing as of the date of such installation by Tenant.

“20.8 (a) (i) Tenant has the option (the “Satellite Option”), at any time during the term of the Lease, on a non-exclusive basis, to install and operate for its own use (and not for broadcasting to others for a fee or for resale purposes) a satellite dish, communication antenna, microwave equipment, other telecommunications equipment and related equipment, mountings, wiring and support (collectively, a “Satellite Dish”) on a portion of the roof or a setback of the 30 Building and/or the 600 Building in a location that is mutually agreeable to Tenant and Landlord, provided that (i) the size of such Satellite Dish shall not exceed three feet in diameter and type of such Satellite Dish shall be reasonably approved by Landlord, (ii) Tenant shall comply with all applicable Requirements (including the obtaining of all required permits and licenses, and the maintenance thereof and shall provide Landlord or its designee with true and complete copies thereof prior to the installation or use of a Satellite Dish), it being understood that Landlord shall, subject to reimbursement for all reasonable and actual out-of-pocket expenses, reasonably cooperate with Tenant in connection therewith, including, without limitation, by executing and delivering to Tenant such applications, instruments and other documents as Tenant may reasonably request in connection therewith, (iii) the manner of installation shall be approved by Landlord, (iv) the installation of any Satellite Dish shall constitute an Alteration and shall be performed in accordance with the provisions of Section 6.1(e) of the Lease, and (v) no Satellite Dish shall be visible from the street. If Tenant shall exercise the Satellite Option, Landlord will make available to Tenant, in accordance with Article 6.1(e) of the Lease, reasonable access to the roof or setback for the construction, installation, maintenance, repair, operation, replacement, substitution and use of each Satellite Dish, as well as space in the 30 Building and the 600 Building, as applicable, to run electrical and telecommunications conduits or cables from such Satellite Dish to a point of entry in the Premises. All of the provisions of this Lease shall apply to the construction, installation, maintenance, repair, operation, replacement, substitution and use of each Satellite Dish (as such provisions are modified hereby), including provisions relating to compliance with Requirements, insurance, indemnity, repairs and maintenance as if each Satellite Dish were part of the Premises. Each Satellite Dish shall be treated for all purposes of this Lease as if it were a Specialty Alteration. Tenant shall pay all of Landlord’s reasonable and actual out-of-pocket costs for electricity in connection with the use of a Satellite Dish.

(ii) Tenant’s Satellite Dishes may not cause interference or damage to other tenants in or occupants of the 30 Building or 600 Building, as applicable, on which such Satellite Dish is installed or any Building systems in the building on which such Satellite Dish is installed by way of the installation or use of such Satellite Dish on such building; provided, however, that with respect to interference with or damage to other equipment on the roof or setback of the 30 Building or 600 Building, as applicable, such prohibition shall only be applicable with respect to any equipment installed prior to the installation of Tenant’s Satellite Dish on such building. Landlord shall not permit any other communication, antenna, microwave or satellite dish or other equipment to be installed in, on or at the 30 Building or the 600 Building after the installation of Tenant’s Satellite Dish thereon which would interfere with the operation of Tenant’s Satellite Dish.

(iii) Landlord shall not charge Tenant any fee for the use of the area where any Satellite Dish is placed.

(b) Relocation. At any time following Tenant’s installation of a Satellite Dish, Landlord may, upon reasonable prior notice to Tenant, direct Tenant to relocate such Satellite Dish to a location designated by Landlord and reasonably acceptable to Tenant on the roof or a setback of the 30 Building or the 600 Building, as the case may be, and providing substantially comparable reception and transmission as was afforded by the prior location, and Tenant shall relocate its Satellite Dish as soon as reasonably practicable thereafter (and, in any event, within 30 days after receipt of Landlord’s notice; provided, however, that Tenant shall immediately discontinue use of such Satellite Dish where Landlord has informed Tenant that Tenant must relocate same due to Tenant’s Satellite Dishes causing interference with other installations of other tenants of the applicable building existing as of the date Tenant’s Satellite Dish was installed on such building. The cost of relocating such Satellite Dish shall be borne by Tenant if such relocation shall be necessary due to Tenant’s Satellite Dishes causing interference with other installations of other tenants of the applicable building existing as of the date Tenant’s Satellite Dish was installed on such building, any Requirement or any act or omission of Tenant (other than mere use). If the relocation shall be required for any other reason, the cost of the relocation shall be borne by Landlord.

(c) Compliance with Requirements; Damage; Maintenance Taxes; etc.

(i) Landlord shall not be responsible for complying with any Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating to any Satellite Dish, nor shall Landlord be responsible for any damage that may be caused to Tenant or any Satellite Dish by any other tenant or occupant of the 30 Building or the 600 Building (other than Landlord or any affiliate of Landlord (or any of its or their contractors, employees, agents or representatives), subject to the waiver of subrogation contained herein). Landlord makes no representation that any Satellite Dish will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor, it being understood that Landlord shall reasonably cooperate with Tenant to relocate, at Tenant’s sole expense, such Satellite Dish to an alternate location, to the extent available at the 30 Building or the 600 Building, as the case may be, where such Satellite Dish will be able to receive or transmit such communication signals without interference or disturbance. Tenant’s use and operation of any Satellite Dish shall also comply with all Requirements.

(ii) Tenant, at Tenant’s sole cost and expense, shall paint and maintain each Satellite Dish in white or such other color as Landlord shall determine (provided such color or painting of such Satellite Dish does not adversely affect the operation of such Satellite Dish) and shall install such lightning rods or air terminals on or about such Satellite Dish as Landlord may reasonably require.

(iii) Tenant shall (i) be solely responsible for any damage caused as a result of the use, installation or maintenance of each Satellite Dish, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the construction, installation, maintenance, repair, operation or use of each Satellite Dish, (iii) at its sole cost and expense, promptly comply with all precautions and safeguards required by Landlord’s insurance company and all governmental authorities in connection with the ownership, use, installation or maintenance and operation of each Satellite Dish, (iv) at its sole cost and expense, maintain each Satellite Dish in a safe and orderly condition, so as not to interfere with other tenants or occupants in the 30 Building or the 600 Building or the operation by others of equipment on the roof of either such building installed after the installation of the Satellite Dish thereon and (v) remove each Satellite Dish at the expiration of the Term in accordance with the terms of Article 6 and perform any repair of the roof made necessary as a consequence of such removal.

(d) No Leasehold Interest. Tenant acknowledges and agrees that the privileges granted Tenant under this Section 20.8, if exercised, shall not be deemed to grant Tenant a leasehold or other real property interest in the 30 Building or the 600 Building, as applicable, or any portion thereof in connection with the Satellite Dish.

“20.9 If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall be reasonable in granting or denying such consent and Landlord shall respond to such request within 20 days. Tenant acknowledges that nothing set forth in this Section 20.9 shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its reasonable discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities, provided Landlord shall reasonably approved any telecommunications vendors proposed by Tenant. Verizon, Time-Warner and Rockefeller Group Telecommunication Services currently provide telecommunication services to the Building.

“20.10 Tenant shall have the right, subject to the terms of Article 6 and at its sole cost and expense, to install up to four 3-inch telecommunications cable and conduit (the “Conduit System”), one in each of two pathways from the “point of entry” corridor(s) located on the north side and the south side of the 30 Building on the subbasement level of the 30 Building to a point of entry to the Premises, and from the Premises to the portion of the roof of the 30 Building which Tenant has the right to use pursuant to Article 20 hereof, in the location(s) determined by Landlord (the “Pathways”). Landlord shall provide Tenant and Tenant’s contractors and their respective employees, agents and subcontractors with reasonable access to the Pathways at reasonable times (and subject to the rights of other tenants) so as to permit Tenant to install and maintain the Conduit System. Landlord shall reasonably cooperate with Tenant in connection with Tenant’s installation and maintenance of the Conduit System in the Pathways, including, without limitation, assisting with reasonable access to other tenants’ premises in connection therewith. Tenant shall schedule the aforementioned approved work in a manner which will not unreasonably interfere with the conduct of business by any tenant or occupant of the 30 Building, and as shall be reasonably satisfactory to Landlord, including, without limitation, performing such work outside of Business Hours if reasonably necessary. The Conduit System shall be deemed a Specialty Alteration for all purposes of this Lease. The Conduit System (but not the Pathways) shall be exclusively for Tenant’s use. All of the obligations of Tenant under this Lease shall apply to the installation, maintenance, repair, operation, replacement and use of the Conduit System, including provisions relating to compliance with Requirements, insurance, indemnity, repairs and maintenance as if the Conduit System were part of the

Premises. Landlord shall provide Tenant and Tenant’s contractors and their respective employees, agents and subcontractors with access to the Pathway located in the basement of the 30 Building and the entry points of the Premises 24 hours a day, 7 days a week, subject to Force Majeure, Landlord’s reasonable security requirements and Landlord’s reasonable rules and regulations then in effect. Landlord shall not unreasonably withhold, condition or delay its approval of any contractors engaged by Tenant to install fiber optic cabling, television cable systems, T1, T3 and other high speed data transmission equipment on behalf of Tenant. The Conduit System is in addition to any telecommunications conduit and cable used by Tenant in the 30 Building as of the date of the 4th Amendment. Landlord shall provide Tenant with access to reasonable shaft space between Tenant’s floors in the 600 Building and from the basement to Tenant’s floors in the 600 Building for Tenant’s telecommunications cable and conduit in the 600 Building taking into account Tenant’s reasonable needs and the reasonable needs of Landlord with respect to any current or future occupants of the 600 Building, subject to the terms of this Lease with respect to the installations therein.

“20.11 Tenant shall have the right, subject to the terms of Article 6, the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and at its sole cost and expense, to install a management system (the “Tenant Management System”) in the Premises located in the 30 Building and the 600 Building. Tenant shall have the right to tie Tenant’s Management System to the management system of each such building to read points of HVAC services delivered to the Premises and Tenant shall have control over the Tenant Management System.

“20.12 Notwithstanding anything to the contrary contained in this Lease and as Tenant’s exclusive remedy in respect thereof, if Tenant is unable to use or access the Premises or a Substantial Portion (as defined below) for the ordinary conduct of Tenant’s business due primarily to (a) Landlord’s performance of an improvement to the 30 Building and/or the 600 Building (including the Premises) not arising from Tenant’s default under this Lease (after the expiration of any applicable notice and cure period to the extent Tenant is entitled to any such notice and cure period before Landlord is permitted to remedy any such default), or (b) Landlord’s breach of an obligation under this Lease to perform maintenance, repairs or replacements or (c) Landlord’s failure to provide services which Landlord is obligated to provide under this Lease (collectively, “Untenantable Conditions”), in each case other than as a result of Force Majeure, casualty or condemnation, and such condition continues for a period in excess of 6 consecutive Business Days after (i) Tenant furnishes a notice to Landlord (the “Abatement Notice”) stating that Tenant’s inability to use the Premises or a Substantial Portion thereof is primarily due to such condition (which may include up to the entire Premises if Tenant reasonably determines that it must vacate up to the entire Premises as a result of such Untenantable Condition in a Critical Area (as hereinafter defined)), (ii) Tenant does not actually use or occupy the Premises or the Substantial Portion as to which Tenant is claiming a Rent abatement pursuant to this Section 20.12, as applicable, during such period for the ordinary conduct of its business and (iii) such condition has not resulted from the negligence or misconduct of any Tenant Party, then fixed rent and additional rent in respect of Taxes and Operating Expenses for the

Premises or the Substantial Portion in question shall be abated on a per diem basis for the period commencing on the 7th Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies any portion of the Premises or the Substantial Portion in question, as applicable. For purposes hereof, “Substantial Portion” shall mean 10,000 rentable square feet or any portion (a “Critical Area”) of the Premises consisting of the data room, IDF room, trading floor or client center. “

(hh) Section 22.3 of the Original Lease is modified by deleting the last sentence thereof.

(ii) Section 23.1 of the Original Lease is modified inserting at the end thereof “unless Tenant has prepaid Landlord for such property, material, labor, utility or other service”.

(jj) Section 24.2(a) of the Original Lease is modified by deleting the reference to “during normal business hours by” contained in the third to last sentence thereof and the remainder of such sentence prior to the semicolon contained therein and by inserting in its stead “by a nationally recognized reputable independent public accounting firm selected by Tenant or by a regionally recognized independent public accounting firm selected by Tenant which regionally recognized independent public accounting firm must be reasonably acceptable to Landlord (Tenant agreeing that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis)”. Section 24.2(c) of the Original Lease is modified by (i) deleting “describing the nature of such dispute with reasonable specificity” in the first sentence thereof, (ii) inserting “except, with respect to the Base COM, Tenant shall have the right to dispute same and audit the records in connection therewith at such time as Tenant shall conduct its first audit of any Computation Year.” at the end of the second sentence of Section 24.2(c), and (iii) deleting the remainder of the fourth sentence contained therein after the reference to “during normal business hours by” and by inserting in its stead “a nationally or a regionally recognized independent public accounting firm selected by Tenant which regionally recognized independent public accounting firm must be reasonably acceptable to Landlord. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis.” Section 24.2(c) of the Original Lease is modified by inserting “together with the reasonable actual out-of-pocket costs incurred by Tenant in connection with such dispute and in connection with Tenant’s audit conducted with respect to the applicable Escalation Statement within 30 days after Tenant provides Landlord with reasonable evidence thereof” before the “.” at the end thereof.

(kk) Section 24.3(f) of the Original Lease is modified by inserting at the end thereof:

“With respect only to any tax abatement, reduction or exemption program, such as the Industrial and Commercial Incentive Program, that reduces the Real Estate Taxes during the years comprising the Base Real Estate Taxes (or, in the case of any Expansion Space, Offered Space, Must-Take Space or the 600 Must-Take Space, reduces the Real Estate Taxes during the year(s) comprising the Base Tax Year applicable thereto), Real Estate Taxes shall be calculated as if such abatement, reduction or exemption were not in effect (i.e., as if such abated, reduced or exempted Real Estate Taxes were paid) during the years comprising the Base Real Estate Taxes and in each succeeding Computation Year that such abatement, reduction or exemption may continue beyond the

Base Tax Years. The provisions of the immediately preceding sentence shall not apply to any tax abatement, reduction or exemption program that first reduces the Real Estate Taxes during the 2014 Computation Year or any Computation Year thereafter (or, in the case of any Expansion Space, Offered Space, Must-Take Space or the 600 Must-Take Space, the first Computation Year immediately following the Base Tax Year applicable thereto or any Computation Year thereafter).”

(ll) Section 24.3(g) of the Original Lease is modified by deleting the reference to “(x)” contained therein through the reference to “(the “Base Date”))” contained therein and by inserting in its stead “during the Base Year and each Computation Year 3% of the gross rentals and other revenues collected for the Center”.

(mm) The reference to “6,784,036” in the second sentence of Section 24.3(d) of the Original Lease is deleted and “7,184,278” is substituted therefor and the remainder of such sentence after “of the Premises)” is deleted. The references to “7,414,055” in the second sentence of Section 24.3(e) of the Original Lease is deleted and “6,385,522” is substituted therefor and the remainder of such sentence after “of the Premises)” is deleted.

(nn) Section 24.3(g) of the Original Lease is modified by deleting “and” at the end of Section 24.3(g)(18), by deleting the “.” at the end of Section 24.3(g) and by adding at the end thereof: “, and (20) common charges payable under any condominium declaration in respect of the Building (it being agreed that any sums paid under any condominium declaration which would otherwise be included in the Cost of Operation and Maintenance are not excluded from the Cost of Operation and Maintenance)”. Section 24.3(k) of the Original Lease is modified by deleting the reference to “reasonably anticipated by the Landlord to be obtained” contained therein and by substituting “actually obtained” therefor.

(oo) Article Twenty-Four of the Original Lease is modified by adding Section 24.7 thereto reading as follows:

“24.7 In any instance where Landlord is obligated to make a payment to Tenant in this Article because of an overpayment by Tenant or a refund received by Landlord, Landlord shall credit such overpayment or refund against the next subsequent payments of Rent next coming due hereunder and if such overpayment or the amount of such refund to which Tenant is entitled exceeds the remaining amount of Rent due hereunder for the remainder of the term of this Lease, Landlord shall, provided no monetary default has occurred and is then continuing beyond any notice and cure periods, pay to Tenant the amount by which such overpayment or refund exceeds the remaining Rent, if any. If Tenant is entitled to a credit under this Article after a dispute has been finally resolved by judicial proceeding or arbitration and Landlord shall fail to pay or credit the amount of the award to Tenant, then Tenant may set off such amount, together with interest thereon at the Interest Rate from the date such amount became due and payable until credited (if not already included in such award), against the next installments of fixed rent coming due under this Lease.”

(pp) Section 25.4 of the Original Lease and Section 25.6 (other than the first sentence thereof) are deleted from the Original Lease.

(qq) Section 25.7 of the Original Lease is restated to read in its entirety as follows:

“25.7 If the Tenant holds-over in the Premises located in either the 30 Building or the 600 Building after the expiration or termination of this Lease in respect of such Premises without the consent of the Landlord, the Tenant shall:

(a) pay as hold-over rental in respect of such Premises located in the 30 Building and/or (depending if Tenant is holding over in one or both of such buildings at such time) the 600 Building for each month of the hold-over tenancy (x) during the first 180 days of such hold over an amount equal to the greater of (i) one and one-quarter times the fair market rental value of the Premises located in the building in question for such month or (ii) one and one-quarter times the Rent which the Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease in respect of such Premises located in the building in question (without giving affect to any abatement of rent to which Tenant is entitled hereunder) and (y) after the first 180 days of such holdover an amount equal to the greater of (i) one and one-half times the fair market rental value of such Premises located in the building in question for such month or (ii) one and one-half times the Rent which the Tenant was obligated to pay for the month immediately preceding the expiration or termination of this Lease in respect of such Premises located in the building in question (without giving affect to any abatement of rent to which Tenant is entitled hereunder) and thereafter;

(b) if such holdover continues after the later to occur of the date that is 180 days (x) after the Extended Expiration Date (as such term is defined in the 4th Amendment) with respect to the Premises located in the building in question and (y) after the date that Landlord notifies Tenant that Landlord has entered into a new lease for all or any portion of the Premises located in the building in question (which notice is factually correct) (the “Holdover Outside Date”), be liable to the Landlord for (i) any payment or rent concession which the Landlord may be required to make to any tenant obtained by the Landlord for all or any part of the Premises in such building (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by the Tenant in the Premises located in the building in question (provided, however, Tenant shall not be liable for any such payments made to such new tenant prior to the Holdover Outside Date) and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by the Tenant in the Premises located in the building in question after the later to occur of the date that is 180 days after the date specified in clause (x) and (y) above (it being understood and agreed that Tenant shall in no way be liable for any damages occurring or accruing prior to such 180 day period); and

(c) if such holdover continues after the later to occur of (x) the date that is 180 days after the Extended Expiration Date with respect to the Premises located in the building in question and (y) the date that Landlord notifies Tenant that Landlord has entered into a new lease for all or any portion of the Premises located in the building in question, indemnify the Landlord against all claims for damages by any New Tenant accruing under such new lease from and after the later to occur of (x) the date that is 180 days after the Extended Expiration Date with respect to the Premises located in the building in question and (y) the date that Landlord notifies Tenant that Landlord has entered into a new lease for all or any portion of the Premises located in the building in question.

No holding-over by the Tenant, nor the payment to the Landlord of the amounts specified above, shall operate to extend the term of this Lease.”

(rr) Article Twenty-Five of the Original Lease is modified by adding Sections 25.15, 25.16, 25.17 and 25.18 at the end thereof reading as follows:

“25.15 Landlord agrees to use reasonable good faith efforts to notify Tenant before making any major capital improvements, major repairs or replacements, or significant, permanent cosmetic changes to the 30 Building, the 30 Building lobby, or the common areas of the 30 Building adjacent to Tenant’s Premises (e.g., the renovation of passenger elevator cars utilized by Tenant), and to allow Tenant to provide, and to consider, Tenant’s input in connection therewith. In addition, and without limiting Landlord’s obligations set forth in the last sentence of this Section 25.15, Landlord agrees (a) to use reasonable good faith efforts, to the extent not precluded by law or other compelling reason (e.g., if required for security reasons to maintain confidentiality for as long as possible prior to the appearance of a high profile individual), to notify Tenant in advance of any special events (i.e., not appearing on the list of public events to be provided to Tenant as set forth below) occurring at the Center which would reasonably be expected to materially and adversely affect the ability of Tenant to gain reasonably unimpeded access to the 30 Building or conduct business in the Premises in the ordinary course and (b) to use reasonable, good faith efforts to notify Tenant, at least five (5) Business Days in advance, of any events that are planned to be held in the 65th floor of the Building that will be unusually loud or noisy during the hours of 8:30 a.m. through 6:00 p.m., Monday through Friday (exclusive of Holidays) (above the noise level ordinarily occurring in the 65th floor of the Building during such hours), and Landlord shall cause the occupant or tenant of the 65th floor of the Building (if such occupant or tenant is Landlord or an affiliate of Landlord) to be bound by the terms of this provision of this Section 25.15). Tenant recognizes that the foregoing agreements of Landlord shall not impose any liability on Landlord, and are not intended to bestow on Tenant any consent rights, veto powers, right to require redesign or right to require Landlord to cancel, postpone or delay the implementation of any such capital improvements, cosmetic changes or special events. Landlord shall provide Tenant periodically with a list of public events planned for the Center. Notwithstanding anything to the contrary contained herein, and without limiting Landlord’s obligations under Section 20.6 of this Lease, Landlord shall endeavor in good faith and in a reasonable manner, to the extent within the control of Landlord, to plan, manage and monitor all special events occurring at the Center or in the 30 Building, so that no such special or public events are likely to materially and adversely affect the ability of Tenant to gain reasonably unimpeded access to the Building or conduct business in the Premises in the ordinary course.”

“25.16 Unless Landlord delivers notice to Tenant to the contrary, Tishman Speyer Properties, L.P. (or any other person or entity designated at any time and from time to time by Landlord as “Landlord’s Agent”) is authorized to act as Landlord’s agent in connection with the performance of this Lease, and

Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Center.

“25.17 Equipment located in Landlord’s equipment rooms in the Building shall not transmit sounds to areas within 5 feet of the exterior wall of such rooms in excess of a “NC” noise criterion of 35 (excluding any noise emanating from outside such rooms or from Tenant’s equipment). Landlord shall reasonably minimize all electric magnetic field transmissions based on standards applicable to Class A buildings in midtown Manhattan on all floors of the Premises, including the transformer room located on the 55th floor of the Building. Landlord will not install or permit others to install after the date of the 4th Amendment any “Wet Piping” on the floor above Tenant’s data center and IDF closets. Landlord will not perform any electrical or water shutdowns for maintenance other than in the case repair or emergency. Landlord shall provide Tenant with reasonable prior notice of any shutdown of the water or electrical systems in the Building.”

“25.18 Neither Tenant nor any Tenant Party shall (i) conduct or permit to be conducted any Broadcast activities or video production activities from any area of the Center, (ii) install or display any signs, symbols or logos within the Center which are commonly identified with any Broadcast or cable network or any Broadcast or video production activities or (iii) use or permit the use of Protected Zone Images in any Broadcast. “Broadcast” means the transmission of video programming, including news footage clips, by any means, including over-the-air television broadcasting, cable television distribution and the like, and including successor distribution technologies which are comparable to the foregoing (but “Broadcast” shall not be deemed to include teleconferencing, private video telephone communications or other similar means of video transmission which are not intended for public distribution). “Protected Zone Images” means visual images of all or any part of the area consisting of the Plaza, the Plaza Street, the Channel Gardens, the Center skating rink and areas adjacent thereto, as shown on the diagram of the Protected Zone attached as Exhibit T to this Lease. Notwithstanding the foregoing, Tenant shall not be deemed to have violated the provisions of this Section 25.18 in the event (i) a member of the media videotapes interviews with Tenant’s principals or employees or (ii) a member of the media broadcasts a live interview with Tenant’s principals or employees, provided in either instance (a) such interviews shall be conducted within the Premises (and no Protected Zone Images are filmed), (b) such interviews shall not be conducted on a regular basis, and (c) in the case of interviews to be broadcast live, (1) such interview is in connection with a “news event”, (2) Tenant provides written notice to National Broadcast Company, Inc. (“NBC”) that it such interview will be conduced and (3)Tenant gives NBC the right to attend and broadcast such interview or (iii) Tenant uses cameras solely for security purposes and not for any Broadcast purposes.”

(ss) Sections 15.1, 19.2 and 20.2(d) and Articles Thirty-One, Thirty-Two, and Thirty-Three of the Original Lease are deleted from the Original Lease.

(tt) Exhibit H attached hereto is attached to the Original Lease as Exhibit S thereto. Exhibit M to the Original Lease is deleted therefrom and Exhibit M hereto is substituted therefor. Exhibit T hereto is attached to the Original Lease as Exhibit T thereto.

(uu) Section 20.4 of the Original Lease is modified by adding “Subject to Section 20.12,” at the beginning thereof and Sections 8.1 and 12.1 of the Original Lease are each modified by adding the following at the end thereof:

“Notwithstanding the foregoing and except as otherwise provided in Section 20.12 hereof, there shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any work referred to in this Section (provided that the foregoing shall not limit (x) Tenant’s right to seek specific performance or (y) Tenant’s right to seek the remedy of constructive eviction if an Untenantable Condition continues for more than 30 consecutive days and Landlord does not diligently take steps necessary to remedy such Untenantable Condition after such 30-day period and diligently pursue a cure thereafter or such Untenantable Condition continues beyond 180 consecutive days).”

(vv) The Lease is hereby modified to provide that any reference in the Lease to “Lazard Freres & Co.” or “the initially named Tenant” (or words of similar import) shall be deemed to mean the Tenant hereunder (i.e., Lazard Group LLC).

(ww) In connection with the installation of any kitchen, bathroom and/or pantry on the 65th floor of the Building, Landlord shall (or shall cause a tenant or occupant, if Landlord is not performing such work) to waterproof the floor in the kitchen, bathroom and/or pantry areas on the 65th floor of the Building in compliance with the waterproofing specifications contained in the current (as of the date hereof) or any future (if applicable at the time of such installation) Tenant Alteration Guidelines (a copy of which shall be provided to Tenant upon Tenant’s request).

14. SNDAS; Approval. (a) Tenant acknowledges receipt of a subordination, non-disturbance and attornment agreement (an “SNDA”) from the existing holders of underlying mortgages named on such Existing SNDA in the form annexed hereto as Exhibit G (the “Existing SNDA”) (or an alternate form of SNDA that is in the form of Exhibit G-1 annexed hereto (an “Alternate SNDA”, if applicable)). Notwithstanding any provision of the Original Lease to the contrary, as a condition to Tenant’s agreement hereunder to subordinate Tenant’s interest in the Lease to any future underlying mortgage or future underlying lease of the Center or the 30 Building, 50 Building, or 600 Building (or any individual floors owned by Landlord in the 30 Building), Landlord shall obtain for Tenant’s benefit from each such future underlying mortgagee and/or underlying lessor an SNDA in the standard form customarily employed by such underlying mortgagee or underlying lessor provided such form contains the protections granted to Tenant in the form of SNDA annexed hereto as Exhibit G or, if Tenant has accepted an Alternate SNDA in lieu of the Existing SNDA, then in the form annexed hereto as Exhibit G-1. Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only existing underlying mortgage is that mortgage detailed on the Existing SNDA and the only existing underlying mortgagee is that mortgagee detailed on the Existing SNDA (the “Existing Mortgagee”).

(b) Simultaneously with the execution and delivery of this Amendment by Landlord and Tenant, Landlord shall deliver to Tenant a fully and properly executed subordination, non-disturbance and attornment agreement from The Rockefeller Center Tower Condominium (the “Condominium”), in the form of Exhibit I attached hereto.

(c) RCPI Landmark hereby represents and warrants to Tenant that as of the date hereof, (i) the only underlying mortgage (recorded or unrecorded) affecting Original Lazard Premises, the 54th Floor Premises Space, the 55th Floor Premises, the Temporary Space, the Lower Level Premises and any Additional Premises located at the 600 Building is that certain mortgage held by Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as trustee for the registered holders of Commercial Mortgage Pass-Through Certificates, Series 2005-Rock, acting through Wells Fargo Bank, National Association, as successor-by-merger to Wachovia Bank, National Association, as Servicer, and (iii) there are no underlying leases affecting the Building.

(d) RCPI 30 hereby represents and warrants to Tenant that as of the date hereof, (i) there are no underlying mortgages (recorded or unrecorded) affecting the 48/49th Floor Premises or the condominium units consisting of the 22nd and 23rd floors of the Building, and (iii) there are no underlying leases affecting the 48/49th Floor Premises.

(e) Landlord represents to Tenant that as of the date hereof the ground lease in respect of the 600 Building expires December 31, 2021 and Landlord has the right to renew the term of such ground lease through December 31, 2084. So long as Tenant leases space hereunder in the 600 Building, Landmark agrees that during the term of the Lease Landlord shall (i) timely and properly renew the term of such ground lease pursuant to the terms thereof so that its term expires after the expiration of the term of the Lease except in case of a merger of Landlord’s leasehold interest with the fee interest in the 600 Building and (ii) not take any action or fail to take any action (whether pursuant to the ground lease or otherwise) that will cause such ground lease to terminate prior to the expiration of the Lease with respect to the premises leased hereunder which are subject to such ground lease. Reasonably promptly following the date hereof, Landmark shall use reasonable efforts to obtain from any existing ground lessor an SNDA in such lessor’s customary form (which SNDA shall include, among other things, that if there shall be a termination of the ground lease, such lessor will not evict Tenant from the Premises at the 600 Building, disturb Tenant’s possession under this Lease or the New 600 Lease, or terminate or disturb Tenant’s leasehold estate or rights or privileges hereunder subject to the terms of such agreement). With respect to any future ground lessor, as a condition to Tenant’s agreement hereunder to subordinate Tenant’s interest in the Lease with respect to the Premises contained in the 600 Building to any future ground lease of the Center, Building or 600 Building, Landlord shall obtain for Tenant’s benefit from each such future lessor an SNDA in the standard form customarily employed by such underlying lessor provided such form contains the protections granted to Tenant in the form of SNDA annexed hereto as Exhibit G (or, if Tenant accepts an Alternate SNDA, then in the form annexed hereto as Exhibit G-1).

(f) Nothing contained in any SNDA containing the language (or similar language) set forth in Section 16 of the Existing SNDA (or any similar language in an Alternate SNDA) shall be deemed to diminish or otherwise modify the rights of Tenant under this Section

14, including, without limitation, with respect to any future underlying mortgage of the RCPI 30 Building Premises.

15. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. (“TSP”) and Cushman & Wakefield, Inc. (the “Cushman”) and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay TSP and Cushman any commission which may be due in connection with this Amendment pursuant to separate agreements. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any claim, proceeding or judgment and the defense thereof which Landlord may incur by reason of any claim of or liability to any broker, finder or like agent (other than TSP and Cushman) arising out of any dealings claimed to have occurred between Tenant and the claimant in connection with this Amendment, or the above representation being false. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred by Tenant in connection with any claim, proceeding or judgment and the defense thereof which Tenant may incur by reason of any claim of or liability to TSP and Cushman and any other broker, finder or like agent arising out of any dealings claimed to have occurred between Landlord and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Section 15 shall survive the expiration or earlier termination of the term of the Lease.

16. Landlord. (a) RCPI Landmark represents and warrants that it is the sole owner of the fee estate interests in the condominium units consisting of the condominium unit which includes the Lobby Premises, the 19th Floor Premises, the 20th floor of the Building, the 24th floor of the Building, the 27th floor of the Building, the 29th floor of the Building, the 50th Floor Premises, the 54th Floor Premises, the 55th Floor Premises, the 56th floor of the Building, the 57th Floor Premises, the 58th Floor Premises, the 59th Floor Premises, the 60th Floor Premises, the 61st Floor Premises, the 62nd Floor Premises, the 63rd Floor Premises and the 64th Floor Premises (collectively, the “RCPI Landmark Building Premises”).

(b) RCPI 30 represents and warrants that it is the sole owner of the fee estate interests in the condominium units consisting of the 22nd floor of the Building, the 23rd floor of the Building, the 48th floor of the Building and the 49th floor of the Building (collectively, the “RCPI 30 Building Premises”).

(c) RCPI Landmark represents and warrants that it is the sole owner of the fee estate in the 50 Building and the 600 Building.

(d) RCPI Landmark covenants and agrees that it shall not, during the Term, either (i) sell, transfer or convey its interest in any portion of the RCPI Landmark Building Premises unless it sells, transfers or conveys its entire interest in the RCPI Landmark Building Premises or (ii) grant any mortgage or other security interest in any portion of the RCPI Landmark Building Premises unless such mortgage or other security interest covers RCPI Landmark’s entire interest in the RCPI Landmark Building Premises.

(e) RCPI 30 covenants and agrees that it shall not, during the Term, either (i) sell, transfer or convey its interest in any portion of the RCPI 30 Building Premises unless it sells, transfers or conveys its entire interest in the RCPI 30 Building Premises or (ii) grant any mortgage or other security interest in any portion of the RCPI 30 Building Premises unless such mortgage or other security interest covers RCPI 30’s entire interest in the RCPI 30 Building Premises.

(f) RCPI Landmark covenants and agrees that if it shall obtain ownership of any of the condominium units in the Building consisting of floors 46, 47, 51, 52 and/or 53, such condominium units shall thereafter be deemed a part of the RCPI Landmark Building Premises for all purposes of this Lease.

(g) RCPI 30 covenants and agrees that if it shall obtain ownership of any of the condominium units in the Building consisting of floors 46, 47, 51, 52 and/or 53, such condominium units shall thereafter be deemed a part of the RCPI 30 Building Premises for all purposes of this Lease.

(h) Landlord covenants and agrees that if an Affiliate of RCPI Landmark and/or RCPI 30 (a “Landlord Affiliate”) shall obtain ownership of any of the condominium units in the Building consisting of floors 46, 47, 51, 52 and/or 53, then Landlord shall cause such Landlord Affiliate to enter into an amendment of the Lease pursuant to which (x) such condominium units (collectively, the “Affiliate Building Premises”) shall thereafter be deemed to be subject to the Offered Space Option hereinabove set forth, (y) the definition of “Landlord” shall thereafter include such Landlord Affiliate and (z) such Landlord Affiliate shall not, during the Term, either (i) sell, transfer or convey its interest in any portion of the Affiliate Building Premises owned by such Landlord Affiliate unless it sells, transfers or conveys its entire interest in the Affiliate Building Premises owned by such Landlord Affiliate or (ii) grant any mortgage or other security interest in any portion of the Affiliate Building Premises owned by such Landlord Affiliate unless such mortgage or other security interest covers such Landlord Affiliate’s entire interest in the Affiliate Building Premises. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that (x) floors 46, 47, 51, 52 and/or 53 of the Building may come available for purchase by a Landlord Affiliate, if at all, at different times, (y) if and to the extent that one or more of such floors become available for purchase at the same time and a Landlord Affiliate purchases one or more of such floors at such time, the same Landlord Affiliate shall purchase all of the floors purchased by any Landlord Affiliate at such time and (z) if, after the purchase of one or more of such floors by a Landlord Affiliate, one or more additional floors from among such floors become available for purchase and a Landlord Affiliate elects to purchase one or more of such floors, such floor or floors (in their entirety in accordance with the foregoing provisions of clause (y) hereof) may be purchased by a different Landlord Affiliate. Nothing contained herein shall be deemed to obligate RCPI Landmark, RCPI 30 and/or any Landlord Affiliate to purchase any or all of floors 46, 47, 51, 52 and/or 53 of the Building that may come available for purchase by them.

(i) Whenever the term Landlord is used herein, it shall mean, collectively, all of the owners (each, a “Component Landlord”) of any portion of the Premises, the Temporary Space, the Expansion Space, the Offered Space, the Basement Premises and/or the Lobby Premises (collectively, the “Covered Space”); provided, however, that (i) no Component Landlord shall be obligated to Tenant to perform the obligations of any other Component Landlord with respect to obligations of such other Component Landlord relating to any portion of the Covered Space owned by such other Component Landlord, (ii) without otherwise limiting or adversely affecting Tenant’s rights under the Lease except as expressly provided herein (e.g., without, except as expressly provided herein, limiting or adversely affecting any express rights of termination with respect to the entire Covered Space in the event of a casualty or express rights to an abatement of rent with respect to all or any portion of the Covered Space in the event of an interruption of services), Tenant shall look solely to RCPI Landmark or any successor to RCPI Landmark’s interest in the Covered Space for the performance of obligations of the Landlord under the Lease with respect to common areas of the Building and any other portions of Rockefeller Center not owned by any other Component Landlord (except to the extent, if any, that RCPI Landmark or any successor to RCPI Landmark’s interest in the Covered Space ceases to have the right and the ability to perform such obligations) and (iii) in the event that any portion of the Covered Space ceases to be subject to any of the rights of Tenant under the Lease (e.g., if all of Tenant’s rights with respect to the Temporary Space have expired), such portion of the Covered Space shall thereafter be deemed to be deleted from the definition of “Covered Space” and Landlord and Tenant shall enter into an amendment of the Lease confirming the foregoing and deleting from the definition of “Landlord” any Component Landlord that no longer owns any portion of the Covered Space. For purposes of the Lease: (x) any Landlord Affiliate that may, from time to time, own any portion of the Covered Space is sometimes referred to herein as an “Ancillary Landlord,” and (y) any Covered Space that is RCPI 30 Building Premises and/or Affiliate Building Premises, is sometimes referred to herein collectively as “Non-Landmark Covered Space.” Notwithstanding anything to the contrary contained herein: (1) Tenant shall not be entitled to an abatement of rent pursuant to Section 20.12 of the Lease with respect to RCPI Landmark Building Premises to the extent that such RCPI Landmark Building Premises is determined to be untenantable as the result of an Untenantable Condition located in Non-Landmark Covered Space, (2) Tenant shall not be entitled to seek an action for a judgment to terminate the Lease for constructive eviction with respect to RCPI Landmark Building Premises to the extent that such action is based upon an Untenantable Condition located in Non-Landmark Covered Space (and in such a case where Tenant is not be entitled to seek an action for a judgment to terminate the Lease for constructive Eviction with respect to an Untenantable Condition located within the Non-Landmark Covered Space, any such action by Tenant to seek a judgment to terminate the Lease for constructive eviction that may be available to Tenant at law (subject to the provisions of Sections 8.1 and 12.1 of the Lease) shall be restricted to an action for a judgment to terminate the Lease with respect only to 100% of the Non-Landmark Covered Space), and (3) Section 9.2(b) of the Lease is hereby modified by adding the following sentence at the end thereof: “Notwithstanding anything to the contrary contained herein: (x) if the substantial part of the Premises rendered untenantable as a result of such damage is located exclusively within Non-Landmark Covered Space or only an insubstantial part of the RCPI Landmark Building Premises is rendered untenantable, then Tenant’s right to terminate this Lease set forth in this Section 9.2(b) shall apply with respect only to 100% of the Non-Landmark Covered Space and (y) if the substantial part of the Premises rendered untenantable as a result of such damage includes a substantial part of the RCPI Landmark Building Premises, then Tenant’s right to terminate this Lease set forth in this Section 9.2(b) shall apply with respect only to the entire Lease.

(j) RCPI Landmark, RCPI 30, and any entity that becomes an Ancillary Landlord hereby agree, on behalf of themselves and their successors and assigns, that for so long as the Covered Space is not owned in its entirety by a single Component Landlord, each of the Component Landlords shall collectively appoint a single managing agent for all reasonable purposes in connection with the Lease (provided such managing agent if not a Component Landlord shall have no obligation or liability to Tenant under the Lease), including, without limitation, (1) the granting or withholding of consents to alterations, assignments of the Lease or sublettings of all or a portion of the Premises, subject to the terms and conditions of the Lease, and (2) the receipt of all notices given by Tenant under the Lease, and such managing agent shall be directed by the Component Landlords to administer the Lease in accordance with all of its terms and conditions (e.g., the time periods and standards set forth in the Lease with respect to the granting or withholding of consents to alterations, assignments or sublettings). Promptly following the transfer of any Covered Space by RCPI Landmark, RCPI 30 or any Landlord Affiliate to an Ancillary Landlord, the Component Landlords shall cause such Ancillary Landlord to enter into an amendment of the Lease pursuant to which (x) the definition of “Landlord” shall thereafter include such Ancillary Landlord and (z) such Ancillary Landlord shall agree to be bound by the agreement set forth in the first sentence of this Section 16(j); provided, however, that the failure of such Ancillary Landlord to enter into such an amendment of the Lease shall not be deemed to diminish the fact that such Ancillary Landlord shall have become a Component Landlord and shall be bound by the agreement set forth in the first sentence of this Section 16(j). Notwithstanding anything to the contrary contained herein, the requirement that a single managing agent be appointed for all purposes in connection with the Lease shall not apply to the 600 Building if the 600 Building is transferred to an entity that is not a Landlord Affiliate or a successor to RCPI Landmark or RCPI 30.

(k) Tenant and Landlord have, simultaneously with the execution of this Amendment, executed, acknowledged and delivered a memorandum of lease, and Tenant shall have the right, at its sole cost and expense, to record such memorandum of lease against each any every tax lot comprising all or any portion of the Premises, the Temporary Space, the Expansion Space, the Offered Space, the Basement Premises, the Lobby Premises and the 600 Must-Take Space that is currently owned by RCPI Landmark or RCPI 30. Landlord shall cooperate with Tenant, at Landlord’s sole cost and expense, promptly after Tenant’s request therefor, in connection with recording such memorandum of lease including, without limitation, executing all transfer tax forms (e.g., TP-584 and NYC RPT forms) required in order to record the memorandum of lease. Within ten (10) days after the expiration of the Term, Tenant shall enter into such documentation as may reasonably be required by Landlord in form reasonably acceptable to Tenant to remove the memorandum of lease of record; provided, however, that with respect to any tax lot for which Tenant ceases to have any rights under this Lease (e.g., with respect to the tax lot comprising the Temporary Space after Tenant’s rights with respect to the Temporary Space have come to an end or if Tenant leases any space referred to in this lease pursuant to a separate lease agreement with a Component Landlord), Tenant will enter into such documentation, as may reasonably be required to remove the memorandum of lease of record from such tax lot within ten (10) days after Tenant’s rights under the Lease with respect to such tax lot have ceased and come to an end.

(l) Notwithstanding anything herein to the contrary, all of the RCPI Landmark Building Premises, RCPI 30 Building Premises and/or Affiliate Building Premises owned at the time in question by the owner of the RCPI Landmark Building Premises shall be deemed a part of the RCPI Landmark Building Premises for all purposes of the Lease. Thus, for example, if RCPI Landmark transfers the RCPI Landmark Building Premises to a Landlord Affiliate and such Landlord Affiliate has theretofore acquired or thereafter acquires floor 46 of the Building, then floor 46 of the Building shall thereafter be deemed a part of the RCPI Landmark Building Premises for all purposes of the Lease.

17. Representations and Warranties. (a) Tenant represents and warrants to Landlord that, as of the date hereof, (i) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (ii) to the best of Tenant’s knowledge, there are no defaults existing under the Lease; (iii) to the best of Tenant’s knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease;

(iv) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; (v) Landlord has paid all amounts and performed all work required to be paid or performed under the Lease in connection with Tenant’s initial occupancy of the Premises under the Lease; and (vi) to the best of Tenant’s knowledge, Landlord is not in default of any of its obligations or covenants under the Lease.

(b) RCPI Landmark represents and warrants to Tenant that, as of the date hereof, (i) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (ii) to the best of RCPI Landmark’s knowledge, there are no defaults existing under the Lease; (iii) this Amendment has been duly authorized, executed and delivered by RCPI Landmark and constitutes the legal, valid and binding obligation of RCPI Landmark; (iv) to the best of RCPI Landmark’s knowledge, Tenant is not in default of any of its obligations or covenants under the Lease; and (v) there are no consents or approvals required with respect to this Amendment from any party which have not been obtained by RCPI Landmark as of the date hereof required in connection with the effectiveness of this Amendment.

(c) RCPI 30 represents and warrants to Tenant that, as of the date hereof, (i) to the best of RCPI 30’s knowledge, there are no defaults existing under the Lease or the NBC Sublease; (ii) this Amendment has been duly authorized, executed and delivered by RCPI 30 and constitutes the legal, valid and binding obligation of RCPI 30; (iii) to the best of RCPI 30’s knowledge, Tenant is not in default of any of its obligations or covenants under the Lease or the NBC Sublease; and (iv) there are no consents or approvals required with respect to this Amendment from any party which have not been obtained by RCPI 30 as of the date hereof required in connection with the effectiveness of this Amendment.

18. Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(d) This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

(h) Each reference in the Original Lease to “this Lease”, “herein”, “hereunder” or words of similar import shall be deemed to refer to the Lease.

(i) The liability of a Component Landlord for such Landlord’s obligations under this Amendment shall be limited to such Component Landlord’s interest in the Center or its portion thereof and undistributed net proceeds of sale, title insurance, insurance and condemnation proceeds of its interest not used or proposed to be used for restoration and Tenant shall not look to any other property or assets of such Component Landlord or the property or assets of any other Component Landlord for such other Component Landlord’s liability or the property or assets of their direct or indirect partners, members, managers, shareholders, directors, officers, principals, employees or agents (collectively, the “Parties”) in seeking either to enforce a particular Component Landlord’s obligations under the Lease or to satisfy a judgment for such Component Landlord’s failure to perform its obligations hereunder; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Amendment, subject to the terms above.

(j) “Substantial Completion” as to any construction performed by any party, “Substantial Completion” or “Substantially Completed” means that such work has been completed, as reasonably determined by the architect responsible therefor, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not interfere with Tenant’s use of the Premises or which in accordance with good construction practice should be completed after the completion of other work in the Premises or the Building (collectively, “Punch List Items”). Any dispute as to the Substantial Completion of any work shall be determined by arbitration pursuant to the expedited rules and regulations of the American Arbitration Association. Tenant and Landlord shall notify the other of any dispute within two Business Days after the inspecting the work in question, time being of the essence in respect thereof.

(k) The term of the Conduit License Agreement dated as of March 27, 2001 between Landlord and Tenant is extended for the Extension Period.

(l) Landlord and Tenant hereby agree to enter into a restated and amended version of the Lease promptly following July 1, 2011 and each party shall use diligent and good faith efforts to do so in an expeditious manner, which restated and amended lease shall incorporate all of the operative provisions of the Lease into a single lease document (it being understood and agreed that so long as (i) the Tenant (or an Affiliate thereof) under this Lease is the tenant under the New 600 Lease and (ii) the Landlord (or an affiliate thereof) under this Lease is the landlord under the New 600 Lease, then such restated and amended lease shall contain a provision whereby a monetary default (i.e., any default by Tenant in paying any payment to Landlord that is due under the New 600 Lease) under the New 600 Lease (beyond the expiration of any applicable notice, cure or grace periods thereunder) shall be deemed a default (beyond the expiration of any applicable notice, cure or grace periods hereunder) hereunder), provided that until such restated and amended lease is entered into the terms of the Lease shall be unaffected thereby. The above notwithstanding, until such time that the restated and amended version of the Lease is executed by Landlord and Tenant, the terms of this Lease shall continue to govern and be unaffected and neither party hereto shall have liability to the other party for any failure to enter into the restated and amended lease, so long as such party is acting diligently and using good faith efforts to enter in such restated and amended lease.

(m) Landlord shall look solely to the assets of Tenant, for the satisfaction of any monetary claim under the Lease, or for the collection of any judgment (or other judicial process) based thereon, and no property or assets of any partner, affiliate, shareholder, director, officer, member, employee, agent, representative or beneficiary of Tenant, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of such claim or judgment (or other judicial process). Nothing herein is intended to impair the Landlord’s rights, pursuant to applicable law, arising by reason of a fraudulent conveyance.

(n) This Amendment may be executed and delivered by pdf, facsimile or scan and a pdf, facsimile or scanned signature page shall be deemed to be an original for all purposes hereof, provided that each party shall promptly deliver true original signatures to the other party.

19. Must-Take Space. (a) Subject to the terms and conditions of this Section 19, as of the Must-Take Space Inclusion Date, the entire rentable area of the 56th floor of the Building (herein referred to as “Must-Take Space”), as more particularly shown on the floor plan annexed hereto as Exhibit O, shall be added to and included in the Premises upon the terms and subject to the conditions of the Lease and to such additional terms and conditions as are hereinafter set forth. Landlord shall send to Tenant a notice (herein called the “Must-Take Notice”), which may not be sent by Landlord prior to the date which is 18 months prior to the anticipated Must-Take Space Inclusion Date and may not be sent on or after December 1, 2021 (the “Must-Take End Date”), indicating that the Must-Take Space shall be coming Available (as defined in Section 9 of this Amendment) and indicating the date of the anticipated Must-Take Inclusion Date. The date on which Landlord delivers vacant and exclusive possession of the Must-Take Space, with the Expansion Extension Work Substantially Completed and in broom-clean condition shall be referred to herein as the “Must-Take Space Inclusion Date”; it being understood and agreed that the Must-Take Space Inclusion Date shall not be earlier than three (3) months following the giving of the Must-Take Notice by Landlord to Tenant. Notwithstanding anything contained in this Section 19 to the contrary, Landlord has no obligation to lease the Must-Take Space to Tenant and Landlord has no obligation to give the Must-Take Notice.

(b) Effective as of the Must-Take Space Inclusion Date:

(i) The fixed rent payable under the Lease in respect of the Must-Take Space shall be an amount from the Must-take Inclusion Date equal to (A) $2,410,344.00 per annum [based on $72.00 per rentable square foot] ($200,862.00 per month) during the 1st Rental Period if the Must-Take Rent Commencement Date occurs during the 1st Rental Period, (B) $2,477,298.00 per annum [based on $74.00 per rentable square foot] ($206,441.50 per month) during the 2nd Rental Period if the Must-Take Rent Commencement Date occurs during or prior to the 2nd Rental Period, (C) $2,678,160.00 per annum [based on $80.00 per rentable square foot] ($223,180.00 per month) during the 3rd Rental Period if the Must-Take Rent Commencement Date occurs during or prior to the 3rd Rental Period, (D) $2,879,022.00 per annum [based on $86.00 per rentable square foot] ($239,918.50 per month) during the 4th Rental Period if the Must-Take Rent Commencement Date occurs during or prior to the 4th Rental Period and (E) $3,213,792.00 per annum [based on $96.00 per rentable square foot] ($267,816.00 per month) during the 5th Rental Period if the Must-Take Rent Commencement Date occurs during or prior to the 5th Rental Period, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(ii) The Must-Take Space shall consist of 33,477 rentable square feet for all purposes of the Lease, as mutually agreed by Landlord and Tenant.

(iii) Tenant shall pay all additional rent in respect of the Must-Take Space payable pursuant to the Original Lease, including Article Twenty-Four thereof, except that (A) “Base Real Estate Taxes” set forth in Section 24.3(h) of the Lease shall mean one-half of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2012 and ending on June 30, 2013 plus (y) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2013 and ending on June 30, 2014, (B) “Base Com” set forth in Section 24.3(i) of the Lease shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2013 and ending on December 31, 2013, and (C) “Tenant’s Area” shall mean 33,477 rentable square feet.

(iv) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the monetary obligations contained in the Lease (it being understood that so long as Tenant cures any such default and the Lease is not terminated as a result of such default, Tenant shall be entitled to the full amount of any abatement provided for herein in accordance with the provisions hereof), (1) if the Must-Take Notice is sent on or prior to May 31, 2017, then (A) the fixed rent and all additional rent (including additional rent for Taxes and Operating Expenses) payable by Tenant with respect to the Must-Take Space only, shall be abated for the period (the “Initial Must-Take Free Rent Period”) commencing on the Must-Take Space Inclusion Date and ending on the day preceding the eleven (11) month anniversary of the Must-Take Space Inclusion Date and (B) the fixed rent payable by Tenant with respect to the Must-Take Space shall be abated for the period commencing on May 1, 2033 and ending on the Extended Expiration Date or (2) if the Must-Take Notice is sent on or after June 1, 2017 (but prior to the Must-Take End Date) (A) the fixed rent and all additional rent (including additional rent for Taxes and Operating Expenses) payable by Tenant with respect to the Must-Take Space only, shall be abated commencing on the Must-Take Space Inclusion Date for the number of months (the “Alternate Must-Take Free Rent Period”) calculated by multiplying (x) the quotient obtained by dividing the number of months remaining in the Extension Period and dividing same by 240 by (y) 11 and (B) the fixed rent payable by Tenant with respect to the Must-Take Space only shall be abated for the number of months calculated by multiplying (x) the quotient obtained by dividing the number of months remaining in the Extension Period and dividing same by 240 by (y) 6, which abatement shall be applied to in equal installments to the final 6 months in the Extension Period. The day immediately following the expiration of the Initial Must-Take Free Rent Period or the Alternate Must-Take Free Rent Period, as applicable, shall be referred to herein as the “Must-Take Rent Commencement Date”.

(c) If the Must-Take Space shall not be available for Tenant’s occupancy in the condition required hereunder on the anticipated Must-Take Space Inclusion Date set forth in the Must-Take Notice (the “Anticipated Must-Take Inclusion Date”) for any reason, including the holding over of the prior tenant, then Landlord and Tenant agree that, other than as set forth in this Section 19(c), the failure to have such Must-Take Space available for occupancy by Tenant shall in no way affect the validity of the Lease or the inclusion of such Must-Take Space in the Premises or the obligations of Landlord or Tenant under the Lease, and for the purpose of this Section 19 the Must-Take Space Inclusion Date shall be deferred to and shall be the date such

Must-Take Space is available for Tenant’s occupancy unleased and free of tenants or other occupants and in the condition required hereunder.

(d) Anything to the contrary herein notwithstanding, Landlord shall allow Tenant a contribution in the amount (the “Must-Take Space Contribution”) (1) if the Must-Take Notice is sent on or prior to May 31, 2017, of $2,510,775.00 or (2) if the Must-Take Notice is sent on or after June 1, 2017, obtained by multiplying (x) the quotient obtained by dividing (A) the number of full months and the fractional portion of any portion of a month in the period commencing on the Must-Take Space Commencement Date and ending on October 31, 2033 and dividing same by (B) 240 by (y) $75.00 by (z) the rentable square footage of the Must-Take Space, which Must-Take Space Contribution shall be utilized by Tenant in accordance with the terms of Section 7 hereof, as if any reference therein to the “Landlord Extension Contribution” shall mean the “Must-Take Space Contribution”; it being understood and agreed that the amount detailed in this clause (d) shall be deemed part of the Landlord’s Extension Contribution for all purposes where such term is utilized in any SNDA, subject, however to the modifications detailed in this clause (d). The Must-Take Space Contribution shall be utilized by Tenant in connection with Alterations performed by Tenant in the Must-Take Space following the Must-Take Space Inclusion Date in accordance with the terms and provisions of the Lease, including Section 7 hereof, and for no other purposes (other than soft costs, as set forth in Section 7 of this Amendment).

(e) Landlord shall not be obligated to perform any work with respect to the Must-Take Space or make any contribution to Tenant to prepare the Must-Take Space for Tenant’s occupancy, except for the Expansion Extension Work and work required by the terms of Section 6 (f) above and the Must-Take Space Contribution as set forth herein.

(f) Following the Must-Take Space Inclusion Date, the Must-Take Space shall be added to and be deemed to be a part of the Premises for all purposes of the Lease (except as otherwise provided in this Section 19).

(g) Except as otherwise expressly set forth herein, in no event shall Landlord be obligated to incur any fee, cost, expense or obligation, nor to prosecute any legal action or proceeding, in connection with the delivery of the Must-Take Space to Tenant nor shall Tenant’s obligations under the Lease with respect to the Premises or the Must-Take Space be affected thereby, except that if the prior tenant or occupant holds over in the Must-Take Space beyond 45 days, Landlord shall at its expense commence and diligently prosecute appropriate proceedings to recover vacant possession of the Must-Take Space. Except as otherwise expressly set forth herein, Landlord shall not be subject to any liability and the Lease shall not be impaired if Landlord shall be unable to deliver possession of the Must-Take Space to Tenant on any particular date. Tenant hereby waives any right to rescind the Lease under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Section 19(g) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Landlord agrees that it shall not waive any rights it may have against any person or entity holding over in the Must-Take Space, without any obligation to enforce any such rights. If Landlord fails to deliver vacant possession of any Must-Take Space in accordance with the terms hereof prior to 9 months after the date which is the anticipated Must-Take Space Commencement Date (as set forth in the Must-Take Space Notice, Tenant shall have the right at any time thereafter in respect of the Must-Take Space, as its sole and exclusive remedy therefor (subject to Landlord’s obligation to re-offer such space to Tenant as detailed below), to cancel the Lease in respect of the Must-Take Space by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, the

Lease in respect of the Must-Take Space shall terminate 30 days after the date of such notice (or, if Landlord obtains possession of the Must-Take Space within the 30-day period after Tenant gives such cancellation notice, then within 30 days after Landlord obtains possession of the Must-Take Space), in which case Tenant’s cancellation notice shall be void and the Lease in respect of the Must-Take Space shall continue in full force and effect. If Tenant shall terminate the Lease in respect of the Must-Take Space as provided above and Landlord subsequently obtains possession of the Must-Take Space, Landlord shall promptly offer in writing the Must-Take Space to Tenant and Tenant shall have 30 days (or 15 days, if Landlord obtains possession of the Must-Take Space within 90 days after Tenant gives such cancellation notice) within which to exercise its right to lease the Must-Take Space upon the same terms applicable to its initial exercise of its right to lease the Must-Take Space.

(h) Notwithstanding any provision of the Lease to the contrary, at any time prior to Landlord giving a Must-Take Notice, Landlord shall have the right to renew the existing lease in respect of the Must-Take Space pursuant to the renewal right contained in such lease or, after the expiration of any renewal term contained in such lease or if the tenant which is a party to such lease shall not renew the term of such lease pursuant to the right of renewal contained in such lease, for renewal terms of up to one year each.

20. 600 Must-Take Space. (a) Subject to the terms and conditions of this Section 20, as of the 600 Must-Take Space Inclusion Date, the entire rentable area of the 4th floor of the 600 Building, as more particularly shown on Exhibit V-2 attached hereto (the “4th Floor Premises” or the “600 Must-Take Space”), shall be added to and included in the Premises upon the terms and subject to the conditions of the Lease and to such additional terms and conditions as are hereinafter set forth; provided, however, if despite Landlord’s good faith efforts, Landlord is not able to obtain, without cost to Landlord, possession of the 4th Floor Premises prior to September 30, 2016 and has not given a 600 Must-Take Notice for the 4th Floor Premises prior thereto, but is able to make Available (as defined below in this Section 20) the entire rentable area of the 2nd floor of the 600 Building, as more particularly shown on Exhibit V-1 attached hereto (the “2nd Floor Premises”) prior to September 30, 2016 (it being understood and agreed, that if the 600 Must-Take Space will not be Available (as defined below in this Section 20) prior to September 30, 2016, then the 600 Must-Take Space shall be deemed to be the 4th Floor Premises for all purposes hereunder), then the 2nd Floor Premises shall be deemed to be the 600 Must-Take Space for all purposes hereunder and, in such case, the 2nd Floor Premises shall be added to and included in the Premises upon the terms and subject to the conditions of the Lease and to such additional terms and conditions as are hereinafter set forth. Landlord shall send to Tenant a notice (herein called the “600 Must-Take Notice”), indicating that the 600 Must-Take Space shall be coming Available (as defined below in this Article 20) and indicating the date of the Anticipated 600 Must-Take Space Inclusion Date; it being understood and agreed that the 600 Must-Take Space Inclusion Date shall not occur earlier than the six (6) month anniversary of the date Landlord gives the 600 Must-Take Notice and in no event shall Landlord be entitled to give the 600 Must-Take Notice if such notice provides for an Anticipated 600 Must-Take Space Inclusion Date that is later than May 31, 2018. The date on which Landlord delivers to Tenant vacant and exclusive possession of the 600 Must-Take Space, with the Expansion Extension Work set forth in Exhibit B-1 in respect of the 600 Must-Take Space Substantially Completed and in broom-clean condition shall be referred to herein as the “600 Must-Take Space Inclusion Date”. Whichever of the 2nd Floor Premises or the 4th Floor Premises is not the 600 Must-Take Space pursuant to the terms of this Section 20(a) shall be herein called the “600 Offered Space”).

(b) Effective as of the 600 Must-Take Space Inclusion Date:

(i) (A) If the 600 Must-Take Space consists of the 4th Floor Premises, then the fixed rent payable under the Lease in respect of the 4th Floor Premises shall be an amount from the 600 Must-Take Space Inclusion Date equal to (A) $1,491,705.00 per annum [based on $45.00 per rentable square foot] ($124,308.75 per month) during the 600 1st Rental Period, if applicable, (B) $1,624,301.00 per annum [based on $49.00 per rentable square foot] ($135,358.42 per month) during the 600 2nd Rental Period, if applicable, (C) $1,756,897.00 per annum [based on $53.00 per rentable square foot] ($146,408.08 per month) during the 600 3rd Rental Period, and (D) $1,955,791.00 per annum [based on $59.00 per rentable square foot] ($162,982.58.00 per month) during the 600 4th Rental Period, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(B) If the 600 Must-Take Space consists of the 2nd Floor Premises, then the fixed rent payable under the Lease in respect of the 600 Must-Take Space if the 600 Must-Take Space is the 2nd Floor Premises shall be an amount from the 600 Must-take Space Inclusion Date equal to (A) $1,491,750.00 per annum [based on $45.00 per rentable square foot] ($124,312.50 per month) during the 600 1st Rental Period, if applicable, (B) $1,624,350.00 per annum [based on $49.00 per rentable square foot] ($135,362.50 per month) during the 600 2nd Rental Period, if applicable, (C) $1,756,950.00 per annum [based on $53.00 per rentable square foot] ($146,412.50 per month) during the 600 3rd Rental Period, and (D) $1,955,850.00 per annum [based on $59.00 per rentable square foot] ($162,987.50 per month) during the 600 4th Rental Period, payable at the times and in the manner specified in the Lease for the payment of fixed rent.

(ii) The 600 Must-Take Space shall consist of 33,150 rentable square feet for all purposes of the Lease if the 600 Must-Take Space consists of the 2nd Floor Premises and 33,149 rentable square feet for all purposes of the Lease if the 600 Must-Take Space consists of the 4th Floor Premises.

(iii) Tenant shall pay all additional rent in respect of the 600 Must-Take Space payable pursuant to the Original Lease, including Article Twenty-Four thereof, except that (A) “Base Real Estate Taxes” set forth in Section 24.3(h) of the Lease shall mean one-half of (x) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2012 and ending on June 30, 2013 plus (y) the R.E. Tax Share of the Real Estate Taxes for the Tax Year beginning on July 1, 2013 and ending on June 30, 2014, (B) “Base Com” set forth in Section 24.3(i) of the Lease shall mean the O.E. Share of the Cost of Operation and Maintenance for the Computation Year beginning on January 1, 2013 and ending on December 31, 2013, and (C) “Tenant’s Area” shall mean 33,150 rentable square feet if the 600 Must-Take Space is the 2nd Floor Premises and 33,149 rentable square feet if the 600 Must-Take Space is the 4th Floor Premises.

(iv) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the monetary obligations contained in the Lease (it being understood that so long as Tenant cures any such default and the Lease is not terminated due to such default, Tenant shall be entitled to the full amount of any abatement provided for herein in accordance with the provisions hereof), (x) Tenant’s obligation to pay fixed rent and additional rent for Taxes and Operating Expenses and all utility charges payable under the Lease other than any charge for electricity in respect of any portion of the 600

Must-Take Space (which annual charge for electricity shall equal the product of $0.55 multiplied by the number of rentable square foot in the 600 Must-Take Space) shall be abated for the period (the “600 Must-Take Space Free Rent Period”) commencing on the 600 Must-Take Space Inclusion Date and ending on the day preceding the 12 month anniversary of the 600 Must-Take Space Inclusion Date (the day immediately following the last day of the 600 Must-Take Space Free Rent Period shall be referred to herein as the “600 Must-Take Space Rent Commencement Date”) and (y) Tenant’s obligation to pay fixed rent with respect to the 600 Must-Take Space shall be abated for the period commencing on May 1, 2033 and ending on the Extended Expiration Date, both dates inclusive. The 600 Must-Take Space Free Rent Period shall be extended by the number of days during same that Tenant is entitled to an abatement of fixed rent during such 600 Must-Take Space Free Rent Period for any other reason under this Lease (e.g., due to casualty).

(c) Except as set forth below in Section 20(g), if the 600 Must-Take Space shall not be available for Tenant’s occupancy in the condition required hereunder on the anticipated 600 Must-Take Space Inclusion Date set forth in the 600 Must-Take Notice (the “Anticipated 600 Must-Take Inclusion Date”) for any reason, including the holding over of the prior tenant, then Landlord and Tenant agree that, other than as set forth in this Section 20(c), the failure to have the 600 Must-Take Space available for occupancy by Tenant shall in no way affect the validity of this Amendment or the Lease or the inclusion of the 600 Must-Take Space in the Premises or the obligations of Landlord or Tenant under the Lease, and for the purpose of this Section 20 the 600 Must-Take Space Inclusion Date shall be deferred to and shall be the date the 600 Must-Take Space is available for Tenant’s occupancy unleased and free of tenants or other occupants and in the condition required hereunder.

(d) Anything to the contrary herein notwithstanding, Landlord shall allow Tenant a credit in the amount (the “600 Must-Take Space Contribution”) obtained by multiplying (x) $75.00 by (y) the rentable square footage of the 600 Must-Take Space, which credit shall be utilized by Tenant in accordance with the terms of Section 7 hereof, as if any reference therein to the “Landlord Extension Contribution” shall mean the “600 Must-Take Space Contribution”. The 600 Must-Take Space Contribution shall be utilized by Tenant in connection with Alterations performed by Tenant in the 600 Must-Take Space following the 600 Must-Take Space Inclusion Date in accordance with the terms and provisions of the Lease, including Section 7 hereof, and for no other purposes (other than soft costs, as set forth in Section 7 of this Amendment). Notwithstanding anything to the contrary contained in this Amendment, any amount of the 600 Must-Take Space Contribution not requisitioned by Tenant by the date which is the third (3rd) anniversary of the 600 Must-Take Space Inclusion Date shall be retained by Landlord.

(e) Landlord shall not be obligated to perform any work with respect to the 600 Must-Take Space or make any contribution to Tenant to prepare the 600 Must-Take Space for Tenant’s occupancy, except for the Expansion Extension Work and work required by the terms of Section 6(f) above and the 600 Must-Take Space Contribution as set forth herein, if applicable; provided, however, nothing contained herein shall eliminate or reduce or modify Landlord’s ongoing repair, maintenance and/or restoration obligations and Landlord’s obligations regarding the provision of services to the 600 Must-Take Space, each as provided for in the Lease.

(f) Following the 600 Must-Take Space Inclusion Date, the 600 Must-Take Space shall be added to and be deemed to be a part of the Premises for all purposes of the Lease (except as otherwise provided in this Section 20). Landlord shall provide electricity and

HVAC to the 600 Must-Take Space on the same terms that Landlord is obligated to provide such services to the 3rd Floor Premises as detailed hereunder.

(g) (i) Except as otherwise expressly set forth in this Section 20, in no event shall Landlord be obligated to incur any fee, cost, expense or obligation, nor to prosecute any legal action or proceeding, in connection with the delivery of the 600 Must-Take Space to Tenant nor shall Tenant’s obligations under the Lease with respect to the Premises or the 600 Must-Take Space be affected thereby, except that if the prior tenant or occupant holds over in the 600 Must-Take Space beyond 45 days, Landlord shall at its expense commence and diligently prosecute appropriate proceedings to recover vacant possession of the 600 Must-Take Space. Except as otherwise expressly set forth herein, Landlord shall not be subject to any liability and the Lease shall not be impaired if Landlord shall be unable to deliver possession of the 600 Must-Take Space to Tenant on any particular date. Tenant hereby waives any right to rescind the Lease under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Section 20(h) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Landlord agrees that it shall not waive any rights it may have against any person or entity holding over in the 600 Must-Take Space, without any obligation to enforce any such rights.

(ii) (A) The above notwithstanding, if Landlord fails to deliver vacant possession of the 600 Must-Take Space in accordance with and in the condition required by the terms hereof prior to the earlier to occur of (a “Must Take Outside Delivery Date”) (1) May 31, 2018 or (2) the eighteen (18) month anniversary of the Anticipated 600 Must-Take Space Inclusion Date (time being of the essence with respect to such dates), then Tenant shall have the right, exercisable within thirty (30) days following the Must Take Outside Delivery Date, as its sole and exclusive remedy therefore (subject to the terms and conditions of Section 2(d) of this Amendment), to cancel the Lease in respect of the 600 Must-Take Space (such that this Section 20 shall thereafter be deleted herefrom) by giving notice of such cancellation to Landlord (a “600 Must-Take Termination Notice”), which notice shall be effective as of the date of such notice (the “Type A Must-Take Termination Date”) (it being understood and agreed that if Tenant fails to timely give such 600 Must-Take Termination Notice, such failure shall be deemed to be an election by Tenant to cancel the Lease in respect of the 600 Must-Take Space and the Type A Must-Take Termination Date shall be deemed to be the date which is thirty (30) days following the Must Take Outside Delivery Date).

(B) The above notwithstanding, if Landlord fails to give Tenant a Must-Take Notice by November 30, 2017 (time being of the essence with respect thereto), then this Lease with respect to the 600 Must-Take Space shall automatically be cancelled (such that this Section 20 shall thereafter be deleted therefrom), without any further action required of either party, effective as of December 1, 2017 (the “Type B Must-Take Termination Date”, and collectively with the Type A Must-Take Termination Date, referred to herein as the “600 Must-Take Termination Date”).

(h) “Available”, for the purposes of this Section 20 only, shall mean that at the time Tenant would lease the 600 Must-Take Space, the 600 Must-Take Space is not expected to be subject to the existing lease covering the 600 Must-Take Space. Notwithstanding any of the foregoing to the contrary, from and after the date hereof, Landlord shall not grant any rights of renewal or extension to the current tenant and occupant of the 600 Must-Take Space or grant to any tenant or other occupant of the 600 Building any expansion rights with respect to the 600 Must-Take Space except if such expansion rights are expressly made subordinate to the rights granted Tenant under this Amendment. Landlord hereby represents and warrants to Tenant that the scheduled expiration date of the current tenant’s lease covering both the 2nd Floor Premises and the 4th Floor Premises is September 30, 2016.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment by their respective duly authorized representatives as of the day and year first above written.

LANDLORD:

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Steven R. Wechsler
Name:	Steven R. Wechsler
Title:	Senior Managing Director

RCPI 30 ROCK 22234849, L.L.C.

By:	/s/ Steven R. Wechsler
Steven R. Wechsler
Senior Managing Director

TENANT:

LAZARD GROUP LLC

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Managing Director & General Counsel

EXHIBIT G

FORM OF EXISTING SNDA

LOAN NO. 783000001

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is dated as of the          day of                 , 2011, between Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as trustee for the registered holders of Commercial Mortgage Pass-Through Certificates, Series 2005 - Rock, acting through Wells Fargo Bank, National Association, as successor-by-merger to Wachovia Bank, National Association, as Servicer (“Lender”), having an address at                                                           and Lazard Group LLC, having an address at 30 Rockefeller Plaza, New York, NY 10112 (“Tenant”).

RECITALS

A. Tenant is the tenant under that certain Lease dated January 27, 1994, as amended by Supplemental Indenture dated as of April 30, 1994, Supplemental Indenture dated March 27, 1996, Amendment of Lease dated as of October 11, 1999, letter agreement dated as of September 5, 2000, letter agreement dated January 5, 2001, Second Amendment to Lease dated as of May 22, 2001, Third Amendment to Lease dated as of November 30 , 2010, letter agreement dated as of December 31, 2010, letter agreement dated as of January 21, 2011, letter agreement dated as of February 16, 2011 and Fourth Amendment to Lease dated as of February 16, 2011 (the “4th Amendment”) (as so amended, the “Aggregate Lease;” the portion of the Aggregate Lease that relates to the demised premises encumbered by the Mortgage (as hereinafter defined) shall be referred to as the “Lease”) with RCPI Landmark Properties, L.L.C. (“Landlord”) and RCPI 30 ROCK 22234849, L.L.C. each a Delaware limited liability company, of premises described in the Aggregate Lease (the portion of the demised premises encumbered by the Mortgage shall be referred to as the “Premises”) located in certain condominium units in the building known as 30 Rockefeller Plaza, and in certain office buildings known as 50 Rockefeller Plaza and 600 Fifth Avenue, each located in New York, New York (such condominium units and office buildings, including the Premises, are hereinafter referred to as the “Property”). The condominium units comprising the portions of the Premises in the building known as 30 Rockefeller Plaza and the condominium units which may be added to the Premises by reason of the operation of certain provisions contained in the Lease and which are subject to this Agreement are set forth on Exhibit A-1 annexed hereto and made a part hereof. The block and lot numbers for the building known as 50 Rockefeller Plaza are set forth on Exhibit A-2 annexed hereto and made a part hereof. The block and lot numbers for the building known as 600 Fifth Avenue are set forth on Exhibit A-3 annexed hereto and made a part hereof.

B. This Agreement is being entered into in connection with a mortgage loan (the “Loan”) made by Lender to Landlord, secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) recorded with the registry or clerk of the county in which the Property is located as CRFN no. 2005000326688 and which secures a loan in the original principal amount of $1,210,000,000.00; and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) which

H-1

is recorded with the registry or clerk of the county in which the Property is located as CRFN no. 2005000326691. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof. The provisions of this Section 1 to the effect that the Lease shall be “subject” to the Security Documents are intended to ensure the priority of the Security Documents over the Lease, but are not otherwise intended to deprive Tenant of any of its rights under the Lease, except as provided in this Agreement (e.g., any current or future provision of the Security Documents restricting the use of the Premises would not be binding upon Tenant if and to the extent that any such provision would diminish the rights of Tenant with respect to the use of the Premises as set forth in the Lease).

2. Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, or if Lender acquires the Property by deed-in-lieu of foreclosure, Lender shall not disturb Tenant’s rights of possession, use and quiet enjoyment of the Premises under the terms of the Lease, so long as Tenant is not in default beyond the expiration of any applicable notice and grace period of any term, covenant or condition of the Lease.

3. Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord (and Lender will accept such attornment and recognize Tenant as its tenant) under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement), and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease subject to Tenant’s rights and remedies thereunder, as same may be limited by the terms of this Agreement.

4. Upon such attornment, the Lease shall continue as a direct lease between Lender and Tenant upon all the terms and conditions thereof, except that Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a) subject to the provisions of Sections 4(b) and 4(d) hereof, liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent that (1) such act or omission constitutes a non-monetary default by

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Landlord under the Lease and continues after the date of attornment, (2) Lender receives notice thereof in accordance with Section 9 hereof and (3) Lender’s liability is limited to the effects of the continuation of such default after such date of attornment and shall not include any liability of any prior Landlord (including, without limitation, the then defaulting Landlord) which accrued prior to such date of attornment, or

(b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), other than with respect to the right of offset relating to “Landlord’s Extension Contribution” (as defined in the 4th Amendment) as expressly set forth in Section 7(c) of the 4th Amendment; provided, however, that Lender shall be subject to such defenses expressly provided in the Lease which have first accrued against Lender after it succeeds to the interest of Landlord under the Lease, including any relating to the failure of Lender to perform maintenance and repair of the Property to the extent required under the Lease. Notwithstanding the foregoing provisions of this Section 4(b) and anything contained in this Agreement to the contrary, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be subject to any abatement, defense or offsets relating to any obligation of Landlord to perform the “Extension Work” and/or the “Expansion Extension Work” (as such terms are defined in the Fourth Amendment) or any other tenant improvement work or tenant improvement allowance (other than with respect to Landlord’s Extension Contribution as set forth above) or any other work required to be performed by Landlord in connection with the delivery of the Premises or any portion thereof, whether such abatement, defense or offsets for the Extension Work, Expansion Extension Work or other work first accrued before or after Lender succeeds to the interest of Landlord under the Lease other than the abatement of rent and/or extension of “free rent” period remedies (the “Additional Abatement”) expressly set forth in the 4th Amendment relating to the failure by Landlord to perform on a timely basis the Extension Work and/or the Expansion Extension Work or to deliver all or any portion of the Premises and/or the Temporary Space within the time periods set forth in the 4th Amendment, or

(c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except if such prepayment is expressly required under the terms of the Lease for payment of estimated operating expenses and real estate taxes, or

(d) bound by any obligation to (i) make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest or, subject to Section 4(b) above, which relate to any acts or omission of any prior Landlord, (ii) make any payment at any time relating to any work allowance or contribution required to be made by Landlord to Tenant or (iii) perform the Extension Work and/or the Expansion Extension Work or any other tenant improvement work or any other work required to be performed by Landlord in connection with the Premises or any portion thereof (other than any obligations of Landlord relating to compliance with law, repair or maintenance, restoration after a casualty or condemnation; provided, however, that this clause (d) is not intended to modify any of tenant’s rights as set forth in Section 4(b) hereof, or

(e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f) bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender, provided, however, Lender’s consent shall not be

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required in connection with any surrender, termination, amendment or modification of the Lease which merely evidences Tenant’s exercise of any unilateral right or option Tenant may expressly have under the Lease which does not requires Landlord’s consent or the exercise of any right of termination which Tenant may have at law subject, however, in all events to the other provisions in this Section 4 and the terms of Section 6 hereof.

5. Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards; provided, however, that nothing contained in this Section 5 shall be deemed to diminish or otherwise modify the rights of Tenant expressly set forth in the Lease with respect to abatement of rent and the termination rights set forth therein relating to casualty or condemnation in the event that the real estate of which the Premises are a part are not restored in accordance with, and within the time periods set forth in, the Lease.

6. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. In addition to and not in limitation of the foregoing, Tenant shall give notice to Lender of any failure by Landlord to timely fund in accordance with the terms of the 4th Amendment any portion of Landlord’s Extension Contribution and such notice shall be given by Tenant not less ten (10) days before Tenant exercises any right of offset in connection therewith. Furthermore, Tenant shall use its good faith efforts to give notice to Lender of any failure by Landlord to timely complete the Extension Work and/or Expansion Extension Work or to deliver all or any portion of the Premises and/or the Temporary Space within the time periods set forth in the Fourth Amendment (each, a “Failure to Timely Deliver”), within ten (10) days after (i) any additional rent abatement period or the extension of any rent abatement period is triggered under the Lease or (ii) the right, if any, of Tenant to terminate the Lease or any portion thereof has been triggered under the 4th Amendment as a result of a Failure to Timely Deliver. The notice in the foregoing sentence shall indicate the specific floors which were not timely delivered and the date by which such floors were required to be delivered under the terms of the Lease. Subject to the terms of this Agreement, Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. In addition, no Landlord default under the Lease shall entitle Tenant to terminate the Lease or (other than as set forth in Section 5(e) of the Lease relating to only those floors in the Expansion Space (as defined in the Fourth Amendment) where Landlord has failed to timely deliver vacant possession of the applicable space to Tenant) to offset any amounts against the rent due thereunder: (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings

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under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence; provided, however, in no event shall such additional cure period exceed one hundred twenty (120) days after notice is given to Lender if such default is then materially and adversely affecting Tenant’s use and operations in the Premises. Lender shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure of the Security Instrument or to exercise any other remedies under the Security Documents. Nothing contained in this Section 6 shall be deemed to (x) delay the commencement of any rent abatement periods expressly set forth in the Lease or (y) extend any of the time periods set forth in the Lease, each with respect to the repair and restoration of the Property following a fire or other casualty. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to modify or amend the provisions in the Mortgage pertaining to casualty or condemnation.

7. Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises or otherwise succeeds to the interest of Landlord under the Lease. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Tenant shall have no responsibility to ascertain whether such notice by Lender is permitted under the Security Documents, or to inquire into the existence of an event of default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Lender, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

8. The Lease shall not be modified, amended, terminated or surrendered (except a modification, amendment, termination or surrender which merely evidences Tenant’s exercise of any unilateral right or option Tenant may expressly have under the Lease which does not require Landlord’s consent or the exercise of any right of termination which Tenant may have at law, subject, however, in all events to the provisions in Section 4 and Section 6 hereof) without Lender’s prior written consent in each instance. Notwithstanding the foregoing sentence, any right of termination of Tenant under the Lease shall be subject to and limited by the terms of Sections 4 and 6 hereof.

9. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses (or at such other address(es) as shall be given in writing by such party to the other party):

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If to Tenant:

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10020

Attention General Counsel

Copies to:

Haynes and Boone LLP

1221 Avenue of the Americas

New York, New York 10007

Attention Stuart Mass, Esq.

If to Lender:

Wells Fargo Bank

Commercial Mortgage Servicing

Duke Energy Center

550 S Tryon Street, 14th Floor

Charlotte, North Carolina 28202

MAC D1086-120

Deal Name: Series 2005 - Rock (Asset Manager)

Copies to:

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

Attention: Mitchell S. Kaplan, Esq.

10. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

11. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

12. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

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13. This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

14. Each party hereto represents that the person executing this Agreement on behalf of such party is authorized to do so and execution hereof is the binding act of such party enforceable against such party.

15. Any references in this Agreement to the Premises or the Property shall not include floors 48 and 49 of 30 Rockefeller Plaza or any other space (whether expansion, right of first offer or otherwise) that is covered by the Aggregate Lease but is not encumbered by the Mortgage (e.g., floors 22 and 23 of 30 Rockefeller Plaza) (collectively, the “Excluded Space”). Notwithstanding anything contained in this Agreement to the contrary, no abatement or offset right that may be granted under the Aggregate Lease and agreed to under this Agreement, including, without limitation, any abatement or offset right for Landlord’s Extension Contribution, shall be binding on Landlord and/or Lender to the extent it relates to the Excluded Space or any portion thereof or relates to acts or omissions of the landlord for the Excluded Space or any portion thereof.

16. The form of this Agreement shall not be deemed a “form SNDA” between Lender and Tenant, and Lender’s execution of this Agreement shall not be deemed an Agreement (expressed or implied) by Lender to execute any future Subordination, Non-Disturbance and Attornment Agreement in the form of this Agreement for any premises not part of the Property.

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Witness the execution hereof as of the date first above written.

LENDER: Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as trustee for the registered holders of Commercial Mortgage Pass-Through Certificates, Series 2005 - Rock

By:	Wells Fargo Bank, N.A., as successor by merger to Wachovia Bank National Association, as Servicer

Name:
Title:

TENANT:

LAZARD GROUP LLC

By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

RCPI LANDMARK PROPERTIES, L.L.C.

By:
Name:
Title:

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STATE OF NORTH CAROLINA	)
	)	SS.
COUNTY OF MECKLENBURG	)

On this          day of                 , 2011, personally appeared the above named                         , a                              of Wells Fargo Bank, N.A., and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public My commission expires:

STATE OF NEW YORK	)
	)	s.s.:
COUNTY OF NEW YORK	)

On this          day of                 , in the year 2011 before me, the undersigned, a Notary Public in and said State, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

9

STATE OF NEW YORK	)
	)	s.s.:
COUNTY OF NEW YORK	)

On this          day of                     , in the year 2011 before me, the undersigned, a Notary Public in and said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

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EXHIBIT H

FORM OF LANDLORD SNDA

THIS SUBORDINATION, NONDISTURBANCE, RECOGNITION AND ATTORNMENT AGREEMENT made as of this          day of             , 20 by and between RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company having an office at c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 (“Lessor”), and                                     , a                  corporation having an office at                                          (“Subtenant”);

W I T N E S S E T H:

WHEREAS, Lessor is (i) the owner of certain real property, together with the building and other improvements located thereon (collectively, the “Property”) located in the Borough of Manhattan, City, County and State of New York, commonly known as 30 Rockefeller Plaza, New York, New York and (ii) the landlord under that certain lease dated January 27, 1994, as amended by Supplemental Indenture dated as of April 30, 1994, Supplemental Indenture dated March 27, 1996, Amendment of Lease dated as of October 11, 1999, letter agreement dated as of September 5, 2000, letter agreement dated January 5, 2001, Second Amendment to Lease dated as of May 22, 2001, Third Amendment to Lease dated as of November 30, 2010 (the “Third Amendment”), letter agreement dated as of December 31, 2010, letter agreement dated as of January 21, 2011, letter agreement dated as of February 16, 2011 and Fourth Amendment to Lease dated as of February 16, 2011 (as so amended, the “Lease”) between Lessor and Lazard Group LLC (“Tenant”), demising a portion of the Property (the “Leased Premises”) (such lease, as the same may be amended or supplemented from time to time, the “Lease”); and

WHEREAS, Tenant and Subtenant have entered into an Agreement of Sublease (the “Sublease”) dated as of                 , 20     for a portion of the Leased Premises (the “Subleased Premises”); and

WHEREAS, Lessor and Subtenant wish to enter into this Agreement (i) to confirm the subordination of the Sublease to the Lease, (ii) to provide that Subtenant’s possession of the Subleased Premises will not be disturbed in the event of (x) the exercise of any of Lessor’s rights under the Lease or (y) a termination of the Lease, (iii) to provide that Subtenant will attorn to the Lessor and the Lessor will recognize Subtenant and (iv) to provide for certain other matters;

NOW, THEREFORE, in consideration of the premises and the execution of this Agreement by the parties, Lessor and Subtenant hereby agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

Lessor: The Lessor named herein, its successors and assigns.

Person: An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

2. Subordination. The Sublease and Subtenant’s interest thereunder is now and at all times shall continue to be subject and subordinate in each and every respect (except as

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otherwise expressly provided in this Agreement) to the Lease and to any and all renewals, amendments, modifications, supplements, extensions and replacements of the Lease; provided, that as between Tenant and Subtenant, nothing contained in this Agreement shall be deemed to affect the obligations of Tenant under the Sublease.

3. Non-disturbance. So long as the Sublease is in full force and effect and there exists no default under the Sublease that (i) continues beyond the expiration of any applicable notice and grace period and (ii) would permit Tenant to terminate the Sublease, (a) Lessor shall not terminate the Sublease nor shall Lessor disturb or affect Subtenant’s (or, with respect to any person or entity known to Lessor to be claiming through or under Subtenant such person or entity’s) leasehold estate, use and possession of the Subleased Premises in accordance with the terms of the Sublease or any rights of Subtenant (and any person or entity known to Lessor to be claiming through or under Subtenant) under the Sublease by reason of the subordination of the Sublease to the Lease or in any action or proceeding instituted under or in connection with the Lease, and (b) neither Subtenant nor any person or entity known to Lessor to be claiming through or under Subtenant shall be named or joined in any action or other proceeding to enforce or terminate the Lease unless such joinder shall be required by law, provided that such joinder shall not result in the termination of the Sublease or disturb the possession or use of the Subleased Premises by Subtenant or any person or entity known to Lessor to be claiming through or under Subtenant.

4. Attornment and Recognition. (a) If the Lease shall be terminated or the interest of Tenant under the Sublease shall be transferred to Lessor (x) Subtenant shall be bound to Lessor under all of the then executory terms, covenants and conditions of the Sublease (except as provided in Section 4(c) below) for the balance of the term thereof remaining with the same force and effect as if Lessor were the sublandlord under the Sublease, (y) Lessor shall recognize the rights of Subtenant under the Sublease and (z) the Sublease shall continue in full force as a direct lease between Subtenant and Lessor and the respective executory rights and obligations of Subtenant and Lessor, to the extent of the then remaining balance of the term of the Sublease, and except as otherwise provided in Section 4(c) below, shall be and are the same as set forth therein; provided that, Lessor shall not:

(i) be liable for any act or omission of or default by Tenant or any prior sublandlord under the Sublease except to the extent such act, omission or default is continued by Lessor and accrues during or is otherwise applicable to the period after the date that Tenant’s interest in such Sublease shall have been transferred to Lessor;

(ii) be subject to any credits, claims, setoffs or defenses which such subtenant might have against Tenant or any prior sublandlord as a result of any acts or omissions of Tenant or any prior sublandlord;

(iii) be, subject to clause (vi) hereinbelow, bound by any fixed rent, additional rent or other amounts which such subtenant may have paid to Tenant more than thirty (30) days in advance of the month to which such payments relate, and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment, except for payment of the first month’s fixed rent or basic rent upon the execution of such Sublease and prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of such Sublease;

(iv) be bound by any amendment, modification or cancellation of the Sublease or surrender of such subleased premises made without Lessor’s prior written consent (provided that communications between Tenant and such subtenant of an

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administrative nature relating to the ordinary course of operation or tenancy of the Subleased Premises that do not purport to be amendments or modifications of such Sublease and do not materially affect the rights of Tenant or Subtenant shall not be deemed amendments or modifications for purposes of the foregoing);

(v) be responsible for the making of repairs in or to the Real Property in the case of damage or destruction of the Real Property or any part thereof due to fire or other casualty occurring prior to the date Lessor succeeds to the interest of Tenant under such Sublease or by reason of a condemnation occurring prior to the date Lessor succeeds to the interest of Tenant under such Sublease unless Lessor shall be obligated under the Lease to make such repairs;

(vi) be obligated to make any payment to the Subtenant required to be made by Tenant except for (x) the timely return of any security deposit actually received by Lessor and (y) the credit or refund to the Subtenant as provided in the Sublease of any prepayment of rent or other charges paid by Subtenant if such prepayment is actually received by Lessor; and

(vii) be responsible for any obligation of Tenant to perform any improvement in the space affected by the Sublease in order to prepare the same for Subtenant’s occupancy thereof (excluding ongoing routine maintenance and repair obligations that arise from and after the transfer of the Sublease to Lessor).

(b) Subtenant hereby attorns to Lessor as its landlord, upon the terms and conditions herein set forth, said attornment to be effective and self-operative upon Lessor’s succeeding to the interest of Tenant under the Sublease without the execution of any further instruments.

(c) Notwithstanding anything to the contrary contained in this Agreement, effective as of the date on which Subtenant shall attorn to Lessor hereunder (the “Date of Attornment”) throughout the remainder of the term of the Sublease, if the rental (the “Sublease Rental”) payable under the Sublease in respect of fixed rent, escalation rent for real estate taxes and operating expenses shall be less, on a rentable square foot basis, than the sum of the Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment payable on a rentable square foot basis with respect to such space by Tenant under the Lease (the “Lease Rental”), then the rental payable under the Sublease per rentable square foot in respect of fixed rent, escalation rent for real estate taxes and operating expenses and additional rent for electricity shall be deemed to be increased for the remainder of the term of the Sublease, without any further action, to an amount equal to the Lease Rental per rentable square foot.

5. Covenant of Subtenant. Subtenant agrees for the benefit of Lessor that Subtenant will not pay any rent more than 30 days in advance of accrual, except for prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Sublease.

6. Intentionally omitted.

7. Representations and Warranties. Subtenant represents to Lessor that:

(a) The Sublease is in full force and effect and has not been modified.

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(b) No rent has been paid under the Sublease more than thirty (30) days in advance of accrual, except for prepayments of additional rent made on account of operating expenses and real estate taxes in accordance with the terms of the Sublease and except for the payment of the first month’s rent due under the Sublease.

(c) The address of the Subtenant for notices under the Sublease prior to taking possession of the Subleased Premises for the conduct of its business is as set forth in the preamble to this Agreement; thereafter the address of Subtenant for notices under the Sublease will be at the Property or such other address as Tenant may designate in writing to Lessor.

8. Letter of Credit. [The following provisions shall apply, if, but only if, Subtenant is required to deliver a letter of credit pursuant to Section 7.5(3) of the Lease in the amount of the greater of one year of the fixed rent plus one year of the additional rent for Taxes and Operating Expenses payable under the Lease in respect of the portion of the subleased space and one year of the fixed rent plus one year of the additional rent for Taxes and Operating Expenses payable under the sublease in respect of the subleased space.] Subtenant shall deliver to Lessor, upon Subtenant’s attornment to Landlord and as a condition of Lessor’s recognition of Subtenant pursuant to the terms hereof, a Letter of Credit (as hereinafter defined) in the amount specified in the Lease as a guaranty for the faithful performance and observance by Subtenant of the terms, covenants and conditions of the Sublease. The letter of credit shall be in the form of a clean, irrevocable, non-documentary and unconditional stand-by letter of credit (the “Letter of Credit”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the City of New York (the “Issuing Bank”) and in the event that the Issuing Bank is not located in the United States, the Letter of Credit shall be confirmed by any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the City of New York (the “Confirming Bank”), which, in each case, is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “A” or better by Moody’s Investors Service or “A” or better by Standard & Poor’s Rating Service, or, at Lessor’s option, a bank otherwise reasonably acceptable to Lessor. The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Subtenant and the Letter of Credit shall specify that it is transferable without charge to Landlord. If Landlord pays any such fees or charges, Subtenant shall reimburse Landlord therefor upon demand. The Letter of Credit and any confirmation thereof shall provide that it shall be automatically renewed (and confirmed, if required), without amendment or need for any other action, for consecutive periods of one year each thereafter during the term of the Sublease as the same may be extended (and in no event shall the Letter of Credit expire prior to the 45th day following the expiration date of the Sublease) unless the Issuing Bank or Confirming Bank sends duplicate notices (the “Non-Renewal Notices”) to Landlord by registered or certified mail, return receipt requested (one of which shall be addressed “Attention, Chief Legal Officer” and the other of which shall be addressed “Attention, Chief Financial Officer”), not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit or that the Confirming Bank has elected not to continue to confirm the Letter of Credit, as the case may be. The Issuing Bank shall agree with all beneficiaries, drawers, endorsers, transferees and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank (or Confirming Bank, if applicable) at an office location in New York, New York. The Letter of Credit shall be subject in

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all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590. If Subtenant exercises any option to extend the term of the Sublease pursuant to the Sublease, if any, then, not later than 90 days prior to the commencement of the renewal thereof, Tenant shall deliver to Landlord a new Letter of Credit or certificate of renewal or extension evidencing that the expiration date of the Letter of Credit is at least 45 days after the expiration of the renewal term.

(b) If (i) an event of default after notice and the lapse of time by Subtenant occurs in the payment or performance of any of the terms, covenants or conditions of this Sublease, including the payment of basic annual rent and additional rent, (ii) Subtenant fails to make any installment of basic annual rent and additional rent as and when due during the pendency of any insolvency or bankruptcy proceeding brought by or against Subtenant, (iii) Landlord receives a Non-Renewal Notice or (iv) the credit rating of the Issuing Bank has been downgraded below the rating specified above and Subtenant has failed to deliver a new Letter of Credit from a bank with a credit rating meeting the standard specified above and otherwise meeting the requirements set forth in this Section 8 within 30 days following notice from Landlord, Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, (x) to the extent required for the payment of any basic annual rent and additional rent or any other sum as to which Subtenant is in default including (a) any sum which Landlord may expend or may be required to expend by reason of Subtenant’s default, and/or (b) any damages to which Landlord is entitled pursuant to this Sublease, whether such damages accrue before or after summary proceedings or other reentry by Landlord and/or (y) as cash proceeds to guaranty Subtenant’s obligations under the Sublease, unless and until Subtenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 8, provided at such time no default or event of default with notice and/or the lapse of time by Subtenant has occurred and is continuing, in which event Landlord shall have no obligation to accept such substitute Letter of Credit and shall have the right to retain the cash proceeds. If Landlord applies any part of the cash proceeds of the Letter of Credit, Subtenant shall promptly thereafter amend the Letter of Credit to increase the amount thereof by the amount so applied or provide Landlord with an additional Letter of Credit in the amount so applied so that Landlord shall have the full amount thereof on hand at all times during the term of the Sublease. If Subtenant shall comply with all of the terms, covenants and conditions of the Sublease, the Letter of Credit or the cash proceeds thereof, as the case may be, shall be returned to Subtenant after the expiration date of the Sublease and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

(c) Upon a sale or other transfer of the Land or the Building, Landlord shall transfer the Letter of Credit or the cash proceeds to its transferee. With respect to the Letter of Credit, within 15 days after notice of such transfer, Subtenant, at its sole cost, shall (if required by Landlord) arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord. Upon such transfer, Tenant shall look solely to the new landlord for the return of the Letter of Credit or the cash proceeds and thereupon Landlord shall without any further agreement between the parties be released by Subtenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or the cash proceeds to a new landlord. Subtenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or the cash proceeds and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

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9. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Subtenant, Tenant and Lessor and their respective heirs, personal representatives, successors and assigns.

10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflict of laws.

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IN WITNESS WHEREOF, the parties have executed the foregoing agreement as of the day and year first hereinabove written.

Landlord

RCPI LANDMARK PROPERTIES, L.L.C.

By:
Name:
Title:

Subtenant

By:
Name:
Title:

ACKNOWLEDGMENTS TO BE ATTACHED

H-17

EXHIBIT I

CONDO RECOGNITION AND ATTORNMENT AGREEMENT

AGREEMENT (this “Agreement”) dated as of __, 2011, between the BOARD OF MANAGERS OF THE ROCKEFELLER CENTER TOWER CONDOMINIUM, a condominium organized pursuant to Article 9-B of the Real Property Law of the State of New York, having an office at 45 Rockefeller Plaza, New York, New York 10111 (the “Board”), and LAZARD GROUP LLC, having an office at 30 Rockefeller Plaza, New York, New York 10020 (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Amended and Restated Declaration Establishing a Plan For Condominium Ownership of the Rockefeller Center Tower Condominium (and the bylaws annexed thereto) dated as of July 17, 1996 (the “Declaration”), and recorded in the Office of the Register of The City of New York, New York County, in Reel 2348, Page 853, a plan was established under Article 9-B of the Real Property Law of the State of New York for condominium ownership of a portion of the block bounded by Rockefeller Plaza, Avenue of the Americas and West 49th Street and West 50th Street situate in the Borough of Manhattan, City and County of New York and in the building located thereon known as 30 Rockefeller Plaza (the “30 Building”), as 50 Rockefeller Plaza (the “50 Building”) and as 600 Fifth Avenue (the “600 Building”; and collectively with the 30 Building and 50 Building, the “Building”); such condominium (the “Condominium”) is known as The Rockefeller Center Tower Condominium; and

WHEREAS, by Lease dated January 27, 1994, as amended by Supplemental Indenture dated as of April 30, 1994, Supplemental Indenture dated March 27, 1996, Amendment of Lease dated as of October 11, 1999, letter agreement dated as of September 5, 2000, letter agreement dated January 5, 2001, Second Amendment to Lease dated as of May 22, 2001, Third Amendment to Lease dated as of November 30, 2010, letter agreement dated as of December 31, 2010, letter agreement dated as of January , 2011 and Fourth Amendment to Lease dated as of January , 2011 (said lease, as the same from time to time may be amended, being herein called the “Lease”), RCPI Landmark Properties, L.L.C. and RCPI 30 ROCK 22234849, L.L.C, each a Delaware limited liability company (“Landlord”), leases to Tenant certain space (herein called the “Premises”) in the 30 Building, 50 Building and the 600 Building. The condominium units comprising the portions of the Premises in the 30 Building and the condominium units which may be added to the Premises by reason of the operation of certain provisions contained in the Lease are set forth on Exhibit A annexed hereto; and

WHEREAS, the Lease provides that the Lease shall be and is subject and subordinate to the Declaration, subject to the provisions of said Article.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Tenant hereby confirms that the Lease and all of Tenant’s rights thereunder are and shall, subject to the terms hereof, be at all times and in all respects subject and subordinate to the Declaration and to all advances now or hereafter made by and sums payable to the Board thereunder.

2. Provided Tenant shall not be in default under the Lease or this Agreement beyond the applicable notice and grace periods provided therein with respect to the default in question as of the date the Board commences an action or proceeding to enforce the Declaration, (a) Tenant shall not be named as a party in any such action or proceeding to enforce the Declaration, unless such joinder shall be required under applicable law, and in which case the Board shall not seek affirmative relief from Tenant in such action or proceeding, nor shall the Lease be terminated nor Tenant’s possession, rights and privileges thereunder be disturbed in any such action or proceeding and (b) subject to the provisions of Section 4 of this Agreement, the Board will recognize the Lease and Tenant’s rights thereunder.

3. Upon the acquisition of the Premises by the Successor Landlord (as hereinafter defined) prior to the expiration of the Lease by reason of a termination of the Declaration or other acquisition of the Premises by the Successor Landlord (whether in connection with a proceeding under the United States Bankruptcy Code or any amendments, modifications or supplements thereto or replacements thereof (the “Code”) or otherwise), Tenant shall attorn to the Board or any other party acquiring said Premises or so succeeding to Landlord’s rights under the Lease by reason of the Board’s exercise of rights and/or remedies under the Declaration or otherwise (any such party, including the Board in such capacity, being the “Successor Landlord”) and shall recognize the Successor Landlord as its landlord under the Lease (and Successor Landlord shall recognize Tenant as its tenant under the Lease), and Tenant shall promptly execute and deliver any instruments that the Successor Landlord may reasonably request in writing to evidence further said attornment.

4. Upon such attornment, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all the terms and conditions thereof as are then applicable except that the Successor Landlord shall not be (a) liable for any previous act or omission of Landlord under the Lease (except to the extent such act or omission is a default under the Lease and continues beyond the date when such Successor Landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission to such Successor Landlord), (b) subject to any offsets, defenses, claims or counterclaims that Tenant may have against Landlord or any predecessor landlord, except (i) for offsets specifically identified in the Lease which have first accrued against the Successor Landlord after it succeeds to the interest of Landlord under the Lease (to the extent any such offsets shall not have already been recovered or realized by Tenant) or offsets specifically identified in the Lease which previously accrued under the Lease but Tenant was unable to realize the full benefit thereof despite exercising its rights under the Lease prior to Successor Landlord succeeding to the interest of Landlord under the Lease (to the extent any such offsets shall not have already been recovered or realized by Tenant), or in the case of amounts claimed to be payable by Tenant pursuant the Lease, the defense that Tenant has therefore made payment of an amount claimed to be due, but only if and to the extent that such amount has actually been received by Successor Landlord, and (ii) for defenses, claims or counterclaims provided in the Lease which first accrued against the Successor Landlord after it succeeds to the interest of Landlord under the Lease, (c) bound by any obligation to perform any work or to make improvements to the Premises or the Building except for (i) repairs and maintenance required to be made by Landlord under the Lease, and (ii) repairs to the Premises as a result of damage by fire or other casualty, or partial condemnation, pursuant to the provisions of the Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards actually made available to such Successor Landlord, (d) bound by any prepayment of more than one (1) month’s rent or other charges under the Lease unless such payment shall have been expressly approved in writing by the Board, except if such prepayment is expressly required under the terms of the Lease (including, without limitation, payment of estimated operating expenses and real estate taxes), (e) liable for any security deposit payable under the Lease unless such security deposit shall have been received by the Successor Landlord, or (f) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease unless approved in writing by the Board (to the extent such prior consent is required), which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, the Board’s consent shall not be required in connection with any surrender, termination, amendment or modification of the Lease which merely evidences Tenant’s exercise of any unilateral right or option Tenant may expressly have under the Lease which does not require Landlord’s consent subject, however, in all events to the other provisions in this Section 4 and the terms of Section 7 hereof.

5. The attornment provided for in Section 3 of this Agreement shall inure to the benefit of any Successor Landlord, shall be self-operative, and no further instrument shall be required to give effect to the attornment. Tenant, however, upon demand of any Successor Landlord, agrees to execute, from time to time, instruments in confirmation thereof, reasonably satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Subject to the terms of this Agreement, nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

6. Tenant certifies that as of the date hereof there are no known defaults on the part of the Landlord under the Lease, that the Lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the Premises, and that the Lease is in full force and effect. The Board certifies that as of the date hereof there are no known defaults of an obligation on the part of Landlord under the Declaration.

7. From and after the date hereof, Tenant shall send a copy of any notice of default which would entitle Tenant to terminate the Lease or notice in connection with the commencement of any action to terminate the Lease (whether in connection with a proceeding pursuant to the Code or otherwise) or similar statement under the Lease to the Board at the same time such notice or statement is sent to Landlord under the Lease. Such notices shall be sent by certified or registered mail, postage prepaid, return receipt requested, nationally recognized overnight courier making receipted deliveries, or shall be hand delivered to the Board at the Board’s address first set forth above (or at such other address as the Board shall specify in a written notice to Tenant at the address first specified above for Tenant). Any such notice of default shall be deemed to be given to the Board on the earlier of (a) the day of receipt (as evidenced by a receipt signed by the Board or the refusal to accept delivery by the Board) or (b) three (3) days after Tenant’s deposit of such notice in the mail, first class postage prepaid. With respect to the commencement by Tenant of any action to terminate the Lease by reason of a default of Landlord under the Lease, if the Board shall have notified Tenant within 30 days after receipt of the notice by Tenant with respect to such action that it intends to remedy such default, the Board shall have the right, but not the obligation, to cure any default on the part of Landlord that is the basis for such action within a reasonable time after receipt of the notice from Tenant with respect to such action so long as upon such notice from the Board, the Board commences such remedy and diligently prosecutes such remedy to completion (but in no event shall the Board have in excess of 90 days after receipt of the notice from Tenant with respect to such action to cure any default on the part of Landlord that is the basis for such action). The Board’s time to cure shall not be further extended on the basis of not having possession of the Premises, provided that notwithstanding anything to the contrary contained herein, if the Board determines to acquire the Premises prior to the expiration of the Lease by reason of a termination of the Declaration or other acquisition of the Premises by the Board, or to appoint a receiver, before it effectuates the cure of any default by Landlord under the Lease, the cure periods set forth above for defaults by Landlord shall be extended by up to 60 days during which acquisition proceedings or proceedings to appoint the receiver are conducted, as the case may be. Tenant shall have the right to change its address for notices by sending written notice thereof to the Board.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event a Successor Landlord shall acquire the Premises by reason of a termination of the Declaration prior to the expiration or earlier termination of the Lease or in the event of any other acquisition of the Premises by a Successor Landlord by reason of the Board’s exercise of rights and/or remedies under the Declaration (whether in connection with a proceeding pursuant to the Code or otherwise) prior to the expiration or earlier termination of the Lease, the Successor Landlord’s obligations under the Lease, as described herein, shall continue only during the period such Successor Landlord owns the Premises, and the respective limitations on the liability of such (and each) Successor Landlord shall be governed by the provisions of the Lease.

9. This Agreement may not be modified, amended or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

10. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed within such State. The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the laws of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the City, County and State of New York for the purposes of litigation with respect to this Agreement.

11. By signing below, each party to this Agreement represents that (a) it has full power and authority to execute this Agreement and to bind itself to performance hereunder and (b) the execution and delivery of this Agreement (1) have been duly authorized by all necessary acts on its part, (2) do not violate or conflict with its organizational documents, (3) do not conflict with any law or judgment of a government authority applicable to it and (4) do not result in the breach of or constitute a default under any agreement or other obligation to which it is a party.

12. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

13. The Board hereby agrees that notwithstanding anything to the contrary contained in the Declaration or this Agreement: (a) with respect to any rights of consent or approval that the Board may have with respect to the Premises and the Lease, if the Landlord gives its consent or approval in any instance pursuant to the Lease, then the consent or approval of the Board shall be deemed to have been given in such instance; and (b) where Landlord’s consent or approval is not required pursuant to the express provisions of the Lease to an action by Tenant, the Board’s consent or approval shall not be required in connection with such action by Tenant.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BOARD OF MANAGERS OF THE ROCKEFELLER CENTER TOWER CONDOMINIUM

By:
Name:
Title:

LAZARD GROUP LLC

By:
Name:
Title: